As filed with the Securities and Exchange Commission on February 12, 2013

Registration No.: 333-179466

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CALIFORNIA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	1000	83-0483725
(State or other jurisdiction of	(Primary Standard Industrial)	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

California Gold Corp.

4515 Ocean View Blvd., Suite 305

La Cañada, CA 91011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James D. Davidson

California Gold Corp.

4515 Ocean View Blvd., Suite 305

La Cañada, CA 91011

(818) 542-6891

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Adam S. Gottbetter, Esq.

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY 10022

(212) 400-6900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Shares(4)		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (7)
Secondary Offering common stock, par value $0.001 per share	38,739,129 shares	(1)	$0.064	(4)	$2,479,304	$284.13
	22,884,653 shares	(2)	$0.014	(5)	$320,385	$36.92
Primary Offering common stock, par value $0.001 per share	100,000,000 shares	(3)	$0.005	(6)	$500,000	$57.30
Total					$3,299,689	$378.15

(1)	Consists of 38,739,129 shares of our common stock issuable upon the exercise of outstanding warrants. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)	Consists of 22,077,588 issued and outstanding shares of our common stock and an additional 807,065 shares of our common stock issuable upon the exercise of outstanding warrants. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(3)	Consists of 100,000,000 shares which may be offered by the Registrant commencing promptly after effectiveness, on a continuous basis, at a fixed price.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price for 38,739,129 Secondary Offering shares are based on $0.064, the average of the high and low prices on the OTC Bulletin Board on February 9, 2012. The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price for 22,884,653 Secondary Offering shares are based on $0.014, the average of the high and low prices on the OTC Bulletin Board on July 23, 2012. The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

(6)	The price per share and aggregate offering price for the 100,000,000 Primary Offering shares are based on $0.005, the fixed price for these shares.

(7)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities we are registering on our behalf and the selling shareholders named in this prospectus may not sell the securities being registered on their behalf until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling shareholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 12, 2013

CALIFORNIA GOLD CORP.

Prospectus

61,623,782 Shares of Common Stock Offered by the Selling Shareholders

100,000,000 shares of Common Stock Offered by the Company

This prospectus relates to the resale from time to time of up to 22,077,588 shares of our issued and outstanding common stock and up to 39,546,194 shares of our common stock issuable upon the exercise of outstanding warrants by the selling shareholders of California Gold Corp., a Nevada Corporation, listed in this prospectus. The shares offered in this prospectus by the selling shareholders may be sold from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

We are registering the offer and sale of the common stock by the selling shareholders to satisfy registration rights we granted to the selling shareholders. The distribution of the shares by the selling shareholders is not subject to any underwriting agreement.

We will not receive any proceeds from the sale of the shares by the selling shareholders. However, we may receive the proceeds from the exercise of the warrants held by the selling stockholders, to the extent the warrants are not exercised on a cashless basis. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling shareholders will be borne by them.

In addition, we are selling up to 100,000,000 shares of our common stock at a price of $0.005 per share. We may retain the services of licensed broker/dealers and compensate these broker/dealers with a cash commission not to exceed 10% of the proceeds raised by the broker/dealer.  To the extent that our common stock is sold by our officers or directors, no commissions will be paid.

You should read this prospectus carefully before buying any of the securities being offered by us.

Our common stock is traded on the OTC Bulletin Board and on the OTC Markets QB tier under the symbol CLGL. On February __, 2013, the last reported sale price for our common stock was $ __ per share.

Investing in our common stock involves a high degree of risk. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 6 of this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The offering will continue until all 100,000,000 shares of common stock are sold, the expiration of 360 days from the date of this prospectus, which period may be extended for up to an additional 180  days in our discretion, or until we elect to terminate the Offering, whichever event occurs first. If all 100,000,000 shares are not sold within this period, the offering for the balance of the shares will terminate and no further shares will be sold. We are offering our shares on a best effort no minimum basis.

There is no assurance as to the amount of proceeds that we may raise in this offering.  We are not required to sell a minimum number of shares in this offering and there can be no guarantee we will sell any of our shares. There will be no escrow of investor funds.  We will have immediate access to the proceeds of this offering.

	Price to Investor	Commission (1)	Proceeds to the Company
Price per share	$0.005	-	$0.005
Maximum	$500,000	-	$500,000

(1)	There are no arrangements or plans to use underwriters or broker/dealers to offer our common stock. However, we reserve the right to utilize the services of licensed broker/dealers and compensate these broker/dealers with a commission not to exceed 10% of the proceeds raised.

This prospectus is dated _______ __, 2013

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) to:

•	register the resale of certain shares of our common stock by the selling stockholders named herein; and

•	register our offering of up to 100,000,000 newly issued shares of our common stock in an offering that will be commenced promptly, and will be made on a continuous basis at a price per share of $0.005.

We urge you to read carefully this prospectus, together with the information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus. Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided below in the “Description of Business” section, the risks of purchasing our common stock discussed under the “Risk Factors” section and our consolidated financial statements and the accompanying notes to the consolidated financial statements.

Unless the context indicates otherwise, all references herein to “California Gold,” “the Company,” “we,” “us” and “our” refer to California Gold Corp. and its subsidiaries.

Overview

We are an exploration stage mining company whose principal focus is the identification, acquisition and development of rare and precious metals mining properties in the Americas. We are still in the exploration stage and have not generated any revenues from our mining properties.

The Mexivada AuroTellurio Project

On February 11, 2011, we entered into a property option agreement (the “AuroTellurio Option Agreement”) with Mexivada Mining Corp. (“Mexivada”) to acquire up to an 80% interest in Mexivada’s La Viuda concessions comprising its AuroTellurio tellurium-gold-silver property (the “La Viuda Concessions,” the “AuroTellurio Property” or, the “Property”) south of Moctezuma, Sonora, Mexico.

The La Viuda Concessions cover approximately 18,840 acres (7,624 hectares) south of Moctezuma, Sonora Mexico, and comprise two exploration concessions granted by the Mexican government to a wholly owned subsidiary of Mexivada located in Mexico. These concessions are located less than a mile from the La Bambolla mine where gold-tellurium mineralization was discovered in the early 1900’s.  The La Viuda Concessions surround the La Bambolla mine area to the east and south and cover potentially mineralized areas over extensive, adjoining areas to the east, south and west. Historical data suggest that tellurium-gold mineralization at the La Bambolla mine occurs along a regional structural system extending into the La Viuda Concessions.

Under the terms of the agreement with Mexivada, we can acquire up to an 80% interest in the AuroTellurio Property by making certain cash payments and share issuances to Mexivada and incurring up to $3,000,000 in cumulative exploration expenditures on the Property over a four year period. We earned a 20% vested interest in the AuroTellurio Property in the first year of the AuroTellurio Option Agreement by investing $750,000 in an exploration program by August 28, 2012 and meeting the cash and share delivery requirements to Mexivada by that date. Although the terms of the agreement with Mexivada required that all conditions for the vesting of the first 20% interest in the AuroTellurio Property were to be met by August 4, 2012, Mexivada agreed to extend this deadline to August 28, 2012.

We will earn up to an additional 60% interest in the Property, in blocks of 20% each, by investing an additional $750,000 in the exploration program by August 4th of each of the following three years, or sooner, and meeting all of the other required terms of the AuroTellurio Option Agreement. Each 20% interest will vest earlier if each year’s cash and stock payments to Mexivada and $750,000 exploration expenditure investment are completed earlier than scheduled.

Although we are acquiring up to an 80% interest in the La Viuda Concessions from Mexivada, neither we nor Mexivada owns the land where the Property is located. We have entered into a surface rights agreement with the local landowner enabling us to begin our exploration program. This agreement is renewable through May 16, 2014. If we need additional time after that date to continue our exploration program or if we discover meaningful quantities of minerals on the Property, we will need to further extend the surface rights exploration agreement or enter into additional agreements (whether lease or purchase) with the landowner to enable us to mine such minerals. There can be no assurance that the landowner will agree to such further agreements or, if he does, that they will be on terms economically acceptable to us. If we cannot reach agreement with the land owner with respect to our future exploration or potential mining activities, we would not be able to continue with the AuroTellurio project, our business plan would be negatively impacted and our business prospects would be damaged.

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First Closing under the AuroTellurio Option Agreement

On August 4, 2011, we conducted our first closing with Mexivada (the “First Closing”) at which time we issued to Mexivada 250,000 shares of our restricted common stock and paid to Mexivada $10,000, completing our initial cash payments to Mexivada of $30,000.  In exchange, we received from Mexivada four fully executed title deeds, each transferring to us a twenty percent (20%) interest in the La Viuda Concessions.  We will hold these title deeds in escrow until we meet the terms of the agreement with Mexivada for the vesting of each twenty percent (20%) interest.  At that time, the relevant title deed will be released to us from escrow and filed with the Ministry of Mines in Mexico, to evidence our ownership in that specific twenty percent interest in the Property.

In addition to the cash payment and stock issuance made at the First Closing, assuming we exercise our right to acquire each of the four twenty percent interests in the AuroTellurio Property, we will pay Mexivada an additional $40,000 upon the first anniversary of the First Closing, $50,000 upon the second anniversary of the First Closing, $70,000 upon the third anniversary of the First Closing and $100,000 upon the fourth anniversary of the First Closing, for an aggregate total of $290,000.  We will also issue to Mexivada 250,000 additional shares of our restricted common stock upon the first anniversary of the First Closing, 300,000 additional shares upon the second anniversary of the First Closing, 350,000 additional shares upon the third anniversary of the First Closing and 500,000 additional shares upon the fourth anniversary of the First Closing, for an aggregate total of 1,650,000 shares.

Vesting of First 20% Interest in the La Viuda Concessions

On August 10, 2012, we made a payment to Mexivada of $40,000 and on August 28, 2012, we issued to Mexivada 250,000 shares of our restricted common stock. Although the terms of the Aurotellurio Option Agreement required that all conditions for the vesting of the first 20% interest in the AuroTellurio Property were be met by the one year anniversary of the First Closing, that is, by August 4, 2012, Mexivada agreed to extend this deadline to August 28, 2012. Having met all the required conditions for the vesting of the first 20% interest in the La Viuda Concessions under the AuroTellurio Option Agreement, as modified by agreement with Mexivada and including the required exploration program expenditure of $750,000, the first 20% interest in the La Viuda Concessions vested in us as of August 28, 2012. We have made the appropriate filings with the Ministry of Mines in Mexico recording this 20% interest in our name.

Additionally, as of August 28, 2012, we had expended approximately $339,000 in Mexivada approved exploration expenses towards the second 20% interest in the La Viuda Concessions and, as of this date, we have expended an aggregate of $605,000 in exploration program costs towards the second 20% interest.

Our AureTellurio Exploration Program

We have completed the majority of our Phase 1 of our exploration program including mapping, trenching and sampling programs as well as gravity and magnetic geophysical surveys at the AuroTellurio Property.  We have a surface rights agreement with the land owner in Moctezuma, where the La Viuda Concessions are located, to allow us to conduct our exploration of the La Viuda Concessions. Our initial exploration activities have enabled us to delineate two primary drilling areas on the Property. In preparation for an initial, Phase I, 2,350-meter drilling program that is now planned for early 2013 and to better define the configuration of the targets we have identified, we conducted additional geophysical tests using high resolution resistivity imaging techniques. Geologic mapping and sampling on the Property confirmed that the regional structure hosting the tellurium-gold vein system at La Bambolla extends onto the Property. Our current understanding, based on geological interpretation of the existing data, is that ore-grade tellurium-gold mineralization is highly likely to exist at depth within our La Viuda 1 concession. We are working to further evaluate this potentially mineralized area and to pinpoint exploratory drilling targets.

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Capital Needs

As further discussed below under “Management’s Discussion and Analysis of Financial Condition and Results of Operations, ” in July 2011, we completed the final closing of a private placement (the “2010/2011 Private Placement”), in which we sold an aggregate of 77,478,258 units (the “Units”) of our securities for gross proceeds of $1,936,956, at an offering price of $0.025 per Unit. As a result of the 2010/2011 Private Placement, we had sufficient funds to meet our first year requirements under the AuroTellurio Agreement, including the requirement that we invest $750,000 in the exploration program.  If we determine to proceed with the exploration of the AuroTellurio Property after the first year, we will be required to invest up to an additional $2,250,000 in the exploration program during the following three years. We will also be required to pay Mexivada up to a total of $290,000 in additional cash payments. We have determined to proceed with the second year commitments to earn a second 20% interest in the AuroTellurio Property, which will require a $750,000 investment in the second year exploration program at the La Viuda Concessions. We have already been credited by Mexivada with approximately $339,000 in approved exploration expenditures towards the second year commitment; however, we will need to spend at least an additional $350,000 on our Phase I drilling program. We do not have the capital at this time to begin the drilling program or to continue with the remaining exploration program expenditures and we will have to raise these amounts, plus additional amounts for general working capital purposes, in the capital markets. We plan to seek to raise additional capital through additional sales of our equity or debt securities, including through the proposed sale of up to 100,000,000 shares of our common stock pursuant to this prospectus.  There can be no assurance, however, that we will be able to sell any or all of these shares or that other sources of financing will be available to us or, if available, that it will be available on terms acceptable to us and that it will be sufficient to fund our expected needs.  If we are unable to obtain sufficient financing, we may not be able to continue with our exploration and development plans for the AuroTellurio Property, including our Phase I drilling program, make additional acquisitions or meet our ongoing operational working capital needs. We raised an additional $170,000 for general working capital in March 2012 through the sale of shares of our common stock and warrants. This offering is discussed in more detail below.

About This Offering

This prospectus relates to the public offering, which is not being underwritten, of up to 22,077,588 shares of our common stock outstanding and 39,546,194 shares of our common stock issuable upon the exercise of our outstanding warrants (described under “Selling Stockholders” below) by the selling stockholders listed in this prospectus.  This prospectus shall also cover any additional shares of our common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

The shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.  We will receive none of the proceeds from the sale of the shares by the selling stockholders.  However, we may receive the proceeds from the exercise of the warrants held by the selling stockholders, to the extent the warrants are not exercised on a cashless basis. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

The number of outstanding shares being offered by the selling stockholders (22,077,588) pursuant to this prospectus (not including the shares issuable upon exercise of our outstanding warrants) represents approximately 19.2% of our outstanding shares of common stock (115,201,260) as of February 12, 2013. The number of shares being offered by the selling stockholders pursuant to this prospectus (including the shares issuable upon exercise of our outstanding warrants) (61,623,782) represents approximately 39.9% of our outstanding shares of common stock (154,747,454) as of February 12, 2013, including, for purposes of this calculation, that the 39,546,194 shares that may be sold by the selling stockholders in the offering which are issuable upon exercise of warrants described above are deemed outstanding upon completion of the offering. The 100,000,000 shares that may be sold by us, given that there is no required minimum for the offering of these shares, are not deemed outstanding for purposes of this percentage calculation.

This prospectus also relates to our offering up to 100,000,000 shares of our common stock in an offering that will be commenced promptly, and will be made at a price of $0.005 per share. We are not required to sell a minimum number of our shares in this offering and there can be no guarantee we will sell any of our shares.

Company History

We were incorporated on April 19, 2004, as Arbutus Resources Inc., under the laws of the state of Nevada. We were organized to be engaged in the acquisition and exploration of mineral properties. We acquired a 100% undivided right, title and interest in and to twenty cells, known collectively as the Green Energy Claims, located 61 km southwest of the City of Williams Lake in South Central British Columbia, Canada. By April 30, 2007, we had not earned any revenues, and, not having sufficient funds to commence exploration on our Green Energy Claims, we determined to seek a joint venture partner or other business option to continue operating as a viable public company.

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On July 11, 2007, we merged with Cromwell Uranium Holdings, Inc. (“Holdings”), a Uranium exploration mining company. On June 15, 2007, we changed our name to Cromwell Uranium Corp. in anticipation of the merger. Pursuant to the merger, Holdings became our wholly owned subsidiary, we transferred our Green Energy Claims to a newly-formed subsidiary and we sold all of the capital stock of that subsidiary to our former directors. As a result of developments in the public capital markets as well as conditions in the mining industry, among other factors, effective August 8, 2007, we and the principals of Holdings unwound the merger and on August 9, 2007, we changed our name to US Uranium Inc. Since that unwinding, we have been searching for an appropriate business opportunity in the precious metals mining sector.

On March 9, 2009, we changed our name to California Gold Corp. We have a January 31 fiscal year. Our corporate offices are located at 4515 Ocean View Boulevard, Suite 305, La Canada, CA 91011 and our phone number is (818) 542-6891.

Summary Financial Information

The following tables summarize historical financial data regarding our business and should be read together with the information in the section title “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in this prospectus.

	Year Ended January 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
			(unaudited)	(unaudited)
Statements of Operations Data

Revenues	$-	$-	$-	$-
Loss from operations	$(1,297,582)	$(542,208)	$(1,083,809)	$(990,122)
Net income (loss)	$(262,818)	$(1,615,423)	$756,192	$(298,424)
Net income (loss) per common share - basic and diluted	$(0.00)	$(0.03)	$0.01	$(0.00)
Statements of Cash Flows Data

Net cash used in operating activities	$(817,764)	$(307,575)	$(572,073)	$(581,546)
Net cash used in investing activities	$(18,809)	$(20,000)	$(40,000)	$(18,809)
Net cash provided by financing activities	$396,500	$1,595,456	$168,250	$396,500
Cash and cash equivalents, end of period	$828,181	$1,268,254	$384,358	$1,064,399

	At January 31,		At October 31,
	2012	2011	2012	2011
			(unaudited)	(unaudited)
Balance Sheet Data

Total current assets	$861,644	$1,302,038	$407,166	$1,089,118
Total assets	$917,009	$1,322,038	$504,960	$1,144,924
Total current liabilities	$1,869,933	$2,387,649	$273,898	$2,215,951
Total liabilities	$1,869,933	$2,387,649	$273,898	$2,215,951
Total stockholders’ equity (deficit)	$(952,924)	$(1,065,611)	$231,062	$(1,071,027)

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THE OFFERING

Common stock currently outstanding:	115,201,260 shares (1)

Common stock offered by the selling stockholders:	61,623,782 shares (2)

Common stock offered by the Company:	Up to 100,000,000 shares

Company offering price per share:	$0.005

Common stock outstanding after the offering:	154,747,454 shares (3)

Use of proceeds:

We will not receive any of the proceeds from the sales of our common stock by the selling stockholders. However, we may receive the proceeds from the exercise of the warrants held by the selling stockholders, to the extent the warrants are not exercised on a cashless basis.

There is no minimum number of shares of our common stock that we must sell and no guarantee that we will sell any of our shares. Therefore, we cannot estimate net proceeds from the sale by us of our common stock in this offering.

We anticipate that any net proceeds from our sale of common stock will be applied towards the second year exploration expenditure requirements at the La Viuda Concessions, and used for general corporate purposes and working capital. We may invest the net proceeds temporarily in our discretion in money market accounts bearing interest at prevailing rates until allocated to the use of proceeds specified herein.

Market for common stock:	Our common stock is quoted on the Over-The-Counter Bulletin Board (the “OTCBB”) and on the OTC Markets QB tier under the symbol “CLGL”.

Risk Factors:	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 6 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	As of February 12, 2013.
(2)	Consists of 22,077,588 shares of common stock issued and outstanding and 39,546,194 shares of common stock issuable upon the exercise of outstanding warrants.
(3)	Includes 39,546,194 shares of common stock issuable upon the exercise of outstanding warrants. There is no minimum number of shares of our common stock that we must sell and no guarantee that we will sell any of our shares. Therefore, we do not include in this number any shares of our common stock to be offered by us under this prospectus.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects, revenues, income and capital spending. We generally identify forward-looking statements with the words “believe,” “intend,” “expect,” “seek,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” or their negatives, and other similar expressions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, financial results and project developments and acquisitions or to our expectations regarding future industry or economic trends are forward-looking statements.

These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect many estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” section and elsewhere in this prospectus. All forward-looking statements are based upon information available to us on the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf.

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RISK FACTORS

An investment in shares of our common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should participate in this offering.

RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

We are an exploration stage company with no history of operations and no current revenues. Our business plan depends on our ability to explore for and develop mineral reserves and place any such reserves into extraction. Because we have a limited operating history, it is difficult to predict our future performance.

Although we were formed in April 2004, we have been and continue to be an exploration stage company. Therefore, we have limited operating and financial history available to help potential investors evaluate our past performance and the risks of investing in us. Moreover, our limited historical financial results may not accurately predict our future performance. Companies in their initial stages of development present substantial business and financial risks and may suffer significant losses. As a result of the risks specific to our new business and those associated with new companies in general, it is possible that we may not be successful in implementing our business strategy.

We have generated no revenues to date and do not anticipate generating any revenues for the foreseeable future. Our activities to date have been limited to capital formation, organization, and development of our business. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our success is significantly dependent on a successful exploration, mining and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate exploitable quantities of mineral resources or operate on a profitable basis. We are in the exploration stage and potential investors should be aware of the difficulties normally encountered by enterprises in the exploration stage. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complication, and delays frequently encountered in connection with an exploration stage business, and the competitive and regulatory environment in which we will operate, such as under-capitalization, personnel limitations, and limited revenue sources. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in us.

We have not generated any revenues from operations. We have a history of losses and losses are likely to continue in the future.

We have not generated any revenues from operations. Our net loss for the fiscal year ended January 31, 2012 and 2011 totaled $262,818 and $1,615,423, respectively. We had net loss of $51,680 for the three months ended October 31, 2012, compared to net loss of $132,076 for the same period in 2011. We had net income of $756,192 for the nine months ended October 31, 2012, compared to net loss of $298,424 for the nine months ended October 31, 2011. Net income recognized by the Company during the nine months ended October 31, 2012 resulted primarily from the unrealized gain on derivative instruments of $1,839,763, which was recorded as a component of non-operating income. Cumulative losses since inception to October 31, 2012 totaled $2,365,729. We have incurred significant losses in the past and we will likely continue to incur losses in the future unless our exploration program proves successful. Even if our exploration program identifies tellurium, gold, silver or other mineral reserves, there can be no assurance that we will be able to commercially exploit these resources, generate any revenues or generate sufficient revenues to operate profitably.

We have no history as a mining company.

We have no history of earnings or cash flow from mining operations. If we are able to proceed to production, commercial viability will be affected by factors that are beyond our control such as the particular attributes of the deposit, the fluctuation in metal prices, the cost of construction and operating a mine, prices and refining facilities, the availability of economic sources for energy, government regulations including regulations relating to prices, royalties, restrictions on production, quotas on exploration of minerals, as well as the costs of protection of the environment.

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Exploring for rare metals such as tellurium and precious metals such as gold and silver is an inherently speculative business and there is substantial risk that our business could fail.

Exploring for rare and precious metals is a business that by its nature is very speculative. There is a strong possibility that we will not discover any tellurium (or gold or silver) which can be mined at a profit. Even if we do discover tellurium or precious metal deposits, the deposits may not be of the quality or size necessary for us to make a profit from actually mining them. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, geological formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of rare and precious metal deposits. Because of these and other factors, we can make no assurances that we will be successful in our business.

If we fail to make required payments on our mineral properties, we could lose our rights to the properties.

We have entered into the AuroTellurio Option Agreement with Mexivada to acquire up to an 80% interest in the AuroTellurio Property. To acquire each 20% block of interest, we need to make certain annual cash payments to Mexivada and invest US $750,000 each year, by August 4th of each year, for four years, in an exploration program for the Property. If we fail to make these payments or investments, we may lose our right to acquire these interests in the Property. Although we have made the required payments and investments to acquire the first 20% block of interest, there can be no assurance that we will have the funds to acquire any additional interest in the Property.

We will need to obtain additional financing to fund our exploration program and the acquisition of the remaining 60% interest in the Property.

As a result of the closing of our 2010/2011 private placement (discussed below), we had sufficient funds to finance the first year (US $750,000) of our La Viuda Concessions exploration program under the Mexivada AuroTellurio Option Agreement, which triggered the vesting in us of the first 20% interest in the Property. We do not have sufficient capital, however, to fund years two through four of our exploration program as it is currently planned (US $750,000 per year), to enable us to acquire up to an additional 60% interest in the Property, or to fund the acquisition and exploration of new properties. We estimate that we will need to raise at least an additional US $4 million to pay for years two through four of our exploration program, as it is currently planned and described in this prospectus, and our estimated administrative expenses, lease payments and estimated claim maintenance costs.  We may be unable to secure such additional financing on terms acceptable to us, or at all, at times when we need such financing. Our inability to raise additional funds on a timely basis could prevent us from achieving our business objectives and could have a negative impact on our business, financial condition, results of operations and the value of our securities.  If we raise additional funds by issuing additional equity or convertible debt securities, the ownership percentages of existing shareholders will be reduced and the securities that we may issue in the future may have rights, preferences or privileges senior to those of the current holders of our Common Stock. Such securities may also be issued at a discount to the market price of our Common Stock, resulting in possible further dilution to the book value per share of Common Stock. If we raise additional funds by issuing debt, we could be subject to debt covenants that could place limitations on our operations and financial flexibility.

We do not own the land over which the La Viuda Concessions are located.

Although we are acquiring up to an 80% interest in the La Viuda Concessions from Mexivada, neither we nor Mexivada owns the land where the Property is located. We have entered into a surface rights agreement with the local landowner enabling us to begin our exploration program. If we discover meaningful quantities of minerals on the Property, however, we will need to enter into additional agreements with the landowner to enable us to mine such minerals. There can be no assurance that the landowner will agree to such further agreements or, if he does, that they will be on terms economically acceptable to us. If we cannot reach agreement with the land owner with respect to our future exploration or potential mining activities, we would not be able to continue with the AuroTellurio project, our business plan would be negatively impacted and our business prospects would be damaged.

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There are no confirmed mineral deposits on the Property from which we may derive any financial benefit.

Neither the Company nor any independent geologist has confirmed commercially viable mineable deposits of tellurium, gold, silver or other minerals on the Property and there can be no assurances that there are such deposits on the Property.

We are uncertain as to whether our exploration for tellurium or other mineral resources on the Property will lead to meaningful results.

Resources are non-renewable and the exploration of new potential resources is crucial to a mining enterprise. Exploration of mineral resources is speculative in nature, so substantial expenses may be incurred from initial exploration to drilling to production. Tellurium is the ninth rarest element on earth and there are very few tellurium mines in operation around the world today. Although tellurium has been found on adjacent concessions and mined in the past to a limited extent, there is no assurance that exploration on the La Viuda Concessions will lead to the discovery of economically feasible quantities of tellurium (or gold or silver) or result in the mining of such elements and the generation of revenues. The exploration of the La Viuda Concessions is currently our only business. If we fail to discover economically viable quantities of tellurium (or gold or silver) on the Property, our current business plan will have failed and we may not be able to continue operations.

There is no assurance that we can establish the existence of any mineral reserves on the Property in commercially exploitable quantities.

We have not established that the La Viuda Concessions contain any meaningful levels of tellurium or other mineral reserves. A mineral reserve is defined by the SEC in its Industry Guide 7 as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. There can be no assurance that we will ever establish any mineral reserves.

(See http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7.)

We will be relying on independent analysis to evaluate the Property and structure and carry out our planned exploration activities.

We will rely on independent geologists to engage in field work at the Property, to analyze our prospects, plan and carry out our exploration program, including an exploratory drilling program, and to prepare resource reports on our La Viuda Concessions. While these geologists rely on standards established by various licensing bodies, there can be no assurance that their estimates or results will be accurate. Analyzing drilling results and estimating reserves or targeted drilling sites is not a certainty. Miscalculations and unanticipated drilling results may cause the geologists to alter their estimates. If this should happen, we may have devoted resources to areas where resources could have been better allocated, and as a result, our business could suffer.

There is no assurance that we can establish successful mining operations.

Even if we do eventually discover a meaningful tellurium or other mineral reserve on the Property, there can be no assurance that we will be able to develop the Property into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines. Furthermore, we cannot be sure that an overall exploration success rate or extraction operations within a particular area will ever come to fruition and, in any event, production rates inevitably decline over time.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

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We will require additional capital to develop producing mines if we find commercial quantities of minerals.

If we do discover tellurium or other mineral resources in commercially exploitable quantities on the La Viuda Concessions, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations. Nor can there be any assurance that we will be able to raise the funds required for development on a timely basis.

We have raised some capital to date, including through the sale of equity securities, but we currently do not have any contracts or firm commitments for additional financing. There can be no assurance that additional financing will be available in amounts or on terms acceptable to us, if at all. An inability to obtain additional capital would restrict our ability to grow and could diminish our ability to continue to conduct our business operations. If we are unable to obtain additional financing, we will likely be required to curtail exploration and development plans and possibly cease operations. Any additional equity financing may involve substantial dilution to then existing shareholders.

It is possible investors may lose their entire investment in us.

Prospective investors should be aware that if we are not successful in our endeavors, your entire investment in us could become worthless. Even if we are successful, in identifying mineral reserves that can be commercially developed, there can be no assurances that we will generate any revenues and our losses will continue.

Mineral operations are subject to applicable law and government regulation which could restrict or prohibit the exploitation of any mineral resource that we might discover.

Both mineral exploration and extraction require permits from various Mexican governmental authorities, whether federal, state or local, and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on the Property at economically viable costs.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues.

Our operations will be subject to extensive and complex federal and state laws and regulations in Mexico. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions or cease and desist orders. While we believe that we are currently compliant with applicable rules and regulations, if there are changes in the future, there can be no assurance that we will be able to comply in the future, or that future compliance will not significantly adversely impact our operations.

Mineral exploration and development is subject to extraordinary operating risks which we do not currently insure against.

Mineral exploration, development and production involve many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our Company.

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Fluctuation in the market price of tellurium and other rare and precious metals may significantly affect the results of our operations.

If we are successful in the future in mining commercial quantities of tellurium or other precious metals, the results of our operations will be significantly affected by the market price of such metals, which are subject to substantial price fluctuations. Our earnings will be particularly sensitive to changes in the market price of tellurium, gold, and other metals that we might sell. Market prices can be affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, supply and demand, substitution of new or different products in critical applications, expectations with respect to the level of fossil fuel prices, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of our exploration program, cannot accurately be predicted. If prices should decline below our cash costs of production and remain at such levels for any substantial period, we could determine at a particular point in time in the future that it might not be economically feasible to begin or continue commercial production activities.

Because tellurium is rare and its applications highly specific, there are no known hedging tools to utilize to protect us against price fluctuation. As such, our future ability to protect our operations against rare and precious metal price fluctuations is minimal.

The mining industry is highly competitive, and we face competition from many established domestic and foreign companies. We may not be able to compete effectively with these companies.

The markets in which we operate are highly competitive. The mineral exploration, development, and production industry is largely un-integrated. We compete against numerous well-established national and foreign companies in every aspect of the mineral mining industry. Some of our competitors have longer operating histories and greater technical facilities, and significantly greater recognition in the market and financial and other resources, than we have. We may not compete effectively with other exploration companies in locating and acquiring mineral resource properties, and customers may not buy any or all of the mineral products that we expect to produce. Additionally, we may not be able to compete with competitors located in developing countries such as China, where production costs may be lower.

Because of growing demand for rare and precious metals, we may be subject to more competition in the near future.

The forecasted growth in demand for rare metals, including tellurium which is used by the solar power industry, is expected to attract more mining companies and metal refiners into this industry and increase competition. Competition could arise from certain manufacturers, including First Solar, who use tellurium in their products and who decide to backwards integrate. We may not be able to compete with these new entrants in the market.

Compliance with environmental and other government regulations could be costly and could negatively impact production.

Our operations are subject to numerous federal, state and local laws and regulations in Mexico governing the operation of our business and the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may:

•	require that we acquire permits before commencing extraction operations;

•	restrict the substances that can be released into the environment in connection with mining and extraction activities;

•	limit or prohibit mining activities on protected areas such as wetland or wilderness areas; and

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•	require remedial measures to mitigate pollution from former operations, such as dismantling abandoned production facilities.

Under these laws and regulations, we could be liable for personal injury and clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We do not believe that insurance coverage for environmental damages that occur over time is available at a reasonable cost, and we do not maintain any such insurance. Also, we do not believe that insurance coverage for the full potential liability that could be caused by sudden and accidental environmental damages is available at a reasonable cost. Accordingly, we may be subject to liability or we may be required to cease operations including production (subsequent to any commencement) on the Property in the event of environmental damages.

We may have difficulty managing growth in our business.

Because of the small size of our business, growth in accordance with our long-term business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we increase our activities with respect to the La Viuda Concessions, there will be additional demands on our financial, technical, operational and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of required personnel could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

If we are unable to keep our key management personnel, then we are likely to face significant delays at a critical time in our corporate development and our business is likely to be damaged.

Our success depends upon the skills, experience and efforts of our management and other key personnel, including our Chief Executive Officer and Chief Operating Officer. As a relatively new company, much of our corporate, scientific and technical knowledge is concentrated in the hands of a few individuals. We do not have employment agreements with our Chief Executive Officer or Chief Operating Officer. Nor do we maintain key-man life insurance on these persons. The loss of the services of one or more of our present management or other key personnel could significantly delay our exploration and development activities as there could be a learning curve of several months or more for any replacement personnel. Furthermore, competition for the type of highly skilled individuals we require is intense and we may not be able to attract and retain new employees or contractors of the caliber needed to achieve our objectives. Failure to replace key personnel could have a material adverse effect on our business, financial condition and operations.

Each of our Chief Executive Officer and Chief Operating Officer has other substantial business activities that limit the amount of time that he can devote to managing our business.

Our Chief Executive Officer, James D. Davidson, and our Chief Operating Officer, George Duggan, currently serves as officers, and are involved in the running, of other companies. Accordingly, these officers are only able to devote a portion of their time to our activities. This may make it more difficult for our management to respond quickly and completely to challenges and opportunities that we may encounter, may limit our ability to timely consummate strategic relationships and may have an adverse effect on our results of operations.

There may be challenges to our title in our mining properties.

While we have conducted our own due diligence relating to Mexivada’s title to the La Viuda Concessions prior to entering into the AuroTellurio Option Agreement, mining properties, in general, may be subject to prior unregistered agreements, transfers or claims and title may be affected by undetected defects. Should any of these conditions occur, we could face significant delays, added costs and the possible loss of any investments or commitment of capital.

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Difficult conditions in the global capital markets may significantly affect our ability to raise additional capital to continue operations.

The ongoing worldwide financial and credit upheaval may continue indefinitely. Because of reduced market liquidity, we may not be able to raise additional capital when we need it. Because the future of our business will depend on our ability to explore and develop the mineral resources on our existing properties and, possibly, the acquisition of one or more additional mineral resource properties for which, most likely, we will need additional capital, we may not be able to complete such development and acquisition projects or develop or acquire revenue producing assets. As a result, we may not be able to generate income and, to conserve capital, we may be forced to curtail our current business activities or cease operations entirely.

Being a public company has increased our expenses and administrative workload.

As a public company, we must comply with various laws and regulations, including the Sarbanes-Oxley Act of 2002 and related rules of the SEC. Complying with these laws and regulations requires the time and attention of our board of directors and management, and increases our expenses. Among other things, we must:

•	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	maintain policies relating to disclosure controls and procedures;

•	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

•	institute a more comprehensive compliance function, including with respect to corporate governance; and

•	involve to a greater degree our outside legal counsel and accountants in the above activities.

In addition, being a public company has made it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our board of directors, particularly directors willing to serve on an audit committee which we expect to establish.

RISKS RELATED TO DOING BUSINESS IN MEXICO

Local infrastructure may impact our exploration activities and results of operations.

Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges and power and water supplies are important determinants that affect capital and operating costs. Unusual or infrequent weather phenomena sabotage or government or other interference in the maintenance or provision of such infrastructure could adversely affect our activities and future profitability.

Our material property interests are in Mexico. Risks of doing business in a foreign country could adversely affect our results of operations and financial condition.

We face risks normally associated with any conduct of business in a foreign country with respect to our La Viuda Concessions in Sonora, Mexico, including various levels of political and economic risk.  The occurrence of one or more of these events could have a material adverse impact on our efforts or operations which, in turn, could have a material adverse impact on our cash flows, earnings, results of operations and financial condition.  These risks include the following:

•	labor disputes,

•	invalidity of governmental orders,

•	uncertain or unpredictable political, legal and economic environments,

•	war and civil disturbances,

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•	changes in laws or policies,

•	taxation,

•	delays in obtaining or the inability to obtain necessary governmental permits,

•	governmental seizure of land or mining claims,

•	limitations on ownership,

•	limitations on the repatriation of earnings,

•	increased financial costs,

•	import and export regulations, including restrictions on the export of tellurium, gold and silver, and

•	foreign exchange controls.

These risks may limit or disrupt our business, restrict the movement of our funds or impair contract rights or result in the taking of property by nationalization or expropriation without fair compensation.

We are uncertain as to the termination and renewal of our concessions.

Under Mexican law, mineral resources belong to the Mexican state and a concession from the Mexican federal government is required to explore for or exploit mineral reserves. Mexivada’s mineral rights to the Property which we are acquiring from Mexivada derive from concessions granted by the Secretaría de Economía, formerly known as Secretaría de Comercio y Fomento Industrial (the "Secretary of Economy"), through the General Bureau of Mines pursuant to the Ley Minera (the "Mining Law") and regulations thereunder.

Our mining concessions may be terminated if the obligations of the concessionaires under the Mining Law, its regulations and related legal provisions are not satisfied. A concessionaire of a mining concession is obligated, among other things, to explore or exploit the relevant concession, to pay any relevant fees, to comply with all environmental and safety standards, and to provide information to the Secretary of Economy and permit inspections by the Secretary of Economy.

Our property interests in Mexico are subject to risks from instability in that country.

Our property interests in Mexico may be affected by additional foreign country risks associated with political or economic instability in that country. The risks with respect to Mexico specifically, include, but are not limited to: military repression, extreme fluctuations in currency exchange rates, criminal activity, lack of personal safety or ability to safeguard property, labor instability or militancy, mineral title irregularities and high rates of inflation. The effect of these factors cannot be accurately predicted but may adversely impact our proposed operations in Mexico.

 Increasing violence between the Mexican government and drug cartels may result in additional costs of doing business in Mexico.

The state of Sonora where the La Viuda Concessions are located has not been adversely affected as a result of increasing violence between the Mexican government and drug cartels. We do not expect this violence to have any impact on our business operations. However, our management remains cognizant that the drug cartels may expand their operations or violence in areas in close proximity to our proposed operations. Should this occur, we may be required to hire security personnel and take other actions to protect our operations and personnel. Presently, we are not budgeting for increased security. However, if drug violence becomes a problem or, any other violence impacts our operations, the costs to protect our personnel and property will adversely impact our operations.

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We may be adversely affected by the imposition of more stringent environmental regulations in Mexico that would require us to spend additional funds.

The mining and processing industries in Mexico are subject to federal and state laws and regulations (including certain industry technical standards) governing protection and remediation of the environment, mining operations, occupational health and safety and other matters. Mexican environmental regulations have become increasingly stringent over the last decade. This trend is likely to continue and may be influenced by the environmental agreement entered into by Mexico, the United States and Canada in connection with the North American Free Trade Agreement (“NAFTA ”). Accordingly, although we believe that we will be able to comply with currently applicable environmental, mining and other laws and regulations, there can be no assurance that more stringent enforcement of existing laws and regulations or the adoption of additional laws and regulations would not have an adverse effect on our business, properties, results of operations, financial condition or prospects.

RISKS RELATED TO OUR COMMON STOCK

There is not now, and there may not ever be, an active market for our common stock.

There currently is a limited public market for our common stock. Further, although our common stock is currently quoted on the OTC Markets, trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock. Accordingly, investors must assume they may have to bear the economic risk of an investment in our common stock for an indefinite period of time. There can be no assurance that a more active market for our common stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our common stock, and would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

We cannot assure you that our common stock will become liquid or that it will be listed on a securities exchange.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq National Market, we expect our common stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system. In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

Our common stock is subject to the “penny stock” rules of the SEC and FINRA’s sales practice requirements, and the trading market in our common stock is limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

•	the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of developments by us, our strategic partners or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	sales of our common stock or other securities in the open market; and other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

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Compliance with U.S. securities laws, including the Sarbanes-Oxley Act, will be costly and time-consuming.

We are a reporting company under U.S. securities laws and are obliged to comply with the provisions of applicable U.S. laws and regulations, including the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 and the related rules of the SEC, and the rules and regulations of the relevant U.S. market, in each case, as amended from time to time. Preparing and filing annual and quarterly reports and other information with the SEC, furnishing audited reports to shareholders and other compliance with these rules and regulations will involve a material increase in regulatory, legal and accounting expenses and the attention of management, and there can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all.

We do not anticipate dividends to be paid on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, shareholders will not receive any funds absent a sale of their shares. We cannot assure shareholders of a positive return on their investment when they sell their shares, nor can we assure that shareholders will not lose the entire amount of their investment.

If securities analysts do not initiate coverage or continue to cover our common stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our common stock.

The trading market for our common stock may be affected by, among other things, the research and reports that securities analysts publish about our business and the Company. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

State Blue Sky registration - potential limitations on resale of the shares.

The holders of the shares of our common stock and persons, who desire to purchase the shares in any trading market that might develop in the future, should be aware that there may be significant state law restrictions upon the ability of investors to resell the securities. Accordingly, investors should consider the secondary market for our securities to be a limited one. It is the intention of our management to seek coverage and publication of information regarding the Company in an accepted publication which permits a “manuals exemption.” This manuals exemption permits a security to be sold by shareholders in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by that state. The listing entry must contain (i) the names of issuers, officers, and directors, (ii) an issuer’s balance sheet, and (iii) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. The principal accepted manuals are those published by Standard and Poor’s, and Mergent, Inc. Many states expressly recognize these manuals. A smaller number of states declare that they recognize securities manuals, but do not specify the recognized manuals. Among others, the following states do not have any provisions and, therefore, do not expressly recognize the manuals exemption: Alabama, California, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present shareholders and the purchasers of our common stock offered hereby. We are currently authorized to issue an aggregate of 322,000,000 shares of capital stock, par value $0.001 per share, consisting of 300,000,000 shares of common stock and 22,000,000 shares of preferred stock, with the preferences and rights determined by our Board of Directors. As of February 12, 2013, there were 115,201,260 shares of our common stock and 22,000,000 shares of our preferred stock outstanding. As of February 12, 2013, there were 22,000,000 shares of our common stock reserved for issuance upon conversion of our Series A Preferred Stock (defined below), 16,000,000 shares of our common stock reserved for issuance under our 2007 Stock Option Plan (the “ 2007 Plan ”), 2,125,000 shares reserved for issuance upon the exercise of warrants issued in March 2012 (the “March 2012 Warrants”), and 39,546,194 shares reserved for issuance upon the exercise of warrants issued from December 2010 through July 2011 (the “2010/2011 Warrants”).

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Any future issuance of our equity or equity-backed securities may dilute then-current shareholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As described above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under our equity incentive plans), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. Our Board of Directors may at any time authorize the issuance of additional common or preferred stock without common shareholder approval, subject only to the total number of authorized common and preferred shares set forth in our certificate of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

We may obtain additional capital through the issuance of preferred stock, which may limit your rights as a holder of our common stock.

Without any shareholder vote or action, our Board of Directors may designate and approve for issuance additional shares of our preferred stock. The terms of any preferred stock may include priority claims to assets and dividends and special voting rights which could limit the rights of the holders of our common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make any possible takeover of the Company or the removal of our management more difficult.

Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act of 2002 will require us to include in our annual reports on Form 10-K, an assessment by management of the effectiveness of our internal control over financial reporting. While we intend to diligently and thoroughly document, review, test and improve our internal control over financial reporting in order to ensure compliance with Section 404, management may not be able to conclude that our internal control over financial reporting is effective. This could result in a loss of investor confidence in the reliability of our financial statements, which in turn could negatively impact the price of our common stock.

In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to retain the services of additional accounting and financial staff or consultants with appropriate public company experience and technical accounting knowledge to satisfy the ongoing requirements of Section 404. We intend to review the effectiveness of our internal controls and procedures and make any changes management determines appropriate, including to achieve compliance with Section 404 by the date on which we are required to so comply.

Any significant deficiencies in our control systems may affect our ability to comply with SEC reporting requirements and any applicable listing standards or cause our financial statements to contain material misstatements, which could negatively affect the market price and trading liquidity of our common stock and cause investors to lose confidence in our reported financial information, as well as subject us to civil or criminal investigations and penalties.

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SELLING SHAREHOLDERS

The selling stockholders named in this prospectus are offering 61,623,782 shares of the common stock offered through this prospectus.  All of these shares were acquired from us by the selling stockholders in private placement offerings that were exempt from registration pursuant to Section 4(2) and Regulation D as promulgated by the SEC under the Securities Act of 1933.

The following table sets forth the name of each selling shareholder, the number of shares of our common stock beneficially owned by such shareholder before this offering, the number of shares to be offered for such shareholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such shareholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the Securities and Exchange Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after the date of this prospectus through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 154,747,454 shares of common stock outstanding, including 115,201,260 shares of our common stock issued and outstanding as of February 12, 2013 and 39,546,194 shares of common stock issuable upon the exercise of outstanding warrants.

Unless otherwise set forth below, based upon the information furnished to us, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling shareholder’s name, subject to community property laws, where applicable, (b) no selling shareholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates, and (c) no selling shareholder is a broker-dealer. Selling shareholders who are affiliates of a broker-dealer are indicated by footnote. We have been advised that these affiliates of broker-dealers purchased our common stock and warrants in the ordinary course of business, not for resale, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

				Percentage
				of Common
				Stock
			Shares of	Beneficially
	Shares of		Common Stock	Owned
	Common Stock	Shares of	Beneficially	Upon
	Beneficially	Common	Owned Upon	Completion
	Owned Before	Stock Being	Completion of the	of the
Selling Stockholder	Offering	Offered (a)	Offering (b)	Offering (c)

321 Gold Ltd (1)	3,520,833	1,520,833	2,000,000	1.29%
Alcone Services SA (2)	1,477,577	743,884	733,694	*
Nelson Barry Family Trust (3)	1,208,333	608,333	600,000	*
Baybak Family Partners Ltd (4)	15,027,364	6,819,341	8,208,023	5.30%
Michael and Betsy Brauser TBE (5)	6,041,667	3,041,667	3,000,000	1.94%
Brio Capital L.P. (6)	6,041,667	3,041,667	3,000,000	1.94%
Romualdo Wilson Cancado (7)	1,510,417	760,417	750,000	*
Dharma Fund PCC Limited (8)	6,041,667	3,041,667	3,000,000	1.94%
Dragon Equities Limited (9)	7,552,083	3,802,083	3,750,000	2.42%
E and P Fund Ltd. (10)	6,041,667	3,041,667	3,000,000	1.94%
David Elliot (11)	1,510,417	760,417	750,000	*
Fitel Nominees Limited A/C (12)	8,005,208	4,030,208	3,975,000	2.57%

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				Percentage
				of Common
				Stock
			Shares of	Beneficially
	Shares of		Common Stock	Owned
	Common Stock	Shares of	Beneficially	Upon
	Beneficially	Common	Owned Upon	Completion
	Owned Before	Stock Being	Completion of the	of the
Selling Stockholder	Offering	Offered (a)	Offering (b)	Offering (c)
General Research GMBH (13)	1,208,333	608,333	600,000		*
Global Productions Group, Inc. (14)	1,510,417	760,417	750,000		*
Gottbetter & Partners, LLP § (15)	15,027,364	6,819,341	8,208,023	5.30%
GRQ Consultants, Inc. 401K (16)	14,006,531	5,798,508	8,208,023	5.30%
Gregory Hall (17)	1,510,417	760,417	750,000		*
Holmes Revocable Trust (18)	3,020,833	1,520,833	1,500,000		*
Lenox Trading Group, LLC (19)	3,020,833	1,520,833	1,500,000		*
Mursi Labs SL (20)	2,416,667	1,216,667	1,200,000		*
Sam Quinn (21)	3,020,833	1,520,833	1,500,000		*
Richard Redfern (22)	1,510,417	760,417	750,000		*
Sandor Capital Master Fund, L.P. (23)	12,083,333	6,083,333	6,000,000	3.88%
Fuad Sillem (24)	1,510,417	760,417	750,000		*
Triumph Small Cap Fund, Inc. (25)	3,020,833	1,520,833	1,500,000		*
Andrew Williams (26)	1,510,417	760,417	750,000		*
Totals	128,356,545	61,623,782	66,732,763

* Less than 1%

§ Broker-Dealer or Affiliate of a Broker Dealer

(a)	An aggregate of 39,546,194 of the shares of common stock being offered by the selling stockholders are issuable upon exercise of outstanding warrants.

(b)	Assumes all of the shares of common stock to be registered on behalf of the selling stockholders on the registration statement of which this prospectus is a part, including all shares of common stock underlying warrants held by the selling stockholders, are sold in the offering and that shares of common stock beneficially owned by such selling stockholders but not being registered by this prospectus are not sold.

(c)	Percentages are based on 154,747,454 shares outstanding, including 115,201,260 shares of our common stock issued and outstanding as of February 12, 2013 and 39,546,194 shares issuable upon the exercise of warrants described above and which may be sold by the selling stockholders in the offering. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 12, 2013 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person; provided, however, that the 39,546,194 shares that may be sold by the selling stockholders in the offering which are issuable upon exercise of warrants described above are deemed outstanding upon completion of the offering. The 100,000,000 shares that may be sold by us are not deemed outstanding upon completion of the offering because there is no minimum number of these shares that we must sell and no guarantee that we will sell any of these shares.

(1)	Includes 1,020,833 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Robert Moriarty has the power to vote and dispose of the shares being registered on behalf of 321 Gold Ltd.

(2)	Includes 499,319 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Moises Agami has the power to vote and dispose of the shares being registered on behalf of Alcone Services SA.

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(3)	Includes 408,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Nelson C. and Jeanie M. Barry have the power to vote and dispose of the shares being registered on behalf of Nelson Barry Family Trust.

(4)	Includes 4,083,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Michael Baybak has the power to vote and dispose of the shares being registered on behalf of Baybak Family Partners, Ltd.

(5)	Includes 2,041,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Michael and Betsy Brauser have the power to vote and dispose of the shares being registered on behalf of Michael and Betsy Brauser TBE.

(6)	Includes 2,041,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Shaye Hirsch has the power to vote and dispose of the shares being registered on behalf of Brio Capital L.P.

(7)	Includes 510,417 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(8)	Includes 2,041,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Jean-Francois Campos has the power to vote and dispose of the shares being registered on behalf of Dharma Fund PCC Limited.

(9)	Includes 2,552,083 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Fuad Sillam has the power to vote and dispose of the shares being registered on behalf of Dragon Equities Limited.

(10)	Includes 2,041,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Christian Naville and Oliver Couriol have the power to vote and dispose of the shares being registered on behalf of E and P Fund Ltd.

(11)	Includes 510,417 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(12)	Includes 2,705,208 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. D.M. Barrow has the power to vote and dispose of the shares being registered on behalf of Fitel Nominees Limited A/C C054696.

(13)	Includes 408,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Dr. Georg Hochwimmer has the power to vote and dispose of the shares being registered on behalf of General Research GMBH.

(14)	Includes 510,417 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Anthony Thompson has the power to vote and dispose of the shares being registered on behalf of Global Productions Group, Inc.

(15)	Includes 4,083,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Adam S. Gottbetter has the power to vote and dispose of the shares being registered on behalf of Gottbetter & Partners, LLP.

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(16)	Includes 3,062,500 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Barry Honig has the power to vote and dispose of the shares being registered on behalf of GRQ Consultants, Inc. 401K.

(17)	Includes 510,417 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(18)	Includes 1,020,833 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Gordon L. Holmes has the power to vote and dispose of the shares being registered on behalf of Holmes Revocable Trust.

(19)	Includes 1,020,833 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. David Greenberg has the power to vote and dispose of the shares being registered on behalf of Lenox Trading Group, LLC.

(20)	Includes 816,667 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Burta Frias has the power to vote and dispose of the shares being registered on behalf of Mursi Labs SL.

(21)	Includes 1,020,833 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(22)	Includes 510,417 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(23)	Includes 4,083,333 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. John S. Lemak has the power to vote and dispose of the shares being registered on behalf of Sandor Capital Master Fund, L.P.

(24)	Includes 510,417 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

(25)	Includes 1,020,833 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days. Kenneth Orr has the power to vote and dispose of the shares being registered on behalf of Triumph Small Cap Fund, Inc.

(26)	Includes 510,417 shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days.

USE OF PROCEEDS

We will not receive proceeds from the sale of common stock by selling shareholders under this prospectus. We could, however, receive proceeds from the selling stockholders if and when they exercise warrants the common stock underlying which is covered by this prospectus. We would use any proceeds received for working capital and general corporate purposes.  The warrant holders may exercise their warrants at any time until their expiration, by cash payment of the exercise price or, for certain warrants and under certain circumstances, by “cashless exercise,” as further described below under “Description of Securities.”  If the warrants are exercised in full, the estimated proceeds from such exercise would be up to $1,186,386 if all of the warrants are exercised through the payment of cash to the Company (assuming all 39,546,194 warrants exercised at $0.03 per share, the lowest exercise price as revised effective December 19, 2012).  Because the warrant holders may exercise the warrants in their own discretion, if at all, we cannot plan on specific uses of proceeds beyond application of proceeds to general corporate purposes.  We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the common stock being offered hereby by the selling shareholders, but all selling and other expenses incurred by the selling shareholders will be borne by them.

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We are offering 100,000,000 shares of our common pursuant to this prospectus on a self-underwritten, best-efforts basis. The offering price per share is $0.005.

The following table sets forth the uses of proceeds assuming the sale of 25% ($125,000), 50% ($250,000), 75% ($375,000) and 100% ($500,000), respectively, of the securities offered for sale by us. Because there is no minimum number of shares of our common stock that we must sell and no guarantee that we will sell any of these shares, this table reflects only estimates of net proceeds from the sale by us of our common stock in this offering.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$125,000	$250,000	$375,000	$500,000

EXPENSES RELATED TO THIS OFFERING - Estimated	$66,000	$66,000	$66,000	$66,000

NET PROCEEDS FROM THIS OFFERING	$59,000	$184,000	$309,000	$434,000

Phase I Drilling Program	$-	$-	$309,000	$350,000

Remediation Costs Reserve	$15,000	$15,000	$80,000	$80,000

Corporate Overhead	$44,000	$169,000	$-	$-

Actual costs may differ from our estimated amounts. Our estimated expenses of this offering reflect the Part II, item 13 expenses we have listed in the registration statement of which this prospectus is a part.

We anticipate that that we will need approximately $350,000 for our 2013 Phase I drilling program at the La Viuda Concessions. If we sell at least 75% of the 100,000,000 shares we are offering pursuant to this prospectus, we will use the net proceeds of our offering for our drilling program with any excess funds (at the 100% level only) to be used for corporate overhead expenses. Should we sell less than 75% of the 100,000,000 shares we are offering pursuant to this prospectus, we will not have sufficient funds to begin our 2013 Phase I drilling program and we will use any net proceeds for corporate overhead purposes, with a reserve for remediation costs.

We are calculating a monthly overhead cost, at a reduced level of operations, of approximately $25,000 per month. Under the 25% scenario we would have sufficient net funds from the offering to support this overhead burn rate for approximately two months, while under the 50% scenario, we would have overhead funds from the offering sufficient for approximately seven months. We estimate environmental remediation costs of $15,000 if we are forced due to lack of funds to terminate our AuroTellurio exploration project prior to beginning our Phase I drilling program and $80,000 if we determine to terminate our exploration project after we complete the Phase I drilling program.

If we net less than $350,000 from the sale of our shares in the offering, we will be required to raise additional funds to meet the minimum estimated $350,000 cost requirements of our 2013 phase I Drilling Program and to cover overhead costs. There can be no assurances that we will be able to raise these funds at all, or at a reasonable cost to us. If we are not able to raise these funds, we may have to scale back or curtail entirely our Phase I drilling program.

We may invest the net proceeds from the sale of our shares temporarily in our discretion in money market accounts bearing interest at prevailing rates until allocated to the use of proceeds specified herein.

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There is no minimum number of shares of our common stock that we must sell and no guarantee that we will sell any of our shares.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. The selling shareholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” for more information. The offering price of the 100,000,000 shares being offered by us was derived from the “closing price” of the shares reported by the OTCBB quotation system on the date immediately preceding the date of this Prospectus.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share of our common stock and the net tangible book value per share of our common stock upon the completion of the sale of the 100,000,000 shares of our common stock pursuant to this prospectus.

Our net tangible book value as of October 31, 2012[1], was 117,004 or $0.001 per share of common stock. Net tangible book value per share is determined by dividing tangible net assets (total tangible assets less total liabilities) by the aggregate number of shares of common stock outstanding. Tangible assets represent total assets excluding intangible assets. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock pursuant to this prospectus and the net tangible book value per share of our common stock immediately afterwards. After giving effect to our sale of common stock through this prospectus assuming an offering price of $0.005 per share, assuming all of the 100,000,000 shares sold and after deducting estimated offering expenses of $65,371, our pro forma net tangible book value at October 31, 2012 would have been $551,633, or $0.003 per share. This represents an immediate increase in net tangible book value of $0.002 per share to our existing stockholders and an immediate dilution of $0.002 per share to new stockholders purchasing shares of common stock through this prospectus. The following table illustrates this dilution per share[2]:

Prospectus price per share		$0.005
Pro forma net tangible book value per share as of October 31, 2012 prior to offering	$0.001
Increase in pro forma net tangible book value per share attributable to New investors purchasing shares through this prospectus	$0.002

Pro forma net tangible book value per share after the sale of all of the 100,000,000 shares post offering		$0.003

Dilution in pro forma net tangible book value per share to new investors		$0.02

If all of the outstanding warrants were deemed to have been exercised as at October 31, 2012, assuming an exercise price of $0.12 per share for 20,176,630 warrants, $0.05 for 19,369,564 warrants and $0.06 per share for 2,125,000 warrants:

[1] The calculations set forth above are unaudited, pro forma calculations that have been derived from our unaudited financial statements as of October 31, 2012, as filed with the SEC on our Form 10-Q on December 17, 2012.

[2]. The above calculations exclude shares of common stock issuable upon the exercise or conversion of presently outstanding warrants and options.

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•	pro forma net tangible book value per share after sale of all of the shares by us under this prospectus (after deducting estimated offering expenses of $65,371) would increase from $0.001 to $0.016, resulting in an immediate increase in price to new investors of $0.011 per share; and

•	our existing stockholders would own approximately 61% and new investors, including the Agent(s), would own approximately 39% of the total number of shares of our common stock outstanding upon completion of sale of all of the shares by us under this prospectus.

 The shares of common stock to be sold by the selling stockholders are shares that are currently issued and outstanding.  Accordingly, there will be no dilution to our existing stockholders from the sale of these shares.

CAPITALIZATION

The following table sets forth our capitalization as of October 31, 2012(a) on an actual basis and our capitalization on a pro forma as adjusted basis after giving effect to

▪	the sale of 100,000,000 shares of our common stock to be sold pursuant to this prospectus, and the application of net proceeds received therefrom (b). We are not required to sell a minimum number of these shares and there can be no guarantee that we will sell any of them.

You should read this table in conjunction with the financial statements and the accompanying notes thereto attached hereto as Exhibits to this prospectus.

	October 31, 2012
		Pro Forma As
	Actual	Adjusted
Stockholders’ equity:

Preferred stock, undesignated, par value $0.001 per share, 22,000,000 shares authorized; 22,000,000 shares issued and outstanding (actual); 22,000,000 pro forma (as adjusted)	22,000	22,000

Common stock; par value $0.001 per share; 300,000,000 shares authorized; 115,201,260 issued and outstanding (actual); 215,201,260 pro forma (as adjusted)[1]	$115,201	$215,201

Additional paid-in capital	$2,459,590	$2,794,219	(c)

Accumulated deficit	$(2,365,729)	$(2,365,729)

Total stockholders’ equity	$231,062	$665,691

[1]	The adjusted number of shares outstanding as of October 31, 2012 reflects the sale of 100,000,000 shares of our common stock pursuant to this prospectus. There is no minimum number of shares of our common stock that we must sell and no guarantee that we will sell any of these shares.

(a) The calculations set forth in the table above are unaudited, pro forma calculations that have been derived from our unaudited financial statements as of October 31, 2012, as filed with our Form 10-Q on December 17, 2012.

(b) The above table does not give effect to the issuance of 41,671,194 shares of our common stock underlying the outstanding warrants and does not include 16,000,000 shares of our common stock reserved for issuance under the 2007 Plan.

(c) Additional paid-in capital increased by the proceeds of issuance of 100,000,000 shares, net of estimated offering expenses of $65,371.

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MARKET FOR COMMON EQUITYAND RELATED STOCKHOLDER MATTERS

Since February 26, 2007, our common stock has been listed for quotation on the OTC Markets, originally under the symbol “ARBU.” In anticipation of the Cromwell Merger in 2007, we changed our name, and our symbol changed to “CWLU.” Subsequent to the Cromwell Merger unwinding, we changed our name again and our symbol then changed to “USUI.” Following our name change in August 2009 to California Gold Corp., our symbol changed to “CLGL.”

The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarters indicated as reported on the OTC Markets. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Our common stock is thinly traded and, thus, pricing of our common stock on the OTC Markets does not necessarily represent its fair market value.

Period	High	Low

Fiscal Year Ending January 31, 2011
First Quarter	$0.02	$0.02
Second Quarter	0.03	0.01
Third Quarter	0.05	0.01
Fourth Quarter	0.11	0.04

Fiscal Year Ending January 31, 2012
First Quarter	$0.115	$0.035
Second Quarter	0.0869	0.045
Third Quarter	0.07	0.042
Fourth Quarter	0.04	0.015

Fiscal Year Ending January 31, 2013
First Quarter	$0.093	$0.02
Second Quarter	$0.027	$0.011
Third Quarter	$0.0275	$0.008
Fourth Quarter	$0.0170	$0.005

On February 12, 2013, there were 115,201,260 shares of our common stock outstanding, 22,000,000 shares of our Series A Preferred Stock outstanding, warrants outstanding exercisable for a total of 41,671,194 shares of our common stock and options outstanding exercisable for a total of 10,000,000 shares of our common stock

Dividends

We have never declared any cash dividends with respect to our common stock. Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Other than provisions of the Nevada Revised Statutes requiring post-dividend solvency according to certain measures, there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock. Nonetheless, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Securities Authorized For Issuance Under Equity Compensation Plans

In June 2007, we adopted our 2007 Plan.  The 2007 Plan was approved by our Board of Directors and the holders of a majority of the outstanding shares of our common stock. In December 2010, the number of shares reserved for issuance under the 2007 Plan was increased by the Board from 3,000,000 shares to 16,000,000 shares of common stock, subject to adjustment under certain circumstances. This increase was approved by our then-majority stockholder. If an incentive award granted under the 2007 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2007 Plan.

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As of the date of this prospectus, we have outstanding 10,000,000 nonqualified stock options under the 2007 Plan, with a weighted average exercise price of $0.09 per share.  For all option grants, our Board of Directors has set (or will set) the exercise price of the options at a price equal to or greater than the fair market value of our common stock on the date of grant of the options.  Of the outstanding options under the 2007 Plan, 6,666,667 have vested.  All 6,666,667 of such options vested immediately on the date of grant, having a 10 year term.  Another 3,333,333 outstanding options were included in grants under the 2007 Plan that will have vested on the second anniversary of the date of grants.

We have not maintained any other equity compensation plans since our inception.

The following table provides information as of February 12, 2013, with respect to the shares of common stock that may be issued under our existing equity compensation plans:

Number of securities
	Number of securities to		remaining available for
	be	Weighted-average	future issuance under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities reflected
Plan Category	warrants and rights	warrants and rights	in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	10,000,000	$0.09	6,000,000
Equity compensation plans not approved by security holders	-	-	-
Total	10,000,000	$0.09	6,000,000

Holders

On February 12, 2013, we had 115,201,260 shares of our common stock issued and outstanding held by 109 shareholders of record, and 22,000,000 shares of our Series A Preferred Stock held by three (3) shareholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with the financial information included elsewhere in this prospectus, including our audited financial statements for the years ended January 31, 2012 and 2011, our unaudited condensed consolidated financial statements for the three and nine months ended October 31, 2012 and 2011 and the related notes. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “California Gold,” “us,” “we,” “our,” and similar terms refer to California Gold Corp., a Nevada corporation. This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. See “Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this prospectus. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

OVERVIEW

California Gold is an exploration stage mining company whose principal focus is the identification, acquisition, and development of rare and precious metals mining properties in the Americas.

Our primary focus is on the exploration and development of the La Viuda Concessions south of Moctezuma, Sonora, Mexico, where, we believe, deposits of tellurium, gold and silver may exist in economically minable quantities. We are still in the exploration stage and have not generated any revenues from our mining properties in Mexico.

The Mexivada Property Option Agreement

On February 11, 2011, we entered into a property option the AuroTellurio Option Agreement with Mexivada to acquire up to an 80% interest in Mexivada’s La Viuda and La Viuda-1 concessions comprising its AuroTellurio tellurium-gold-silver property south of Moctezuma, Sonora, Mexico.

Under the terms of the AuroTellurio Option Agreement, we will acquire up to an 80% legal and beneficial ownership interest in the AuroTellurio Property by, in addition to making certain cash payments and share issuances to Mexivada (as discussed above), incurring up to $3,000,000 in cumulative exploration expenditures on the Property over a four year period at an annual investment rate of at least $750,000 per year. We will earn a 20% vested interest in the AuroTellurio Property in the first year of the AuroTellurio Option Agreement by investing $750,000 in an exploration program and up to an additional 60% interest in the Property, in blocks of 20% each, by investing an additional $750,000 in the exploration program in each of the following three years, or sooner, and meeting all of the other required terms of the AuroTellurio Option Agreement. Each 20% interest will vest earlier if each year’s cash and stock payments to Mexivada and $750,000 exploration expenditure investment are completed earlier than scheduled.

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Although we are acquiring up to an 80% interest in the La Viuda Concessions from Mexivada, neither we nor Mexivada owns the land where the Property is located. We have entered into a surface rights agreement with the local landowner enabling us to begin our exploration program. This agreement is renewable through May 16, 2014. If we need additional time after that date to continue our exploration program or if we discover meaningful quantities of minerals on the Property, we will need to further extend the surface rights exploration agreement or enter into additional agreements (whether lease or purchase) with the landowner to enable us to mine such minerals. There can be no assurance that the landowner will agree to such further agreements or, if he does, that they will be on terms economically acceptable to us. If we cannot reach agreement with the land owner with respect to our future exploration or potential mining activities, we would not be able to continue with the AuroTellurio project, our business plan would be negatively impacted and our business prospects would be damaged.

Vesting of First 20% Interest in the La Viuda Concessions

On August 10, 2012, we made a payment to Mexivada of $40,000 and on August 28, 2012, we issued to Mexivada 250,000 shares of our restricted common stock. Having met all the required conditions for the vesting of the first 20% interest in the La Viuda Concessions under the AuroTellurio Option Agreement, including the required exploration program expenditure of $750,000, the first 20% interest in the La Viuda Concessions vested in us as of August 28, 2012. Although the terms of the Aurotellurio Option Agreement required that all conditions for the vesting of the first 20% interest in the AuroTellurio Proterty were to be met by the one year anniversary of the First Closing, that is, by August 4, 2012, Mexivada agreed to extend this deadline to August 28, 2012. We have made the appropriate filings with the Ministry of Mines in Mexico recording this 20% interest in our name.

The AuroTellurio Property Exploration Program

Pursuant to the terms of the AuroTellurio Option Agreement, the annual exploration program expenditure requirement is calculated based on four 12 month periods beginning on the date of the First Closing. As such, we will be required to complete our first $750,000 annual exploration program investment by August 4, 2012.

On May 16, 2012, we renewed for an additional year our surface rights agreement with the land owner in Moctezuma, Sonora, Mexico where the La Viuda Concessions are located. In return for the easement for our exploration of the La Viuda Concessions, we are paying the land owner $14,400 for each year in which we conduct exploration work on this land. This surface rights agreement is renewable at our option for one additional year for $14,400, effective as of the renewal date, May 16, 2013. If we do not complete our exploration efforts by May 16, 2014, we will have to renegotiate the surface rights agreement with the land owner, to extend it for an additional time period to enable us to complete our exploration program. Although we expect that the land owner would be willing to further renew the surface rights agreement, we cannot be sure that he will do so or that he would be willing to further renew the agreement for a reasonable fee and for a reasonable time period. If he refuses to renew the agreement, our ability to continue our exploration program would be negatively impacted and our business prospects would be damaged.

Additionally, if our exploration program, including our proposed test drilling program, proves successful, we will need to acquire surface rights and mining rights to begin an actual mining program. In this case, we would need to negotiate a new agreement with the land owner, either to lease mining rights or to acquire the land where our mining would be located outright. Although we expect that the land owner would be willing to reach an agreement with us relating to our future mining of the La Viuda Concessions, we cannot be sure that he will do so or that he would be willing to do so on terms economically acceptable to us. If we cannot reach an agreement with the land owner with respect to our potential mining activities, our business plan would be negatively impacted and our business prospects would be damaged.

We completed the majority of Phase 1 of our 2011/2012 exploration program and have conducted mapping, trenching and sampling programs at the AuroTellurio Property as well as gravity and magnetic geophysical surveys, including a helicopter-borne magnetics and radiometric survey, in preparation for an initial drilling program that is planned for implementation in early 2013, once we raise the capital required to fund this drilling program.

Our exploration program has resulted in the delineation of two target areas in our mining concessions, namely, Target 1 (aka the La Bambolla Extension), and Target 2 (aka the Deep-Seated Intrusive area). The dominant rock types in the project area consist of Tertiary rhyolite tuffs overlain by younger andesite tuffs. The rhyolite tuffs generally exhibit pervasive hydrothermal alteration and host the La Bambolla gold-tellurium deposit.

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New Drilling Target Areas Defined

Target 1 is an extensive, prime exploration ground in which to search for gold-tellurium mineralization in quartz-pyrite veins and silica-rich zones similar to those found at La Bambolla deposit. Scattered zones of hydrothermal alteration (argillic alteration, quartz-calcite veinlets) are evident on the surface within this target area. Three diamond drill holes will be drilled in Target 1 as part of the planned 2013 drilling program.

Target 2, also known as the Deep-Seated-Intrusive target area, is a centrally located, extensive area where the presence of a blind intrusive responsible for the alteration and mineralization in the region has been proposed on the basis of geologic work. A subsequent gravity survey performed over this target area in the winter of 2011 corroborated the original geologic interpretation. The gravity survey confirmed the potential presence of a blind intrusive at depths in the 400-meter range, covering an area measuring approximately 2 by 1.5 kilometers.

The Target 1 area is located in the vicinity of the La Bambolla tellurium-gold mine owned by First Solar, a leading manufacturer of solar panels that uses tellurium as an essential component for the manufacture of its panels.

Geologic mapping and sampling carried out by the Company in the Target 1 area led to the conclusion that the regional structure hosting the tellurium-gold vein system at La Bambolla could extend east-southeasterly onto the Company’s Target 1 area. Zones of fracture-controlled silicification, strikingly similar to those described at La Bambolla, have been recognized in the Company’s Target 1 area.

Additionally, a recently completed geophysical survey involving CSAM (Controlled Source Audio-Frequency Magneto Telluric) resistivity and CSIP induced polarization methodologies (Zonge Engineering, Ltd.) delineated a wide anomalous zone of high to moderate resistivity (dense, silicified rocks) flanked by moderately to highly conductive rocks (argillized rhyolites) within a zone measuring approximately 360 meters in width. It is projected that this wide area of interest extends along the La Bambolla regional trend for a distance of at least 1,800 meters to the east-southeast making up our Target 1 area.

Recently completed CSAM resistivity and CSIP induced polarization geophysical surveys over the Target 2 area confirmed the possible intrusive source of the gravity anomaly at depths ranging from 250 to 400 meters. The interpreted three-dimensional configuration of the intrusive suggests that it is an extensive igneous unit that appears to be plunging to the east-northeast.

Several smaller features resembling igneous intrusions have been interpreted to occur above the igneous complex. These features, which could be dikes extending from the large igneous complex at depth, are often associated with vertical to nearly vertical resistive trends (dense, silicified intrusions) that cut through conductive units (altered rhyolites) in several localities of the surveyed area. Four diamond drill holes have been scheduled to test Target 2 as part of the planned upcoming drilling program.

Thin bands or layers of highly resistive rocks (silica rich) occur at very shallow depths, paralleling the topographic surface. These features are present in all eleven resistivity and induced polarization survey lines. These units have been interpreted as being silica caps. These features follow the configuration of the water table. Where they appear to be exposed on the surface, the silica caps will be mapped and sampled in order to investigate their composition and geochemical make up.

The technical information developed by us during our 2011/2012 exploration phase, including the most recent resistivity and induced polarization geophysical survey, has contributed to our understanding of the geologic settings and the potentials of our two target areas. The principal objective of our planned 2,350-meter diamond drilling program is to test the two exploration models developed by us at our La Viuda Concessions.

Results of Operations

Fiscal Years Ended January 31, 2012 and 2011

We are still in our exploration stage and have generated no revenues to date.

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We incurred total operating expenses of $1,297,582 and $542,208 for the years ended January 31, 2012 and 2011, respectively. These expenses increased in the fiscal year ended January 31, 2012, primarily as a result of increased general and administrative expenses and increased spending under the exploration program as a result of our entering into the AuroTellurio Option Agreement with Mexivada. General and administrative expenses increased from $489,756 in the fiscal year ended January 31, 2011 to $940,985 in the fiscal year ended January 31, 2012, or 92%, primarily due to stock-based compensation expense attributable to options awards granted to purchase 11,000,000 shares of the Company’s common stock to its employees and outside consultants.

We recorded non-operating income of $1,034,764 in the year ended January 31, 2012, compared to non-operating expenses of $1,073,215 in the year ended January 31, 2011. The increase of $2,094,951 over the prior year was primarily due to a $1,032,704 unrealized gain on derivative instruments related to the issuance of the 2010 and 2011 warrants as a result of the private placement offerings completed in December 2010 and January, April, June and July 2011. For the year ended January 31, 2011, we recorded a $1,062,247 unrealized loss on derivative instruments relating to the issuance of the 2010 and 2011 warrants as a result of the private placement offerings completed in December 2010 and January 2011.

Our net losses for years ended January 31, 2012 and 2011 were $262,818 and $1,615,423, respectively.

We have generated no revenues and our net operating loss from inception through January 31, 2012 was $3,121,921.

Three Months Ended October 31, 2012 and 2011

We are still in our exploration stage and have generated no revenues to date.

We incurred total operating expenses of $209,230 and $308,787 for the three months ended October 31, 2012 and 2011, respectively. These expenses decreased during the three months ended October 31, 2012 by $99,557 or 32%, due to lower exploration expenses and general and administrative expenses we incurred during the three months ended October 31, 2012. Our exploration expenses amounted to $37,987 in the three months ended October 31, 2012 compared to $85,387 incurred during the three months ended October 31, 2011. This decrease was primarily due to our completion of the majority of Phase 1 of our 2011/2012 exploration program in the three months ended October 31, 2012. Our general and administrative expenses amounted to $170,803 in the three months ended October 31, 2012 compared to $222,960 incurred during the three months ended October 31, 2011. The $52,157 decrease in overall general and administrative expenses was primarily attributable to a $46,162 decrease in legal fees; $24,178 for the three months ended October 31, 2012 when compared to $70,340 for the three months ended October 31, 2011. In the prior year, we incurred higher legal fees due to the preparation and filing of our resale registration statement of the Form S-1 and the overall increased level of activity relating to our exploration activities in the AuroTellurio Property in the third quarter of 2011.

In the three months ended October 31, 2012, we had non-operating income of $157,550, compared to non-operating income of $176,711 in the three months ended October 31, 2011. The overall decrease of $19,161 from the prior comparative period was primarily due to lower realized and unrealized gain on derivative instruments relating to the issuance of the warrants as a result of the private placement offerings completed in December 2010 and January 2011, and the over-allotments in April, June and October 2011, as well as the March 2012 private placement offering. In the three months ended October 31, 2012 and 2011, we reported a $157,765 and $176,140 realized and unrealized gain on derivative warrant instruments, respectively.

We had net loss of $51,680 for the three months ended October 31, 2012, compared to net loss of $132,076 for the same period in 2011. The $80,396 decrease in net loss over the same period in the prior year resulted from the $99,557 decrease in operating expenses, offset by the $19,161 decrease in non-operating income, discussed above.

We have generated no operating revenues and our net loss from inception through October 31, 2012 was $2,365,729.

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Nine Months Ended October 31, 2012 and 2011

We incurred total operating expenses of $1,083,809 and $990,122 for the nine months ended October 31, 2012 and 2011, respectively. The $93,687 increase over the prior year was primarily due to increased general and administrative expenses. General and administrative expenses increased from $773,824 for the nine months ended October 31, 2011 to $861,616 for the nine months ended October 31, 2012, primarily due to higher consulting expenses resulting from the overall increased level of activity relating to our exploration activities in the AuroTellurio Property in 2012, partially offset by lower stock-based compensation expense.

We also reported non-operating income of $1,840,001 for the nine months ended October 31, 2012, compared to non-operating income of $691,698 for the nine months ended October 31, 2011. The increase of $1,148,303 over the prior year was primarily due to a $1,149,668 increase in unrealized gain on derivative warrants instruments, partially offset by a $590 foreign currency exchange loss incurred during the nine months ended October 31, 2012 and a $775 decrease in interest income over the prior year.

Our net income for the nine months ended October 31, 2012 was $756,192, compared to net loss of $298,424 for the nine months ended October 31, 2011.

Liquidity and Capital Resources

Our cash and cash equivalents balance as of October 31, 2012 was $384,358, compared to $828,181 as of January 31, 2012.

In July 2011, we completed the final closing of the 2010/2011 Private Placement, in which we sold an aggregate of 77,478,258 Units of our securities for gross proceeds of $1,936,956, at an offering price of $0.025 per Unit. 55,478,258 of the Units consisted of one share of our common stock and an 18-month warrant to purchase one-half of one share of our common stock at an exercise price of $0.125 per whole share. As of February 1, 2012, we amended the terms of these warrants such that (i) their term was extended by six months and (ii) one half of them (19,369,565) retained the exercise price of $0.125 per share and one half (19,369,564) had an exercise price of $0.05 per share. The remaining 22,000,000 Units included our Series A Preferred Stock instead of our common stock and warrants exercisable for our common stock.

On December 19, 2012, our Board of Directors resolved to further amend the provisions of the warrants issued in the 2010/2011 Private Placement such that, effective as of December 19, 2012, (i) the term of each of the warrants has been extended for an additional three years and (ii) the exercise price of the warrants shall be reduced to $0.03 per whole share through the third year, $0.04 per whole share through the fourth year and $0.05 per whole share through the fifth year.

On March 16, 2012, we completed the closing of a private placement offering pursuant to which we sold to various accredited investors and non-U.S. persons 4,250,000 Units of our securities (the “2012 Units”) for gross proceeds of $170,000, at an offering price of $0.04 per Unit. Each of these Units consisted of one share of our common stock and a warrant to purchase one-half share of our common stock at an exercise price of $0.06 per whole share. These warrants will be exercisable from issuance until twenty four (24) months after the closing of this offering. We raised these funds for general working capital purposes separate from our first year exploration program commitments under the AuroTellurio Agreement.

Due to our brief history and historical operating losses, our operations have not been a source of liquidity, and our sources of liquidity primarily have been debt and proceeds from the sale of units in our 2010/2011 Private Placement and in our March 2012 offering. Although we have begun the acquisition of the AuroTellurio Property, this property will require exploration and development that could take years to complete before it begins to generate revenues. There can be no assurances that the AuroTellurio Property will be successfully developed to the revenue producing stage. If we are not successful in our proposed rare and precious metals mining operations, our business, results of operations, liquidity and financial condition will suffer materially.

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As a result of the 2010/2011 Private Placement, we had sufficient funds to meet our first year requirements under the AuroTellurio Agreement, including the requirement that we invest $750,000 in the exploration program by August 4, 2012.  If we determine to proceed with the exploration of the AuroTellurio Property after the first year, we will be required under the terms of the AuroTellurio Agreement to invest an additional $750,000 in the exploration program per year for each of the following three years. We currently do not have sufficient funds to make these expenditures. We will also be required to pay Mexivada $40,000 upon the first anniversary of the First Closing, which amount we have already paid, $50,000 upon the second anniversary of the First Closing, $70,000 upon the third anniversary of the First Closing, and $100,000 upon the fourth anniversary of the First Closing, for a total of $290,000. We will also need additional funds for working capital purposes. We do not have this capital at this time and we will have to raise these amounts, plus additional amounts for general working capital purposes, in the capital markets. We plan to seek to raise such capital through additional sales of our equity or debt securities. There can be no assurance, however, that such financing will be available to us or, if it is available, that it will be available on terms acceptable to us and that it will be sufficient to fund our expected needs. If we are unable to obtain sufficient financing, we may not be able to proceed with our exploration and development plans for the AuroTellurio Property after the first year of our exploration program or meet our ongoing operational working capital needs.

Various factors outside of our control, including the price of rare and precious metals, overall market and economic conditions, the downturn and volatility in the US equity markets and the trading price of our common stock may limit our ability to raise the capital needed to execute our plan of operations in the following years. We recognize that the US economy is currently experiencing a period of uncertainty and that the capital markets have been depressed from recent levels. These or other factors could adversely affect our ability to raise additional capital. As a result of an inability to raise additional capital, our short-term or long-term liquidity and our ability to execute our plan of operations, including our ability to exercise our rights to acquire up to an additional 60% interest in the La Viuda Concessions, could be significantly impaired.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires management to select appropriate accounting policies and to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. See Note “SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,” in the accompanying Notes to our consolidated financial statements, for further descriptions of our major accounting policies and for information related to the impact of the implementation of new accounting pronouncements on our results of operations and financial position.

In preparing our consolidated financial statements, we make estimates and assumptions that affect the accounting for and recognition and disclosure of assets, liabilities, equity, revenues and expenses. We must make these estimates and assumptions because certain information that we use is dependent on future events, cannot be calculated with a high degree of precision from data available or simply cannot be readily calculated based on generally accepted methods. In some cases, these estimates are particularly difficult to determine and we must exercise significant judgment. We periodically evaluate our estimates and judgments that are most critical in nature. We believe that the following discussion of critical accounting policies address all important accounting areas where the nature of accounting estimates or assumptions is material due to the levels of subjectivity and judgment. Actual results could differ materially from the estimates and assumptions that we use in the preparation of our financial statements.

Mineral Rights, Exploration and Development Costs

Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Such costs are carried as an asset of the Company until it becomes apparent through exploration activities that the cost of such properties will not be realized through mining operations.

Under U.S. GAAP, all mineral exploration expenditures associated with efforts to search for and establish mineral reserves are expensed as incurred. Costs to acquire properties are capitalized. Mine development costs incurred to construct the infrastructure necessary to extract the reserves and prepare the mine for production are also capitalized once proven and probable reserves exist, and the property is determined to be a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations.

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Derivative Financial Instruments

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For warrants and convertible derivative financial instruments, the Company uses the Black-Scholes model to value the derivative instruments at inception and subsequent valuation dates.  The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period, in accordance with FASB ASC Topic 815, Derivatives and Hedging.  Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Stock-Based Compensation

The Company accounts for its stock-based compensation in which the Company obtains employee services in share-based payment transactions under FASB ASC Topic 718,  Compensation - Stock Compensation , which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments over the vesting period.

The Company also adopted FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees, to account for equity instruments issued to parties other than employees for acquiring goods or services.  Such awards for services are recorded at either the fair value of the consideration received or the fair value of the instruments issued in exchange for such services, whichever is more reliably measurable.

Recent Accounting Pronouncements

For information regarding recent accounting pronouncements, see Note “SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,” in the Notes to our accompanying consolidated financial statements.

Description of Business

Overview

California Gold is an exploration stage mining company whose principal focus is the identification, acquisition and development of rare and precious metals mining properties in the Americas. Our primary focus is on the exploration and development of the La Viuda Concessions south of Moctezuma, Sonora, Mexico, where, we believe, deposits of tellurium, gold and silver may exist in economically minable quantities. We are still in the exploration stage and have not generated any revenues from our mining properties in Mexico.

The Mexivada Property Option Agreement

On February 11, 2011, we entered into the AuroTellurio Option Agreement with Mexivada to acquire up to an 80% interest in Mexivada’s La Viuda Concessions comprising its AuroTellurio Property south of Moctezuma, Sonora, Mexico. On the First Closing on August 4, 2011, we received from Mexivada four fully executed title deeds, each transferring to us a twenty percent (20%) interest in the La Viuda Concessions comprising the AuroTellurio Property, which we will hold in escrow until we meet the terms of the AuroTellurio Option Agreement for the vesting of each twenty percent (20%) interest.

Under the terms of the AuroTellurio Option Agreement, we will acquire up to an 80% legal and beneficial ownership interest in the AuroTellurio Property by, in addition to making certain cash payments and share issuances to Mexivada, incurring up to $3,000,000 in cumulative exploration expenditures on the Property over a four year period at an investment rate of at least $750,000 per year. We will earn a 20% vested interest in the AuroTellurio Property in the first year of the AuroTellurio Option Agreement (measured from the First Closing date) by investing $750,000 in an exploration program prior to August 4, 2012 and up to an additional 60% interest in the Property, in blocks of 20% each, by investing an additional $750,000 in the exploration program in each of the following three years (measured from August 4th of each such year), or sooner, and meeting all of the other required terms of the AuroTellurio Option Agreement.

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In addition to the cash payment and stock issuance made at the First Closing, assuming we exercise our right to acquire each of the four twenty percent interests in the AuroTellurio Property, we will pay Mexivada an additional $40,000 upon the first anniversary of the First Closing, $50,000 upon the second anniversary of the First Closing, $70,000 upon the third anniversary of the First Closing and $100,000 upon the fourth anniversary of the First Closing, for an aggregate total of $290,000.  We will also issue to Mexivada 250,000 additional shares of our restricted common stock upon the first anniversary of the First Closing, 300,000 additional shares upon the second anniversary of the First Closing, 350,000 additional shares upon the third anniversary of the First Closing and 500,000 additional shares upon the fourth anniversary of the First Closing, for an aggregate total of 1,650,000 shares.

Each 20% interest will vest on or about the respective annual anniversary of the First Closing date, or earlier if each year’s cash and stock payments to Mexivada and $750,000 exploration expenditure investment are completed earlier than scheduled.

Although we are acquiring up to an 80% interest in the La Viuda Concessions from Mexivada, neither we nor Mexivada owns the land where the Property is located. We have entered into a surface rights agreement with the local landowner enabling us to begin our exploration program. This agreement is renewable through May 16, 2014. If we need additional time after that date to continue our exploration program or if we discover meaningful quantities of minerals on the Property, we will need to further extend the surface rights exploration agreement or enter into additional agreements (whether lease or purchase) with the landowner to enable us to mine such minerals. There can be no assurance that the landowner will agree to such further agreements or, if he does, that they will be on terms economically acceptable to us. If we cannot reach agreement with the land owner with respect to our future exploration or potential mining activities, we would not be able to continue with the AuroTellurio project, our business plan would be negatively impacted and our business prospects would be damaged.

Vesting of First 20% Interest in the La Viuda Concessions

On August 10, 2012, we made a payment to Mexivada of $40,000 and on August 28, 2012, we issued to Mexivada 250,000 shares of our restricted common stock. Having met all the required conditions for the vesting of the first 20% interest in the La Viuda Concessions under the AuroTellurio Option Agreement, including the required exploration program expenditure of $750,000, the first 20% interest in the La Viuda Concessions vested in us as of August 28, 2012. Although the terms of the Aurotellurio Option Agreement required that all conditions for the vesting of the first 20% interest in the AuroTellurio Proterty were to be met by the one year anniversary of the First Closing, that is, by August 4, 2012, Mexivada agreed to extend this deadline to August 28, 2012. We have made the appropriate filings with the Ministry of Mines in Mexico recording this 20% interest in our name.

Additionally, as of August 28, 2012, we had expended approximately $339,000 in Mexivada approved exploration expenses towards the second 20% interest in the La Viuda Concessions and, as of this date, we have expended an aggregate of $605,000 in exploration program costs towards the second 20% interest.

The La Viuda Concessions

The La Viuda Concessions (discussed in greater detail below), which cover approximately 18,840 acres (7,624 hectares) south of Moctezuma, Sonora Mexico, comprise two exploration concessions granted by the Mexican government to Compania Minera Mexivada, S.A. de C.V., a wholly owned subsidiary of Mexivada. The La Viuda 1 concession surrounds a number of other mining concessions, including the La Viuda concession and a concession where the La Bambolla mine (“La Bambolla Concession”) is located.

La Bambolla

The La Bambolla Concession is owned by Minera Teloro, S.A. de C.V., a Mexican company affiliated with First Solar, Inc. (“First Solar”), a U.S. based company that manufactures and sells photovoltaic (PV) solar power systems and solar modules based on a thin film technology using cadmium telluride (CdTe) as a semiconductor. Cadmium telluride is a compound made up of cadmium (Cd) and tellurium (Te).

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A report in the Sonora Geological-Mining Monograph published by the Consejo de Recursos Minerales (“CRM”) describes the La Bambolla vein system as being a 2-meter thick quartz-pyrite-hematite-gold system that averages 4.0 g/ton gold and 5 g/ton silver, respectively.

The La Bambolla mine on the La Bambolla Concession was active during the 1960s. We have obtained geological and assay data from channel samples taken in the La Bambolla underground workings in 1986. More than 500 channel samples taken in the underground workings of the La Bambolla mine show the presence of gold and tellurium. The gold grades are in the 0.03 to 4.90 oz/ton range, and average about 0.46 oz/ton Au. The tellurium grades range from 0.01% to 3.26%, and average 0.25% Te. The tellurium content of these samples in parts per million (ppm) ranges from 100 to 32,600 ppm, and averages 2,500 ppm. These samples were not assayed for silver. Reportedly, the La Bambolla mine dumps also contain visible native tellurium as well as tellurite and sonoraite, which are secondary tellurium minerals.

Tellurium

Tellurium is a relatively rare element in the same chemical family as oxygen, sulfur, selenium, and polonium. Of these, oxygen and sulfur are nonmetals, polonium is a metal, and selenium and tellurium are semiconductors (i.e., their electrical properties are between those of a metal and an insulator).  Nevertheless, tellurium, as well as selenium, is often referred to as a metal when in elemental form.  Tellurium production is mainly a by-product of copper processing.  The 1960's brought growth in thermoelectric applications for tellurium, as well as its use in free-machining steel, which became the dominant use.  Tellurium has been increasingly used in the production of cadmium-tellurium-based solar cells. Some of the highest efficiencies for electric power generation have been obtained by using this material1.  The average price for tellurium in US dollars per kilogram increased from $89 in 2006 to $210 in 20102. This increase in price is attributed to an increase in the production of thin film semiconductor solar cells.

In 2008, approximately 450 to 500 metric tons of refined tellurium were produced as a result of mining and processing ores derived from primary sources. Japan and Belgium have been the leading producers of these metals, which are recovered from copper concentrates and residues purchased primarily from mining operations in Africa, Asia, Australia, and South America. China is also a large purchaser from these regions and also produces the metals from domestic mining operations. Although some of the tellurium metal is recovered from a few gold and silver deposits with anomalously high levels of tellurium content, nearly all the world’s tellurium metal produced from ore deposits depends on profitable recovery from residues (slimes) produced during the refining of copper to copper cathode. This copper cathode is derived from the mining of copper sulfide ore from polymetallic ore bodies (for example, the Sudbury nickel district), and from lead and zinc operations. The content of tellurium metal in copper concentrate is generally below 100 ppm. The metal is commercially profitable to recover only when concentrated in residues collected from copper refineries and treated for the recovery of other metals of value, which generally include antimony and precious metals such as gold, palladium, platinum, and silver3.

According to the U.S. Geological Survey, more than 90% of tellurium is produced from anode slimes collected from electrolytic copper refining, and the remainder is derived from skimmings at lead refineries and from flue dusts and gases generated during the smelting of bismuth, copper, and lead ores. In copper production, tellurium is recovered only from the electrolytic refining of smelted copper. Increasing use of the leaching solvent extraction-electrowinning processes for copper extraction, which does not capture tellurium, has limited the projected future supply of tellurium from certain types of copper deposits. This expected decrease in these sources of tellurium supply has led to the exploration for other sources of tellurium, including deposits containing pure concentrations of tellurium and concentrations combined with gold and silver such as those indicated in the historical data from the La Bambolla Concession and those believed to be present in the La Viuda Concessions as well.

The AuroTellurio Property Exploration Program

1 US Geological Survey, Mineral Commodity Summaries, January 2011.

2 For 2006, the price listed was the average price published by Mining Journal for United Kingdom lump and powder, 99.95% tellurium. In 2010, the price listed was the average price published by Metal-Pages for 99.95% tellurium.

3 This paragraph has been reproduced, in relevant part, from Bleiwas, D.I., 2010, Byproduct mineral commodities used for the production of photovoltaic cells: U.S. Geological Survey Circular 1365, 10 p., available at http://pubs.usgs.gov/circ/1365/.

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In order to earn each 20% interest in the La Viuda Concessions comprising the AuroTellurio Property, we will be required to invest a minimum of US $750,000 per year for four (4) year in an exploration program for the AuroTellurio Property.  Pursuant to the terms of the AuroTellurio Option Agreement, the annual exploration program expenditure requirement is calculated based on four 12 month periods beginning on the date of the First Closing, August 4, 2011. As such, we were required to complete our first $750,000 annual exploration program investment by August 4, 2012, which we did.

To manage our exploration program at the AuroTellurio Property, we contracted the services of a geologist familiar with the characteristics of gold-tellurium deposits and experienced with the exploration environment in Mexico.  This geologist prepared a preliminary, Phase 1 exploration program for the AuroTellurio Property that included geological mapping, geophysical surveying, drill site location, drilling, sampling, and assaying of surface and drill core samples.  We expect that he will also prepare a NI 43-101 compliant technical report once we are ready to have such a report prepared.

On May 16, 2011, we signed a surface rights agreement with the land owner where the AuroTellurio Property is located.  This agreement was renewed for an additional year on May 16, 2012. We are paying this land owner $14,400 per year for the right to conduct our exploration of the La Viuda Concessions on the AuroTellurio Property. This surface rights agreement is renewable at our option for one additional year for $14,400, effective as of the renewal date, May 16, 2013. If we do not complete our exploration efforts by May 16, 2014, we will have to renegotiate the surface rights agreement with the land owner, to extend it for an additional time period to enable us to complete our exploration program. Although we expect that the land owner would be willing to further renew the surface rights agreement, we cannot be sure that he will do so or that he would be willing to further renew the agreement for a reasonable fee and for a reasonable time period. If he refuses to renew the agreement, our ability to continue our exploration program would be negatively impacted and our business prospects would be damaged.

Additionally, if our exploration program, including our proposed test drilling program, proves successful, we will need to acquire surface rights and mining rights to begin an actual mining program. In this case, we would need to negotiate a new agreement with the land owner, either to lease mining rights or to acquire the land where our mining would be located outright. Although we expect that the land owner would be willing to reach an agreement with us relating to our future mining of the La Viuda Concessions, we cannot be sure that he will do so or that he would be willing to do so on terms economically acceptable to us. If we cannot reach an agreement with the land owner with respect to our potential mining activities, our business plan would be negatively impacted and our business prospects would be damaged.

We began Phase 1 of our exploration program by conducting mapping, trenching and sampling programs at the AuroTellurio Property as well as gravity and magnetic geophysical surveys, including a helicopter-borne magnetics and radiometric survey, in preparation for an initial Phase I 2,350-meter drilling program that is planned for implementation in early 2013, once we raise the capital required to fund this drilling program. We have completed the majority of Phase 1 of our 2011/2012 exploration program

Historical data suggest that tellurium-gold mineralization at the adjoining La Bambolla mine occurs along a regional structural system with an average S 70 degrees E trend where a swarm of relatively narrow, sub-parallel, silica-rich mineralized veins are present. At La Bambolla, these veins are either vertical, or have steep dips, and range from 0.14 to 2.60 meters in width.  Based on analytical results of more than 500 underground channel samples taken at La Bambolla in the 1980's, the grades in the mine range from 0.01 to 3.26 % tellurium and 0.03 to 4.90 oz/ton gold, respectively.

Geologic mapping and sampling on the AuroTellurio Property have confirmed that the regional structure hosting the tellurium-gold vein system at La Bambolla extends east-southeasterly onto the AuroTellurio Property. Zones of fracture-controlled silicification, strikingly similar to those described at La Bambolla, have been mapped in our La Viuda 1 concession.  We believe that these features could be spatially located at a higher level than similar alteration-mineralization features found at La Bambolla.  This interpretation tends to support our initial geologic model where a series of essentially north-trending, post-mineral faults have down-dropped segments of the original mineralized system to the east.  Our current understanding, based on geological interpretation of the existing data, is that ore-grade tellurium-gold mineralization is highly likely to exist at depth within our La Viuda 1 concession. We have built a road to make it easier to access and further evaluate this potentially mineralized area.

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Planned Drilling Program

Our exploration program has resulted in the delineation of two target areas in our mining concessions, namely, Target 1 (aka the La Bambolla Extension), and Target 2 (aka the Deep-Seated Intrusive area). The dominant rock types in the project area consist of Tertiary rhyolite tuffs overlain by younger andesite tuffs. The rhyolite tuffs generally exhibit pervasive hydrothermal alteration and host the La Bambolla gold-tellurium deposit.

New Drilling Target Areas Defined

Target 1 is an extensive, prime exploration ground in which to search for gold-tellurium mineralization in quartz-pyrite veins and silica-rich zones similar to those found at La Bambolla deposit. Scattered zones of hydrothermal alteration (argillic alteration, quartz-calcite veinlets) are evident on the surface within this target area. Three diamond drill holes will be drilled in Target 1 as part of the planned 2013 drilling program.

Target 2, also known as the Deep-Seated-Intrusive target area, is a centrally located, extensive area where the presence of a blind intrusive responsible for the alteration and mineralization in the region has been proposed on the basis of geologic work. A subsequent gravity survey performed over this target area in the winter of 2011 corroborated the original geologic interpretation. The gravity survey confirmed the potential presence of a blind intrusive at depths in the 400-meter range, covering an area measuring approximately 2 by 1.5 kilometers.

The Target 1 area is located in the vicinity of the La Bambolla tellurium-gold mine owned by First Solar, a leading manufacturer of solar panels that uses tellurium as an essential component for the manufacture of its panels.

Geologic mapping and sampling carried out by the Company in the Target 1 area led to the conclusion that the regional structure hosting the tellurium-gold vein system at La Bambolla could extend east-southeasterly onto the Company’s Target 1 area. Zones of fracture-controlled silicification, strikingly similar to those described at La Bambolla, have been recognized in the Company’s Target 1 area.

Additionally, a recently completed geophysical survey involving CSAM (Controlled Source Audio-Frequency Magneto Telluric) resistivity and CSIP induced polarization methodologies (Zonge Engineering, Ltd.) delineated a wide anomalous zone of high to moderate resistivity (dense, silicified rocks) flanked by moderately to highly conductive rocks (argillized rhyolites) within a zone measuring approximately 360 meters in width. It is projected that this wide area of interest extends along the La Bambolla regional trend for a distance of at least 1,800 meters to the east-southeast making up our Target 1 area.

Recently completed CSAM resistivity and CSIP induced polarization geophysical surveys over the Target 2 area confirmed the possible intrusive source of the gravity anomaly at depths ranging from 250 to 400 meters. The interpreted three-dimensional configuration of the intrusive suggests that it is an extensive igneous unit that appears to be plunging to the east-northeast.

Several smaller features resembling igneous intrusions have been interpreted to occur above the igneous complex. These features, which could be dikes extending from the large igneous complex at depth, are often associated with vertical to nearly vertical resistive trends (dense, silicified intrusions) that cut through conductive units (altered rhyolites) in several localities of the surveyed area. Four diamond drill holes have been scheduled to test Target 2 as part of the planned upcoming drilling program.

Thin bands or layers of highly resistive rocks (silica rich) occur at very shallow depths, paralleling the topographic surface. These features are present in all eleven resistivity and induced polarization survey lines. These units have been interpreted as being silica caps. These features follow the configuration of the water table. Where they appear to be exposed on the surface, the silica caps will be mapped and sampled in order to investigate their composition and geochemical make up.

The technical information developed by us during our 2011/2012 exploration phase, including the most recent resistivity and induced polarization geophysical survey, has contributed to our understanding of the geologic settings and the potentials of our two target areas. The principal objective of our planned 2013 2,350-meter diamond drilling program is to test the two exploration models developed by us at our La Viuda Concessions.

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Competition

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing, personnel and equipment and for the acquisition of mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and/or development. This competition could adversely impact our ability to finance further exploration and to achieve the financing necessary to develop our mineral properties.

Compliance with Government Regulation

Our mining activities in Mexico are governed under Mexican law by The Mining Law of 1992, as amended, and the Regulations to the Mining Law enacted in 1999, as amended.

In order to carry out mining activities in Mexico, a mining company is required to obtain a mining concession from the General Bureau of Mining under the Ministry of Economy of the federal government of Mexico, or be assigned previously granted concession rights, and both must be recorded with the Public Registry of Mining. The mining concessions under which we are operating in Mexico were acquired by Mexivada and, if we comply with the terms of the Aurotellurio Option Agreement, will be assigned to us over time. Such assignments will be recorded with the Public Registry of Mines.

In addition, although mining works have to be authorized by other government authorities in Mexico when performed in or around certain areas or structures such as villages, dams, channels, general communications ways, submarine shelves of islands, islets and reefs, marine beds and subsoil and federal maritime-terrestrial zones, it is not expected that we will require any such authorizations because none of the areas or structures listed above is found on or near the AuroTellurio Property - the La Viuda Concessions are located on privately owned lands with the Target 1 proposed drill site situated approximately 2.75 miles (4.4 kilometers) from the closest village and the Target 2 proposed drill site situated approximately 3.5 miles (5.6 kilometers) from the nearest village; and both drill sites are located approximately 11 miles (17.5 kilometers) from the nearest town, Moctezuma.

Reports have to be filed with the General Bureau of Mining in May of each year evidencing previous calendar year mining works.

The new Mining Regulations, signed in February 2005 and put into effect in January 2006, provide for all concessions to be valid for a period of 50 years, provided the concessions remain in good standing.  Taxes, based on the surface area of the concession, are due in January and July of each year.  Under the AuroTelllurio Option Agreement, we are responsible for the payment of these taxes on the La Viuda Concessions until we acquire a full 80% interest in the Property, after which time we and Mexivada will be responsible for these taxes on a proportional basis. We are current in the payment of these taxes. Failure to pay these taxes could lead to cancellation of the La Viuda Concessions.

Upon expiration or cancellation of the concession, certain obligations remain, including obligations to file technical reports, not to remove permanent buildings or structures and to conduct remediation efforts as further discussed below.

Mexico has adopted laws and guidelines for environmental permitting that are similar to those in effect in the United States and other South American countries. The permitting process requires a thorough study to determine the baseline condition of the mining site and surrounding area, an environmental impact analysis, and proposed mitigation measures to minimize and offset the environmental impact of mining operations. Since the passage of Mexico’s 1988 General Law on Ecological Equilibrium and Environmental Protection, a sophisticated system for environmental regulation has evolved.  Most regulatory programs are implemented by various divisions of the Secretariat of Environment and Natural Resources of Mexico (“SEMARNAT”).  In May 2012, we filed the required NOM-120 notice with SEMARNAT, which notice included the environmental impact analysis of our current activities, to inform that agency of our ongoing exploration activities and our planned Phase I drilling program on the AuroTellurio Property. That is all that SEMARNAT requires at this time due to the early stage of development of our mining activities on the Property.

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With respect to possible remediation requirements, if we are forced to terminate our exploration efforts prior to beginning our proposed drilling program, because we have not been able to raise the capital required to fund our drilling program, remediation costs would be minimal. In this case, we would be required to fill the few shallow trenches we dug for sampling purposes, and maintain and restore the access road we built to access our Target 1 drilling area.  This effort can be accomplished using a leased bulldozer and local manpower and we estimate costs for such remediation efforts to be less than $15,000.

If we determine to terminate our exploration efforts after we complete our proposed drilling program, our remediation efforts would consist of refurbishing each of the drill sites and their respective access roads, including replanting or reseeding the areas.  We intend to construct the drill sites, and the roads leading to the sites, in such a way that we will minimize unnecessary disturbance to the ground in these locations.  We expect that, in this case, remediation costs, including those for retaining the services of a remediation consultant, would cost approximately $80,000.  This amount includes the cost of preparing and submitting the required environmental documentation and remediation report with SEMARNAT.

Other than the NOM-120 report referenced above, which we will need to update once we are ready to commence Phase I drilling, to inform SEMARNAT that we are beginning our drilling work, we will not be required to file any additional reports or permit applications to begin the Phase I drilling program and we do not expect that local environmental laws will have any material impact on our business. Additionally, we do not expect the costs and effects of compliance with local environmental laws, including the potential costs of remediation discussed above, to be material to our business during the current phase of our development. At this stage, we believe it is premature to speculate about costs that might be incurred in future years, and government regulations that would need to be complied with, if we discover economically viable quantities of minerals and determine to move forward with an actual mining program.

We are committed to complying with and are, to our knowledge, in compliance with all governmental and environmental regulations applicable to our Company and our properties. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our properties.

Company History

We were incorporated on April 19, 2004, as Arbutus Resources Inc. under the laws of the state of Nevada.  We were organized to be engaged in the acquisition and exploration of mineral properties.  We acquired a 100% undivided right, title and interest in and to twenty cells, known collectively as the Green Energy Claims, located 61 km southwest of the City of Williams Lake in South Central British Columbia, Canada.  By April 30, 2007, we had not earned any revenues, and, not having sufficient funds to commence exploration on our Green Energy Claims, we determined to seek a joint venture partner or other business option to continue operating as a viable public company.

On July 11, 2007, we merged with Cromwell Uranium Holdings, Inc. (“Holdings,” the “Cromwell Merger”), a Uranium exploration mining company, having changed our name on June 15, 2007 to Cromwell Uranium Corp. in anticipation of this merger. Pursuant to the Cromwell Merger, Holdings became our wholly owned subsidiary.  At the closing of the Cromwell Merger, we transferred the Green Energy Claims to a newly formed subsidiary and sold all of the capital stock of that subsidiary to our former directors.  As a result of developments in the public capital markets as well as conditions in the mining industry, among other factors, effective August 8, 2007, we and the principals of Holdings unwound the  Cromwell Merger and on August 9, 2007, we changed our name to US Uranium Inc.

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Since that unwinding and until we entered into the AuroTellurio Option Agreement, we had been searching for an appropriate business opportunity in the precious metals mining sector.  On March 9, 2009, we changed our name to California Gold Corp.

Other Exploration Opportunities

On March 19, 2012, we entered into an agreement with American Strategic Minerals Corporation, a Nevada corporation (“Amicor”), pursuant to which for the consideration of $125,000, we received a report (the “Report”) from Amicor concerning the geological formations on two properties (the “Amicor Properties”) in Bull Canyon and Martin Mesa, Montrose County, Colorado.  Amicor owns mining leases covering unpatented mining claims on the Amicor Properties.  At our option, we decided to pay Amicor for the Report by issuing to Amicor 1,250,000 restricted shares of our common stock, valued at $0.10 per share, the closing price of our common stock on the OTC Bulletin Board on March 19, 2012.  We reviewed the Report and, because no immediate surface potential for gold mineralization on the Amicor Properties was apparent from our analysis and inspection of the information provided in the Report and because of our primary focus on our exploration efforts at the La Viuda Concessions in Mexico, we determined not to proceed with any further activity or expenditures relating to the investigation of the Amicor Properties.

Research and Development Expenditures

We have incurred no research and development expenditures over the last fiscal year and do not anticipate significant future research and development expenditures.

Employees

We currently have no employees. Our Chief Executive Officer and Chief Operating Officer each provide their services to us on an independent contractor basis. We have also contracted with Incorporated Communications Services (“ICI”), a California administrative services and communications corporation, which provides certain administrative services to us.

Additionally, we engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Offices

Our principal executive office is located at 4515 Ocean View Blvd., Suite 305, La Cañada, CA 91011, and our telephone number at our principal executive offices is (818) 542-6891. Our website address is www.californiagoldcorp.com; however, the material included in our website does not constitute a part of this prospectus and should not be relied on by prospective purchasers in the offering.

Subsidiaries

We currently have one subsidiary, CalGold de Mexico, S. de R.L. de C.V., through which we will hold our interests in the La Viuda Concessions and manage our business affairs in Mexico.

Intellectual Property

We do not own, either legally or beneficially, any patent, trademark or material license and are not dependent on any such rights.

Description of Mineral Properties

The La Viuda Concessions

On February 11, 2011, we entered into the AuroTellurio Option Agreement with Mexivada to acquire up to an 80% interest in Mexivada’s La Viuda Concessions south of Moctezuma, Sonora, Mexico. Under the terms of the AuroTellurio Option Agreement, we will acquire up to an 80% legal and beneficial ownership interest in the Property by incurring up to $3,000,000 in cumulative exploration expenditures on the Property over a four year period at an investment rate of at least $750,000 per year, and by making certain cash payments and share issuances to Mexivada, as discussed in greater detail elsewhere in this report.

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Although we are acquiring up to an 80% interest in the La Viuda Concessions from Mexivada, neither we nor Mexivada owns the land where the Property is located. We have entered into a surface rights agreement with the local landowner enabling us to begin our exploration program. This agreement is renewable through May 16, 2014. If we need additional time after that date to continue our exploration program or if we discover meaningful quantities of minerals on the Property, we will need to further extend the surface rights exploration agreement or enter into additional agreements (whether lease or purchase) with the landowner to enable us to mine such minerals. There can be no assurance that the landowner will agree to such further agreements or, if he does, that they will be on terms economically acceptable to us. If we cannot reach agreement with the land owner with respect to our future exploration or potential mining activities, we would not be able to continue with the AuroTellurio project, our business plan would be negatively impacted and our business prospects would be damaged.

The La Viuda Concessions comprise two exploration concessions granted by the Mexican government to Compania Minera Mexivada, S.A. de C.V., a wholly owned subsidiary of Mexivada. The La Viuda Concessions, details of which are set forth below, cover approximately 7,624 hectares, or 18,839.31 acres.

						Surface
Concession	Status	File No.	Legal Title #	Title Grant Date	Title Expiry Date	Area (Ha.)
La Viuda	Granted	082/323550	232498	August 18, 2008	August 18, 2058	44
La Viuda 1	Granted	082/32407	232859	October 29, 2008	October 29, 2058	7,580.79

Property Location

The La Viuda Concessions are located in the northeastern portion of the State of Sonora, Mexico, near the Chihuahua border and just south of the town of Moctezuma. The property is approximately 280 miles southeast of Tucson, Arizona. The following map shows the approximate location of the concessions:

Figure 1 - Location map of the La Viuda Concessions in Sonora, Mexico.

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The La Viuda and La Viuda 1 concessions, shown on the map below, are the two concessions making up the Property. The La Viuda concession is approximately 47 hectares in size (116.14 acres), and is located to the south and southeast of a concession owned by Minera Teloro, S.A. de C.V., a Mexican company affiliated with First Solar. The La Viuda 1 is a large concession that covers an area of approximately 9 by 9 kilometers, encompassing about 7,574 hectares (18715.76 acres), and surrounds the La Viuda and other third party concessions.

The La Viuda Concessions are located approximately 15 miles south of Moctezuma and 7.5 miles due west of the town of Terapa. The Property is accessed from Terapa by a dirt road. The land owner who owns the land on which the Property is located has signed a surface rights agreement with us authorizing access to the La Viuda Concessions for exploration purposes. This agreement was renewed for an additional year on May 16, 2012. We are paying this land owner $14,400 per year for the right to conduct our exploration of the La Viuda Concessions on the AuroTellurio Property. This surface rights agreement is renewable at our option for one additional year for $14,400, effective as of the renewal date, May 16, 2013. If we do not complete our exploration efforts by May 16, 2014, we will have to renegotiate the surface rights agreement with the land owner, to extend it for an additional time period to enable us to complete our exploration program. Although we expect that the land owner would be willing to further renew the surface rights agreement, we cannot be sure that he will do so or that he would be willing to further renew the agreement for a reasonable fee and for a reasonable time period. If he refuses to renew the agreement, our ability to continue our exploration program would be negatively impacted and our business prospects would be damaged.

Additionally, if our exploration program, including our proposed test drilling program, proves successful, we will need to acquire surface rights and mining rights to begin an actual mining program. In this case, we would need to negotiate a new agreement with the land owner, either to lease mining rights or to acquire the land where our mining would be located outright. Although we expect that the land owner would be willing to reach an agreement with us relating to our future mining of the La Viuda Concessions, we cannot be sure that he will do so or that he would be willing to do so on terms economically acceptable to us. If we cannot reach an agreement with the land owner with respect to our potential mining activities, our business plan would be negatively impacted and our business prospects would be damaged.

Figure 2 - Location of the La Viuda and La Viuda 1 concessions (outlined in green).

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Regional Geology

The La Viuda Concessions are situated within the Sierra Madre Occidental (SMO) geologic-physiographic province. The dominant rocks are volcanic of Tertiary age, which host a number of world-class precious metal mines and deposits. In the Moctezuma region, which is where the Property is located, the dominant rock types are of Lower Cretaceous age, and they consist mostly of calcareous, argillaceous and detrital rocks. These units, in turn, are intruded by an igneous body of batholitic dimensions of Early Cretaceous to Early Tertiary age. The composition of this extensive batholith is in the granitic to granodioritic range.

The rocks of Tertiary age in this region are represented by a volcanic package that contains one or two of horizons of limestone (host rocks for base metal mineralization in the Oposura district near Moctezuma), and by a sequence of volcanic rocks consisting of pyroclastic units, whose composition varies from mafic to felsic (e.g. dacites). A plutonic intrusive body of Tertiary age, as well as hypabyssal rocks and dikes, also occurs in the district. Silicification occurs associated with some mineralized zones; this alteration-mineralization event post-dates the volcanic/intrusive sequence in the Moctezuma District.

Overlying the Tertiary rock sequence are continental clastic deposits capped by younger basalt flows. Lastly, alluvial and slope deposits of Quaternary age fill the valley floors and side slopes.

Local Geology

The main rock types in the district correspond to volcanic rocks of rhyolitic composition, and younger, possibly post-ore, andesites. The Arenillas formation, which has been widely studied by various entities, is of greater importance than other rock units for mineralization at the Bambolla concession. This formation consists of a package of volcaniclastic rocks that contains one or two limestone layers, which are host rocks for mineralization. The rocks present in the La Viuda Concessions are Tertiary calc-alkaline volcanics and dikes.

Plutonic rocks and dikes are also present. Tertiary sedimentary rock units, including sandstones, conglomerates, mudstones and basalts, are also evident.

Mineralization

The mineral deposits in the Oposura sector of the Moctezuma District basically consist of replacement-style, zinc-lead base metal deposits. Precious metal mineralization occurs in structurally-controlled veins, with the majority of these occurrences consisting of epithermal quartz- and quartz-carbonate veins with anomalous values of gold, silver and tellurium. A second type of structure-controlled vein type deposits occurring in the area contains base metal massive sulfides.

Structure

The La Viuda gold-mineralized structure is a WNW trending fault-controlled vein system with local exposures on the surface north of the La Viuda concession. These veins are, on the average, 0.5 to 1.0 meter in width. The vein is comprised of visible oxide minerals, mainly manganese oxides. Immediately south of La Viuda there is another vein system trending E-W to WNW and projecting to the east just south of the La Viuda concession. In this vein there is moderate sulfide mineralization along a fracture system, where stains of scorodite (?) were observed thus suggesting that this structure could be a gold carrier.

It appears that from La Bambolla and further to the south the mineralized structures are oriented more E-W rather than NW. The main structures at the Bambolla Mine project east and west, toward the eastern Property boundaries of La Viuda 1.

Grades

The important minerals present in the property, as documented by the Consejo de Recursos Minerales, are principally gold, silver and tellurium. However, limited surface geologic mapping and sampling work have been conducted to date to document the extent and average grades of the structures evident in the property.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Because litigation is subject to inherent uncertainties, we cannot predict, however, whether any possible proceedings, individually or in the aggregate, would have a material adverse effect on us. We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table sets forth certain information, as of February 12, 2013, with respect to our directors and executive officers.

Directors serve until the next annual meeting of the shareholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal. Officers serve for such terms as determined by our Board of Directors. Each officer holds office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal. No family relationships exist between any of our present directors and officers.

Name	Position(s) Held	Age	Date of Election or Appointment as Officer/Director

James D. Davidson, III	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director	65	November 12, 2007

George Duggan	Chief Operating Officer	65	January 17, 2011

 The following is a brief account of the business experience during the past five years or more of each of our directors and executive officers.

James Davidson  is and has been a private investor for more than forty years. Currently, Mr. Davidson is Treasurer and Secretary of NMX Holdings, a private media holding company and owner of NewsMax Media. Mr. Davidson has held these positions since January 2005. Mr. Davidson has been Chairman and a director of Ouro do Brasil Holdings Ltd. since October 2010 and a director of Core Values Mining and Exploration, Ltd. since April 2009, two private mining companies. In January, 2013, Mr. Davidson became a director of Valor Gold, a U.S. public company whose common stock trades on the OTC Bulletin Board.

A veteran of two decades in the mining business, Mr. Davidson was a founding director, in May 1996, of Anatolia Minerals Development. He helped steward Anatolia's growth from a start-up with a single mine in Turkey to its 2011 transformation into Alacer Gold Corporation (TSX:ASR), an intermediate gold producer.  Mr. Davidson resigned from Alacer in January 2011. From August 2012 until his resignation in December 2012, Mr. Davidson was a director, founding Chairman and Chief Executive Officer of Zinco do Brasil Corporation (formerly known as TurkPower Corporation), a U.S. public company whose common stock trades on the OTC Bulletin Board. Mr. Davidson first became a director of Zinco do Brasil in April 2011. Additionally, Mr. Davidson helped found and develop other companies including Uranium Energy Corporation (founding investor – 2004), Hana Mining Ltd. (founding investor – 2004), which subsequently spun off New Hana Copper Mining Ltd., Agora Publishing (Founder – August 1971; resigned as director – May 2004) and NewsMax Media (founding director – August 1998; owned by NMX Holdings since 2005). Mr. Davidson was also a founder, in October 1992, of New Oro Peru Resources (resigned – January 1994) and of Ouro do Brasil Holdings, in October 2010, where he is currently chairman. Mr. Davidson has broad experience as a corporate director, both in the United States and abroad, having served on corporate boards in Argentina, Bolivia, Brazil, Canada, Colombia, Hong Kong, New Zealand, Switzerland, Turkey and the United Kingdom. Mr. Davidson is also the co-author of several popular financial books with the late Lord William Rees-Mogg, former editor of The Times of London.

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Mr. Davidson received his Bachelor’s Degree with General Honors and high honors in English from University of Maryland in 1971, an M.A. in English 1974, and received his Masters of Letters (M. Litt) in Politics, Philosophy & Economics from the University of Oxford, Pembroke College, 1981.

Because of Mr. Davidson’s specific experience in, and knowledge of, the mining sector, and as an entrepreneur and a director of numerous companies, complemented by his academic credentials, we have concluded that Mr. Davidson should serve as a director of the Company. Mr. Davidson devotes approximately 5 hours per week to our business.

George Duggan was appointed as our Chief Operating Officer by our Board of Directors in January 2011. Since 1978, Mr. Duggan has been engaged in the media and investor relations business, operating through his own company, Incorporated Operations, and through Michael Baybak & Co., Inc. (Florida) and Communications Services Inc. (California). From 1977 to 1978, he was employed as a financial analyst at Texas Instruments Inc. Mr. Duggan received an MBA degree from the University of California at Berkeley in 1977.

Mr. Duggan has more than 30 years of direct experience in providing professional financial, accounting, and marketing services to U.S. and Canadian junior resource companies.   He has an MBA in banking and finance from University of California at Berkley and also served as a financial analyst with Texas Instruments before moving into the resource sector.  His expertise is greatly relied upon by dozens of junior exploration and mining companies throughout the U.S. and Canada.  Based on this knowledge and experience, the Company determined that Mr. Duggan should serve as the Company’s COO. Mr. Duggan devotes approximately 10 to 15 hours per week to our business.

David Rector resigned from our Board of Directors on May 4, 2012.

Board Committees

We have not yet established any committees of our Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our Board, we do not believe that it is practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our Board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time. The entire Board of Directors oversees our audits and auditing procedures. Neither of the current members of our Board of Directors is an “audit committee financial expert,” as that term is defined in Item 407 of Regulation S-K under the Securities Act.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the Board of Directors be “independent” and, as a result, we are not at this time required to (and we do not) have our Board of Directors comprised of a majority of “Independent Directors.”

Our Board of Directors has considered the independence of its Directors in reference to the definition of “Independent Director” established by the Nasdaq Marketplace Rule 5605(a)(2). In doing so, the Board of Directors has reviewed all commercial and other relationships of each director in making its determination as to the independence of its Directors. After such review, the Board of Directors has determined that our current sole director, James Davidson, does not qualify as independent under the requirements of the Nasdaq listing standards.

Shareholder Communications

We do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations.

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Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our Code of Ethics will be provided to any person requesting same without charge. To request a copy of our Code of Ethics please make written request to our President at 4515 Ocean View Blvd., Suite 305, La Cañada, CA 91011. We believe our Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Compliance with Section 16(a) of the Exchange Act

We registered our common stock pursuant to Section 12 of the Exchange Act by filing a Form 8-A with the SEC on May 10, 2012. Accordingly, our officers, directors and principal shareholders are subject, as of May 10, 2012, to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our securities known by us as of February 12, 2013 by:

•	each person or entity known by us to be the beneficial owner of more than five percent (5%) of our common stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. Information given with respect to beneficial owners who are not officers or directors of ours is to the best of our knowledge. However, as we do not have a class of stock registered under the Exchange Act, beneficial owners of our securities are not required to file Williams Act or Section 16 reports, which limits our ability to determine whether a person or entity is a beneficial owner of more than 5% of our common stock and the extent of any such beneficial owner’s holdings or the relationships among beneficial owners.

The percentages of common stock have been calculated on the basis of treating as outstanding for a particular person all shares of our common stock outstanding on such date and all shares of our common stock issuable to such holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by such person at said date which are exercisable within 60 days of such date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

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Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (a)		Percent of Class (b)

James D. Davidson, III 4515 Ocean View Blvd., Suite 305 La Cañada, CA 91011	Common Stock	10,314,292	(1)	8.9%

George Duggan 4515 Ocean View Blvd., Suite 305 La Cañada, CA 91011	Common Stock	3,094,042	(2)	2.7%

All directors and executive officers as a group (2 persons)	Common Stock	13,408,334		11.5%

Sandor Capital Master Fund LP 2828 Routh Street, Suite 500 Dallas, TX 75201	Common Stock	13,958,333	(3)	11.6%

Michael Baybak 4515 Oceanview Blvd. La Cañada, CA 91011	Common Stock	11,518,974	(4)	9.9%

Barry Honig 4400 Biscayne Blvd., #850 Miami, FL 33137	Common Stock	11,518,974	(5)	9.9%

Gottbetter & Partners, LLP 488 Madison Avenue, 12th Floor New York, NY 10022	Common Stock	11,518,974	(6)	9.9%

Fitel Nominees Limited 11 St. James Square Manchester M2 6WH UK	Common Stock	8,002,208	(7)	6.8%

Dragon Equities Limited c/o Haywood Securities Inc. 200 Burrard Street, Suite 700 Vancouver, BC V6C 3A6	Common Stock	9,062,500	(8)	7.7%

Brio Capital L.P. 401 East 34th St., Suite South 33C New York, NY 10016	Common Stock	6,041,667	(9)	5.2%

Dharma Fund PCC Limited 207 Neptune House Marina Bay, Gibraltar	Common Stock	6,041,667	(10)	5.2%

E&P Fund Ltd. c/o Nemo Asset Management PO Box 60374 Abu Dhabi, U.A.E.	Common Stock	6,041,667	(11)	5.2%

Michael & Betsy Brauser TBE 3164 NE 31st Avenue, Lighthouse Point, FL 33064	Common Stock	8,870,207	(12)	7.5%

*Less than 1%.

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a.	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes having or sharing voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 12, 2013, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

b.	Percentages are based on 115,201,260 shares of Common Stock issued and outstanding as of February 12, 2013.

1.	Includes 666,667 shares of our common stock issuable upon the exercise of options that are exercisable within 60 days.

2.	Includes 666,667 shares of our common stock issuable upon the exercise of options that are exercisable within 60 days.

3.	Includes 4,708,333 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days. John S. Lemak has the power to vote and dispose of the shares owned by Sandor Capital Master Fund, L.P.

4.	Includes 1,333,334 shares of our common stock issuable upon the exercise of options that are exercisable within 60 days held by Michael Baybak. Includes 915,515 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days held by Baybak Family Partners, Ltd., a Colorado family limited partnership (“BFP”). Does not include (a) 3,167,818 shares of our common stock issuable upon the exercise of warrants held by BFP, which warrants contain a customary 9.9% blocker provision and, thus, are not exercisable within 60 days, and (b) 8,000,000 shares of our common stock issuable upon the conversion of 8,000,000 shares of our Series A Preferred Stock held by BFP, which preferred shares also contain a 9.9% blocker and, thus, are not convertible within 60 days. As general partner of BFP, Michael Baybak has voting and investment power with respect to the shares owned by BFP.

5.	Includes 1,333,334 shares of our common stock issuable upon the exercise of options that are exercisable within 60 days. Includes 828,140 shares of our common stock issuable upon the conversion of shares of our Series A Preferred Stock held by GRQ Consultants, Inc. 401K (“GRQ”). Barry Honig has voting and investment power with respect to the shares owned by GRQ. Includes (a) 3,062,500 and 375,000 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days held by GRQ and Barry Honig, respectively. Does not include 5,171,860 shares of our common stock issuable upon the conversion of shares of our Series A Preferred Stock held by GRQ, which preferred shares also contain the 9.9% blocker and, thus, are not convertible within 60 days.

6.	Includes 1,300,000 shares of our common stock held by Gottbetter Capital Group, Inc. Adam Gottbetter has voting and investment power with respect to the shares owned by Gottbetter Capital Group, Inc. and by Gottbetter & Partners, LLP (“G&P”). Includes 3,756,914 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days held by G&P. Does not include (a) 701,419 shares of our common stock issuable upon the exercise of warrants held by G&P, which warrants contain a customary 9.9% blocker provision and, thus, are not exercisable within 60 days, and (b) 8,000,000 shares of our common stock issuable upon the conversion of 8,000,000 shares of our Series A Preferred Stock held by G&P, which preferred shares also contain a 9.9% blocker and, thus, are not convertible within 60 days.

7.	Includes 2,702,208 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days. D.M. Barrow has the power to vote and dispose of the shares owned by Fitel Nominees Limited.

8.	Includes 3,062,500 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days. Fuad Sillam has the power to vote and dispose of the shares owned by Dragon Equities Limited.

9.	Includes 2,041,667 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days. Shaye Hirsch has the power to vote and dispose of the shares owned by Brio Capital L.P.

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10.	Includes 2,041,667 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days. Jean-Francois Campos has the power to vote and dispose of the shares being registered on behalf of Dharma Fund PCC Limited.

11.	Includes 2,041,667 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days. Christian Naville and Oliver Couriol have the power to vote and dispose of the shares being registered on behalf of E and P Fund Ltd.

12.	Includes 2,416,667 shares of our common stock issuable upon the exercise of warrants that are exercisable within 60 days.

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EXECUTIVE	COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the last two fiscal years ended January 31, 2012, to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended January 31, 2012; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended January 31, 2012; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended January 31, 2012, that received annual compensation during the fiscal year ended January 31, 2012, in excess of $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

James D. Davidson, III (1),	2012	36,000	0	0	89,997	0	0	0	125,997
Chief Executive Officer	2011	0	0	0	0	0	0	0	0

George Duggan (2),	2012	30,000	0	0	89,997	0	0	0	119,997
Chief Operating Officer	2011	2,500	0	0	0	0	0	0	2,500

(1) Mr. Davidson serves as our Chief Executive and Chief Financial Officer on an independent contractor basis. Although Mr. Davidson does not have an employment agreement with us, from February 1, 2011 to May 31, 2011, we paid Mr. Davidson a monthly fee of $5,000 and from June 1, 2011, we began paying Mr. Davidson a reduced fee of $2,000 per month for his services to us as our Chief Executive Officer pursuant to a consulting agreement described below. Additionally, Mr. Davidson received a grant of options to purchase 1,000,000 shares of our common stock under the 2007 Plan, with an exercise price of $0.09 per share and a term of 10 years. The aggregate grant date fair value of Mr. Davidson’s options computed in accordance with FASB ASC Topic 718 was $89,997, based on the assumptions disclosed in our footnotes to the annual financial statements for the period ended January 31, 2012.

(2) Mr. Duggan serves as our Chief Operating Officer on an independent contractor basis. Mr. Duggan does not have an employment agreement with us, although beginning January 17, 2011, we started paying Mr. Duggan a fee of $2,500 per month for his services to us as our Chief Operating Officer pursuant to a consulting agreement described below. Additionally, Mr. Duggan received a grant of options to purchase 1,000,000 shares of our common stock under the 2007 Plan, with an exercise price of $0.09 per share and a term of 10 years. The aggregate grant date fair value of Mr. Duggan’s options computed in accordance with FASB ASC Topic 718 was $89,997, based on the assumptions disclosed in our footnotes to the annual financial statements for the period ended January 31, 2012.

Outstanding Equity Awards at Fiscal Year-End

We have not issued any stock options or maintained any stock option or other incentive plans other than our 2007 Plan. (See “Market for Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans,” above).  The following table sets forth information regarding stock options held by the Company’s Named Executive Officers and Directors at January 31, 2012.

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Option Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option plan exercise price ($)	Option expiration date
James D. Davidson (1)	333,333	666,667	1,000,000	0.09	7/27/21
David Rector (1) (2)	333,333	666,667	1,000,000	0.09	7/27/21
George Duggan (1)	333,333	666,667	1,000,000	0.09	7/27/21

(1)	Each of Messrs. Davidson, Rector and Duggan received a grant of options to purchase one million (1,000,000) shares of our common stock under the 2007 Plan, with an exercise price of $0.09 per share and a term of 10 years. One third of the options vested on July 27, 2011, the date of grant and the remaining options will vest in two equal installments on each of July 27, 2012 and 2013.
(2)	Because Mr. Rector resigned as a director on May 4, 2012, his unexercisable options terminated on that date and his vested but unexercised options expired on August 4, 2012.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

Employment Agreements or Arrangements with Executive Officers

We do not have employment agreements with either of our executive officers. However, we have entered into independent contractor agreements with each of our Chief Executive Officer and our Chief Operating Officer, as discussed below, pursuant to which they are compensated for their services to us.

Consulting Agreements with our Chief Executive Officer and Chief Operating Officer

Effective February 1, 2011, we entered into an independent contractor consulting agreement with James Davidson pursuant to which we agreed to pay to Mr. Davidson $5,000 per month for 12 months beginning February 1, 2011 for his services rendered to us as our Chief Executive Officer. This agreement was amended as of June 6, 2011 such that beginning in June 2011 Mr. Davidson’s monthly compensation was reduced to $2,000 per month. The agreement with Mr. Davidson was renewed for an additional 12 months beginning February 1, 2012.

Effective January 17, 2011, we entered into an independent contractor consulting agreement with George Duggan pursuant to which we agreed to pay to Mr. Duggan $2,500 per month for 12 months beginning January 17, 2011 for his services rendered to us as our Chief Operating Officer. The agreement with Mr. Duggan was renewed for an additional 12 months beginning January 17, 2012.

Each of these agreements runs for a term of 12 months and may be extended by agreement of the parties. Each agreement may be terminated by us for cause during its term or for any reason after the first 12 months upon five days prior notice, and by the executive officer for any reason upon 30 days prior notice. We have also agreed to reimburse the executives for all reasonable pre-approved out-of-pocket expenses incurred in connection with their performance under the agreements.

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Compensation of Directors

Our sole director does not receive any cash compensation for serving as such, for serving on committees (if any) of the Board of Directors or for special assignments. As of the date hereof, there were no other arrangements between us and our director that resulted in our making payments to him for any services provided to us by him as a director.

On July 27, 2011, we granted options to purchase 1,000,000 shares of our common stock to our former non-employee director, David Rector. These options have a 10-year term and were granted with an exercise price of $0.09 per share. One third of these options, or 333,337, vested on the date of the grant, with the remaining two thirds vesting on the first and second anniversaries of the date of grant. All vested options are exercisable, in full or in part, at any time after vesting, until termination. Because Mr. Rector resigned as a director on May 4, 2012, his unexercisable options terminated on that date and his vested but unexercised options expired on August 4, 2012.

The following table sets forth information regarding compensation accrued to our directors for the year ended January 31, 2012.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards (1) ($)	Non- equity incentive plan compensa- tion ($)	Nonqualified deferred compensation earnings ($)	All other compen- sation ($)	Total ($)

David Rector	-	-	89,997	-	-	-	89,997

(1)	The aggregate grant date fair value of option awards has been recorded in accordance with FASB ASC Topic 718, based on the assumptions disclosed in our footnotes to the annual financial statements for the period ended January 31, 2012.

Equity Compensation Plan Information

Our Board of Directors and stockholders owning a majority of our outstanding shares adopted our 2007 Equity Incentive Plan (the “2007 Plan”), which originally reserved a total of 3,000,000 shares of our common stock for issuance under the 2007 Plan.  In December 2010, the number of shares reserved for issuance under the 2007 Plan was increased by the Board to 16,000,000 shares of common stock, subject to adjustment under certain circumstances. This increase was approved by our then-majority stockholder. If an incentive award granted under the 2007 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2007 Plan.

In addition, the number of shares of Common Stock subject to the 2007 Plan, any number of shares subject to any numerical limit in the 2007 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the Compensation Committee of our Board of Directors, or the Board of Directors in the absence of such a committee, will administer the 2007 Plan.  Subject to the terms of the 2007 Plan, the Compensation Committee would have complete authority and discretion to determine the terms of awards under the 2007 Plan.

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Eligible Recipients

Any officer or other employee of the Company or its affiliates, or an individual that the Company or an affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its affiliates, including a non-employee director of the Board, is eligible to receive awards under the 2011 Plan.

Grants

The 2007 Plan authorizes the grant to eligible recipients of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

·	Options granted under the 2007 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant.

·	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

·	The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

·	The 2007 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of our common stock to be awarded and the terms applicable to each award, including performance restrictions.

·	Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of our common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

Duration, Amendment and Termination

The Board has the power to amend, suspend or terminate the 2007 Plan without stockholder approval or ratification at any time or from time to time.  No change may be made that increases the total number of shares of our common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2007 Plan would terminate ten years after its adoption.

Outstanding Equity Awards at Fiscal Year Ended January 31, 2012

On July 27, 2011, the Company granted options to purchase 11,000,000 shares of its common stock to certain of its officers, consultants and its outside director. These options have a 10-year term and were granted with an exercise price of $0.09, the fair market value of our common stock on the date of grant, as determined by our Board of Directors, based on the closing price of the Common Stock on the OTB Bulletin Board on the date of grant. The one third of these options, or 3,666,667, vested on the date of the grant, with the remaining two thirds vesting on the first and second anniversaries of the date of grant. All vested options are exercisable, in full or in part, at any time after vesting, until termination. Because our non-employee director, Mr. David Rector, resigned as a director on May 4, 2012, his 666.667 unexercisable options terminated on that date and his 333,333 vested but unexercised options expired on August 4, 2012.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation of Officers and Directors

Effective February 1, 2011, we entered into an independent contractor consulting agreement with James Davidson pursuant to which we agreed to pay to Mr. Davidson $5,000 per month for 12 months beginning February 1, 2011 for his services rendered to us as our Chief Executive Officer. That agreement was amended such that effective June 1, 2011, we reduced Mr. Davidson’s compensation to $2,000 per month. The agreement with Mr. Davidson was renewed for an additional 12 months beginning February 1, 2012. We incurred $36,000 in costs under this agreement for the year ended January 31, 2012, and $18,000 and $30,000 for the nine months ended October 31, 2012 and 2011, respectively. As of October 31, 2012 and January 31, 2012, the outstanding payable to Mr. Davidson was $18,000 and $0, respectively, which was recorded as other accrued liabilities - related party in our consolidated balance sheets.

Effective January 17, 2011, we entered into an independent contractor consulting agreement with George Duggan pursuant to which we agreed to pay to Mr. Duggan $2,500 per month for 12 months beginning January 17, 2011 for his services rendered to us as our Chief Operating Officer. The agreement with Mr. Duggan was renewed for an additional 12 months beginning January 17, 2012. We incurred $30,000 and $2,500 in fees under this agreement for the years ended January 31, 2012 and 2011, respectively and $22,500 and $20,000 in fees under this agreement for the nine months ended October 31, 2012 and 2011, respectively. As of October 31, 2012 and January 31, 2012, the outstanding payable to Mr. Duggan was $25,000 and $2,500, respectively, which was recorded as other accrued liabilities - related party in our consolidated balance sheets.

Our total officers and director fees were $66,000 and $2,500 for the years ended January 31, 2012 and 2011, respectively. Officers and directors fees were $40,500 and $50,000 for the nine months ended October 31, 2012 and 2011, respectively. The total compensation of officers and directors was recorded as a component of general and administrative expenses in our consolidated statements of expenses.

Legal, Consulting and Other Professional Fees

Effective December 1, 2010, we entered into a 12 month retainer agreement with Gottbetter & Partners, LLP, , a beneficial holder of more than 5% of our outstanding common stock, pursuant to which we paid Gottbetter & Partners, LLP a monthly fee of $5,500 for providing to us legal services relating to SEC regulatory compliance and reporting requirements. As of January 31, 2011, we had an outstanding advance payment for these services in the amount of $22,000 and incurred $11,000 in legal fees. For the year ended January 31, 2012, we incurred $60,500 under this agreement. Gottbetter & Partners, LLP continued to provide these legal services at $6,000 per month in the year 2012. For the nine months ended October 31, 2012 and 2011, we incurred $58,500 and $49,500 in legal fees relating to these services, respectively. Additionally, we agreed to pay Gottbetter & Partners, LLP a flat fee of $50,000 for Gottbetter & Partners, LLP’s legal representation relating to our acquisition of the AuroTellurio Property from Mexivada, such fee to be paid as services relating to this acquisition were provided.  We reached the maximum payment of $50,000 under this agreement as of October 31, 2011.

We also agreed to pay Gottbetter & Partners, LLP legal fees (calculated and billed on an hourly basis) for the preparation and filing of the resale registration statement of the Form S-1 covering the shares of our common stock contained in the units and underlying the warrants contained in the units sold in our 2010/2011 Private Placement and registered herein. For the nine months ended October 31, 2012 and 2011, the Company incurred $39,014 and $12,223, respectively, in legal fees related to these services.

For the years ended January 31, 2012, 2011 and 2010, our total professional legal fees paid to Gottbetter & Partners, LLP were $150,550, $187,354 and $135,554, respectively.  For the nine months ended October 31, 2012 and 2011, our total professional legal fees were $127,349 and $139,551, respectively. The legal fees primarily related to SEC filings and other general corporate matters and were included as a component of general and administrative expenses and acquisition-related costs in our consolidated statements of expenses. A total of $65,182 outstanding payable for legal services provided by Gottbetter & Partners, LLP was included in our consolidated balance sheets as of October 31, 2012, compared to $0, $46,250 and $175,394 outstanding as of January 31, 2012, 2011 and 2010, respectively.

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In December 2010, we entered into a consulting agreement with Oberal International, Inc. (“Oberal”), our stockholder, for a term of 90 days. Oberal provided us with regular and customary capital markets and corporate finance consulting advice, including recommendations concerning investor and strategic introductions to potential industry partners. In consideration of services to be rendered by Oberal, we agreed to pay Oberal $25,250 for the term of the agreement. As of January 31, 2011, we had an outstanding advance payment for these services in the amount of $11,783 and incurred $13,467 in consulting fees as of January 31, 2011. The $11,783 advance payment was amortized in the nine months ended October 31, 2011. We didn’t incur any consulting fees with Oberal during the year ended January 31, 2012 and for the nine months ended October 31, 2012.

In January 2011, we entered into an administrative services agreement with Incorporated Communications Services (“ICS”), a California corporation. George Duggan, our Chief Operations Officer, is the Vice President of ICS. Pursuant to the agreement with ICS, ICS provides us with office to serve as our corporate headquarters and communications office space at its address in La Cañada, California, and provides us with basic administrative services, including coordinating and routing incoming telephone calls, handling investor inquiries, assisting in the preparation of press releases, developing an informational website and coordinating with our auditors and our financial statement preparers. We pay ICS a monthly fee of $6,000 for these services. Our agreement with ICS became effective January 1, 2011, and ran for an initial term of 12 months. This agreement was extended by the parties for an additional 12 months beginning January 1, 2012.  It may be further extended or terminated by the parties upon 60 days prior notice. We incurred $72,000 and $6,000 in management fees for the years ended January 31, 2012 and 2011, respectively, which were included as a component of our general and administrative expenses. Additionally, we reimbursed ICS for the expenses related to the services provided of $9,291 and $0 for the years ended January 31, 2012 and 2011, respectively. As of January 31, 2012 and 2011, the outstanding payable to ICS was $0 and $6,000, respectively.  We incurred $54,000 in management fees for the nine months ended October 31, 2012 and 2011. We also reimbursed ICS for the expenses related to the services provided of $10,376 and $8,649 for the nine months ended October 31, 2012 and 2011, respectively. As of October 31, 2012, we had no outstanding payables to ICS.

Effective June 6, 2011, we entered into an independent contractor consulting agreement with Michael Baybak, a beneficial holder of more than 5% of our outstanding common stock, pursuant to which we agreed to pay to Mr. Baybak $6,000 per month for 24 months beginning June 6, 2011. Mr. Baybak provides us with consulting advice with respect to the management of our mining and exploration operations.  We incurred $48,000 in consulting fees related to this agreement for the year ended January 31, 2012, which were included as a component of general and administrative expenses. During the year ended January 31, 2011, we incurred a total of $13,819 for certain acquisition-related consulting and marketing services provided by Mr. Baybak.  We incurred $54,000 and $30,000 in consulting fees related to this agreement for the nine months ended October 31, 2012 and 2011, respectively. As of October 31, 2012 and January 31, 2012, the outstanding payable to Mr. Baybak was $2,500 and $0, respectively.

Mr. Baybak owns and operates a Florida-based consulting firm, Michael Baybak & Co., Inc., which specializes in corporate communications and management consulting services to North American resource exploration and development companies in both the US and Canada. Over the past 34 years, Mr. Baybak has had extensive experience in advising all categories of such companies with respect to corporate communications and marketing, professional personnel development, and best management practices.  Although not a professional geologist by training, Mr. Baybak has worked extensively with professional geologists on a significant number of projects, assisting them with, among other things, understanding and meeting compliance and disclosure requirements mandated by US and Canadian disclosure laws. He is a graduate of Columbia University and attended Yale Law School.

Loans to the Company

On September 9, 2009, each of Michael Baybak, James Davidson, Barry Honig and Gottbetter Capital Group, Inc. lent us $2,500, for an aggregate of $10,000, for working capital purposes. These unsecured loans carried no interest and were due on September 9, 2010.

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On December 10, 2009, each of Michael Baybak, James Davidson, Barry Honig and Gottbetter Capital Group, Inc. lent us $2,500, for an aggregate of $10,000, for working capital purposes. These unsecured loans carried an interest rate of ten percent (10%) per annum and were due on December 9, 2010.

In March 2010, in exchange for working capital loans to us, we issued unsecured promissory notes in the amount of $3,000 to each of Michael Baybak, James Davidson and Barry Honig, and in the amount of $2,500 to Gottbetter Capital Group, Inc. These notes carried an interest rate of ten percent (10%) per annum and were due in March 2011, one year from the issue date.

All of the notes and loans referenced above were amended to require their mandatory conversion on the initial closing of our 2010/2011 Private Placement and were so converted on December 22, 2010 at a price of $0.025 per share into an aggregate of 1,260,000 shares of our common stock (320,000 shares to each of Messrs. Baybak, Davidson and Honig and 300,000 shares to Gottbetter Capital Group, Inc.). Interest on the December 10, 2009 notes and on the March 10, 2010 notes was forgiven as part of the conversion amendment.

On June 16, 2010, in exchange for a working capital loans to us, we issued an additional unsecured promissory note in the amount of $10,000 to Gottbetter & Partners, LLP. This note carried an interest rate of ten percent (10%) per annum and was due on June 15, 2011. On September 16, 2010, this note was modified whereby the interest rate was reduced to zero and the term of the loan was revised to September 15, 2011. In addition, a conversion option was added whereby the note was convertible at the holder’s option at $0.03 and mandatorily convertible at a lower rate of $0.025 upon the initial closing of our 2010/2011 private placement. Also on September 16, 2010, we issued an additional unsecured promissory note in the amount of $5,000 to Gottbetter & Partners, LLP, although the $5,000 loan was not received by us until December 22, 2010. This note carried no interest and was due on September 15, 2011 unless earlier converted on an optional basis at $0.03 per share or on a mandatory basis at a price of $0.025 per share on the initial closing of our 2010/2011 Private Placement. These two notes were converted on the initial closing of our 2010/2011 Private Placement on December 22, 2010 into 600,000 shares of our common stock.

On September 15, 2010, in exchange for working capital loans to us, we issued additional unsecured promissory notes in the amount of $15,000 to each of Michael Baybak, James Davidson and Barry Honig. These notes carried no interest and were due on September 15, 2011 unless earlier converted on an optional basis at $0.03 per share or on a mandatory basis at a price of $0.025 per share on the initial closing of our 2010/2011 Private Placement. These notes were converted on the initial closing of our 2010/2011 Private Placement on December 22, 2010 into an aggregate of 1,800,000 shares of our common stock (600,000 shares to each of Messrs. Baybak, Davidson and Honig).

Michael Baybak is a beneficial owner of more than five percent (5%) of our common stock and is a consultant to us. Barry Honig is a beneficial owner of more than five percent (5%) of our common stock. James Davidson is our Chief Executive Officer and our sole director. Gottbetter & Partners, LLP is a beneficial owner of more than five percent (5%) of our common stock and our legal counsel. Gottbetter & Partners, LLP and Gottbetter Capital Group, Inc. are both owned by Adam S. Gottbetter.

Gain on Forgiveness of Related Party Debt

We recorded a $157,291 net gain on forgiveness of related party debt as additional paid-in capital during the year ended January 31, 2011. The total net gain amount included a $1,511 forgiven accrued interest on the $31,500 in loans, discussed above, and a $157,665 gain on forgiven accounts payable to Gottbetter & Partners, LLP for the past services. The total gain of $159,176 was offset by a $1,885 loss on the extinguishment of debt related to one of the convertible notes to Gottbetter & Partners, LLP, discussed above. We did not have forgiven debt in the year ended January 31, 2012 and for the nine months ended October 31, 2012.

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Securities Purchases and Issuances

Baybak Family Partners, Ltd. purchased 8,000,000 units (including Series A Preferred Stock instead of common stock) in our 2010/2011 Private Placement for an aggregate investment of $200,000. Michael Baybak has voting and investment power with respect to the shares owned by Baybak Family Partners, Ltd..

GRQ Consultants, Inc. 401K purchased 6,000,000 units (including Series A Preferred Stock instead of common stock) in our 2010/2011 Private Placement for an aggregate investment of $150,000. Barry Honig has voting and investment power with respect to the shares owned by GRQ Consultants, Inc. 401K.

Gottbetter & Partners, LLP purchased 8,000,000 units (including Series A Preferred Stock instead of common stock) in our 2010/2011 Private Placement for an aggregate investment of $200,000. Adam S. Gottbetter has voting and investment power with respect to the shares owned by Gottbetter & Partners, LLP.

On March 16, 2012, we closed a private placement offering, pursuant to which we sold 4,250,000 Units of our securities for gross proceeds of $170,000, at an offering price of $0.04 per Unit (the March 2012 Unit Offering”). Each of these Units consisted of one share of our common stock and a warrant to purchase one-half share of our common stock at an exercise price of $0.06 per whole share. These warrants are exercisable for twenty four (24) months from the date of issuance. Barry Honig purchased 750,000 of the units in the March 2012 Unit Offering for an aggregate investment of $30,000. Gottbetter & Partners, LLP purchased 750,000 of the units in the March 2012 Unit Offering for an aggregate investment of $30,000.

In connection with and at the time of the Cromwell Merger, we issued 31,000,000 shares of our common stock to James Davidson, our Chief Executive Officer, in repayment of $31,000 of cash advances to us, and expenses incurred on behalf of us, by Mr. Davidson. On December 22, 2010, we repurchased and cancelled 13,000,000 of those shares from Mr. Davidson at a price of $13,000.

In December 2010, we issued 500,000 shares of our restricted common stock, fair valued at $12,500, to Gottbetter & Partners, LLP for services provided to us by that service provider in 2007 and 2008.

In January 2011, we entered into a consulting agreement with Melechdavid, Inc., our stockholder. Melechdavid, Inc. provided consulting services related to our business development and corporate finance for a term of 90 days, commencing on January 18, 2011. In February 2011, in consideration of provided services, we issued 500,000 shares of our restricted common stock to Melechdavid, Inc. and recorded the $10,555 and $1,945 of stock-based compensation expense for services provided to us in the years ended January 31, 2012 and 2011.

Other than as disclosed immediately above, there have been no transactions since the beginning of our last fiscal year, and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any of their respective immediate family members, has had or will have any direct or material indirect interest.

PLAN OF DISTRIBUTION

Securities Offered in a Primary Offering

We are offering up to 100,000,000 shares of common stock on a “best efforts no minimum” basis.   The offering price is $0.005 per share.  The common stock will be offered by our officers and directors.  No commissions will be made on any sales made by our officers or directors.  We reserve the right to use licensed broker/dealers and pay the brokers a cash commission of up to 10% of the proceeds raised by that broker.  We will have access to your funds without regard to the dollar amount of the funds raised.

Our officers and directors are not required to register as a broker-dealer under section 15 of the Exchange Act in reliance upon Rule 3a4-1 thereunder and are in compliance with that rule.  Rule 3a4-1 sets forth those conditions

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under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer.  The conditions are that:

1.    The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2.    The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.    The person is not at the time of his participation, an associated person of a broker/dealer; and,

4.    The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 under the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of us otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

 Securities Offered by the Selling Shareholders

The selling shareholders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. All selling shareholders who are broker-dealers are deemed to be underwriters. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

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The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of our common stock or otherwise, the selling shareholders may enter into hedging transactions with broker- dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgees, transferees or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker- dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling shareholder will sell any or all of the shares of our common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

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Each selling shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. None of the selling shareholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling shareholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling shareholder. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will file a post-effective amendment to the registration statement. If the selling shareholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling shareholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Our common stock is currently quoted on the OTCBB and trades below $5.00 per share; therefore, the common stock is considered a “penny stock” and subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in the common stock.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our Amended and Restated Articles of Incorporation were further amended in December 2010 to increase our authorized capital stock to 322,000,000 shares, par value $0.001 per share, consisting of 300,000,000 shares of common stock and 22,000,000 of blank-check preferred stock.

Equity Securities Issued and Outstanding

On February 12, 2013, there were issued and outstanding:

•	115,201,260 shares of our common stock;

•	22,000,000 shares of our Series A Preferred Stock, all of which are currently convertible into a like number of shares of our common stock;

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•	Warrants to purchase 41,671,194 shares of our common stock, all of which are currently exercisable; and

•	Options to purchase 10,000,000 shares of our common stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Apart from preferences that may be applicable to any holders of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends, if any, ratably as may be declared from time to time by the Board out of funds legally available therefor. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all liabilities and liquidation preferences on any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Under the terms of our Amended and Restated Articles of Incorporation, as amended, our Board of Directors has authority, without any vote or action of our shareholders, to issue up to 22,000,000 shares of “blank check” preferred stock in one or more series and to fix the relative rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption terms (including sinking fund provisions) and liquidation preferences and the number of shares constituting a series or the designation of such series.

Series A Non-Voting Convertible Preferred Stock

The following is a brief description of the terms of our Series A Non-Voting Convertible Preferred Stock (the “Series A Preferred Stock”).  This summary does not purport to be complete in all respects.  This description is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended most recently on December 30, 2010, which amendment was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on January 18, 2011, and our Certificate of Designation of the Series A Non-Voting Preferred Stock dated December 23, 2010, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on December 30, 2010.

In December 2010, our Board of Directors designated 22,000,000 shares of our blank check preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have the preferences and other rights, voting powers, restrictions and limitations as to dividends, qualifications and other terms and conditions as set forth in the Certificate of Designation and summarized in relevant part below:

Conversion.  Subject to certain ownership limitations as described below, the Series A Preferred Stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio of one to one. The number of shares of our common stock issuable upon conversion of the Series A Preferred Stock is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. A holder of shares of Series A Preferred Stock will not have the right to convert any portion of its Series A Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion unless such holder gives written notice no less than 65 days in advance to us of such holder's intention to exceed such limitation.

Dividends.  The holders of the Series A Preferred Stock shall be entitled to receive dividends at the same time and in the same amount per share as the holders of our common stock shall receive, when, as, and if declared by our Board of Directors.

Voting Rights.  Holders of the Series A Preferred Stock do not have any voting rights.

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Transferability. The Series A Preferred Stock is not subject to any contractual transfer restrictions.

Liquidation Rights. The Series A Preferred Stock ranks, with respect to rights upon liquidation, winding-up or dissolution, pari passu with our common stock.

While we do not currently have any plans for the authorization or issuance of any additional series of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of our common stock and Series A Preferred Stock and, therefore, reduce the value of the such stock. It is not possible to state the actual effect of the future issuance of any additional series of preferred stock on the rights of holders of our currently outstanding stock unless and until our Board of Directors determines the specific rights of the holders of any such additional preferred stock; however, these effects may include:

•	Restricting dividends on the common or preferred stock;
•	Diluting the voting power of the common stock;
•	Impairing the liquidation rights of the common or preferred stock; or
•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Options

Our Board of Directors adopted, and stockholders holding a majority of our outstanding common stock approved, the 2007 Plan in June 2007. In December 2010, our Board of Directors adopted, and our majority stockholders approved, an increase in the number of shares of our common stock issuable under the 2007 Plan from 3,000,000 to 16,000,000. If an incentive award granted under the 2007 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2007 Plan. As of the date hereof, we have granted options under the 2007 Plan exercisable for 10,000,000 shares of our common stock.

Warrants

The 2007 Warrants

In June 2007, in connection with the Cromwell Merger, we sold $595,000 of our convertible debentures in a private placement.  The debentures were converted upon the closing of the Cromwell Merger into debenture units, each consisting of one share of our common stock and one five year warrant to purchase one share of our common stock at an exercise price of $0.75 per share.   As a result of this transaction, we had warrants outstanding to purchase 1,190,000 shares of our common stock at an exercise price $0.75 per share. These warrants expired on July 11, 2012. We reserved an equivalent number of shares of our common stock for issuance upon exercise of these warrants. Each of these warrants contained standard anti-dilution protection for stock splits, stock dividends and stock combinations, providing for weighted average price protection and “cashless exercise” to the extent a registration statement covering the shares underlying the warrant was not then in effect. These warrants did not carry registration rights.

The material terms and provisions of our warrants issued in 2007 are summarized above. However, this summary of some provisions of the warrants is not complete. For the complete terms of the warrants, reference is made to the form of warrant filed as exhibit 10.7 to our Current Report on Form 8-K, filed with the SEC on July 13, 2007 and incorporated herein by reference.

The 2010/2011 Warrants

In July 2011, we completed the 2010/2011 Private Placement. As a result of this 2010/2011 Private Placement, we had outstanding warrants to purchase 38,739,129 shares of our common that were structured to expire between June 21, 2012 and December 12, 2012. Each of these warrants was issued with an exercise price of $0.125 per whole share. As of February 1, 2012, we amended the terms of these warrants such that (i) their term was extended by six months and (ii) one half of them (19,369,565) retained the exercise price of $0.125 per share and one half (19,369,564) had an exercise price of $0.05 per share. As discussed below, those warrants exercisable at $0.125 per share were adjusted to reflect anti-dilution provisions and to yield 20,176,630 shares exercisable at $0.12 per share. Taking into account this anti-dilution adjustment, we have warrants to purchase an aggregate of 39,546,194 shares of our common stock outstanding as a result of the 2010/2011 Private Placement. We have reserved an equivalent number of shares of our common stock for issuance upon exercise of these warrants. Each of the warrants issued in the 2010/2011 Private Placement contains standard anti-dilution protection for stock splits, stock dividends and stock combinations, and provides for weighted average price protection.

63

A warrant holder who purchased units in the 2010/2011 Private Placement containing Series A Preferred Stock rather than common stock (22,000,000 units in the aggregate) will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 9.9% of the number of shares of our common stock outstanding immediately after giving effect to such exercise unless such holder gives written notice no less than 61 days in advance to us of such holder's intention to exceed such limitation.

The material terms and provisions of our warrants issued in the 2010/2011 Private Placement are summarized above. However, this summary of some provisions of the warrants is not complete. For the complete terms of the warrants, reference is made to the form of warrant filed as exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on December 30, 2010 and incorporated herein by reference.

The 2010/2011 Warrants – Further Revisions

On December 19, 2012, our Board of Directors resolved to further amend the provisions of the warrants issued in the 2010/2011 Private Placement such that, effective as of December 19, 2012, (i) the term of each of the warrants has been extended for an additional three years and (ii) the exercise price of the warrants shall be reduced to $0.03 per whole share through the third year, $0.04 per whole share through the fourth year and $0.05 per whole share through the fifth year.

The March 2012 Warrants

On March 16, 2012, we completed the closing of a private placement offering pursuant to which we sold 4,250,000 of the 2012 Units. As a result of this closing, we now have 2,125,000 of the March 2012 Warrants outstanding, which expire on March 15, 2014. Each of the March 2012 Warrants was issued with an exercise price of $0.06 per whole share. We have reserved an equivalent number of shares of our common stock for issuance upon exercise of the March 2012 Warrants. Each of the March 2012 Warrants contains standard anti-dilution protection for stock splits, stock dividends and stock combinations, and provides for weighted average price protection.

Anti-Dilution Adjustments

As a result of the issuance of the March 2012 Units at $0.04 per unit, a weighted average anti-dilution adjustment was made with respect to those warrants exercisable for 19,369,565 of the shares being offered hereby at the original exercise price of $0.125 per share. Since the $0.04 price per unit of the March 2012 Units was lower than the $0.125 warrant exercise price, the exercise price with respect to these 19,369,565 warrants was lowered to $0.12, post March 2012 Unit Offering, and the aggregate number of shares issuable upon exercise of these warrants was increased to 20,176,630. Because the anti-dilution provisions of the warrants call for rounding to the nearest cent, no adjustments were required for the 19,369,564 warrants having an exercise price of $0.05 per share.

Convertible Securities

As of the date hereof, other than the Series A Preferred Stock, we have not issued any convertible securities.

Registration Rights

We granted “piggyback” registration rights to the investors in the 2010 Private Placement covering the shares of common stock included in the Units, or, as applicable, issuable upon conversion of the Series A Preferred Stock included in the Units, and mandatory registration rights covering the shares of common stock issuable upon exercise of the warrants included in the units. We granted “piggyback” registration rights to the investors in the March 2012 Unit Offering covering the shares included in the March 2012 Units and issuable upon exercise of the March 2012 Warrants.

64

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 shareholders, at least 100 of whom are shareholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. We currently have [39] holders of record of our Common Stock.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the shareholders of the corporation, approved at a special or annual meeting of shareholders. The control share law contemplates that voting rights will be considered only once by the other shareholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the shareholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any shareholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such shareholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested shareholders” for three years after the interested shareholder first becomes an interested shareholder, unless the corporation’s Board of Directors approves the combination in advance. For purposes of Nevada law, an interested shareholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our Board of Directors.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 17 Battery Place, New York, New York 10004, and its telephone number is (212) 845-3212.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

65

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Articles of Incorporation provide a limitation of liability such that no director or officer shall be personally liable to us or any of our shareholders for damages for breach of fiduciary duty as an officer or director, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the paying of dividends in violation of Section 78.300 of the NRS.

Our Bylaws provide that we shall indemnify each director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment, inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been our director. Each such director, on being appointed, is deemed to have contracted with us on the terms of the foregoing indemnity.

Our Bylaws also provide that we may indemnify each director or former director of a corporation of which we are or were a stockholder, and any officer, employee of agent of ours or of a corporation of which we are or were a stockholder, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment, inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been such director, officer, employee or agent.

Additionally, our Bylaws provide that we shall indemnify our Secretary or Assistant Secretary (if he is not a full time employee of ours and notwithstanding that he (or she) is also a director) against all costs, charges and expenses incurred by him (or her) arising out of the functions assigned to the Secretary, and each such Secretary or Assistant Secretary, on being appointed, is deemed to have contracted with us on the terms of the foregoing indemnity.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board of Directors may also adopt bylaws or resolutions or authorize the entry into contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment nor repeal of these indemnification provisions, nor the adoption of any provision of our amended and restated certificate of incorporation or bylaws inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Erwin & Thompson LLP, 1 East Liberty Street, Suite 424, Reno, Nevada 89504.

No expert or counsel, other than Gottbetter & Partners, LLP, named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or its subsidiary. Nor was any such person connected with the registrant or its subsidiary as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Gottbetter & Partners, LLP is counsel to us and receives legal fees in accordance with an executed retainer agreement in connection with the preparation and filing of this prospectus and the registration statement in which it is contained.. As discussed in the section of this prospectus titled “Security Ownership of Certain Beneficial Owners,” Gottbetter & Partners, LLP is a 9.9% owner of our common stock.

66

EXPERTS

The consolidated financial statements as of January 31, 2012 and 2011 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

After the effectiveness of the registration statement of which this prospectus is a part, we will be required to file annual reports, quarterly reports, current reports and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act to register the shares offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada Revised Statutes, our directors and officers are not individually liable to us or our stockholders for any damages as a result of any act or failure to act in their capacity as an officer or director unless it is proven that:

•	His act or failure to act constituted a breach of his fiduciary duty as a director or officer; and

•	His breach of these duties involved intentional misconduct, fraud or a knowing violation of law.

Nevada law allows corporations to provide broad indemnification to its officers and directors.  At the present time, our Articles of Incorporation and Bylaws also provide for broad indemnification of our current and former directors, trustees, officers, employees and other agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

67

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of January 31, 2012 and 2011	F-3

Consolidated Statements of Expenses for the years ended January 31, 2012 and 2011 and for the period from April 19, 2004 (inception) through January 31, 2012	F-4

Consolidated Statements of Changes in Stockholders’ Deficit for the period from April 19, 2004 (inception) through January 31, 2012	F-5

Consolidated Statements of Cash Flows for the years ended January 31, 2012 and 2011 and for the period from April 19, 2004 (inception) through January 31, 2012	F-7

Notes to Consolidated Financial Statements	F-9

Consolidated Balance Sheets as of October 31, 2012 (unaudited) and January 31, 2012	F-27

Consolidated Statements of Expenses for the three and nine months ended October 31, 2012 and 2011 and for the period from April 19, 2004 (inception) through October 31, 2012 (unaudited)	F-28

Consolidated Statements of Cash Flows for the nine months ended October 31, 2012 and 2011 and for the period from April 19, 2004 (inception) through October 31, 2012 (unaudited)	F-29

Notes to Consolidated Financial Statements (unaudited)	F-30

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

California Gold Corp.

(An Exploration Stage Company)

La Cañada, California

We have audited the accompanying consolidated balance sheets of California Gold Corp. and its subsidiary (an exploration stage company) (collectively, the “Company”) as of January 31, 2012 and 2011, and the related statements of expenses, stockholders’ deficit, and cash flows for the years then ended and for the period from inception (April 19, 2004) through January 31, 2012. These financial statements are the responsibility of California Gold Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of California Gold Corp. and its subsidiary as of January 31, 2012 and 2011 and the results of their expenses and their cash flows for the years then ended and for the period from inception (April 19, 2004) through January 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 30, 2012

F-2

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

	January 31, 2012	January 31, 2011

ASSETS

Current assets:
Cash	$828,181	$1,268,254
Other receivables	5,907	-
Prepaid expenses	27,556	-
Prepaid expenses - related party	-	33,784
Total current assets	861,644	1,302,038

Property and equipment, net	7,865	-
Mining rights	47,500	20,000
Total assets	$917,009	$1,322,038

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$50,333	$27,129
Accounts payable - related party	-	52,250
Derivative liabilities	1,817,100	2,305,770
Other accrued liabilities - related party	2,500	2,500
Total current liabilities	1,869,933	2,387,649
Total liabilities	1,869,933	2,387,649

Stockholders' deficit:
Preferred stock, par value $0.001 per share, 22,000,000 authorized; 22,000,000 shares issued and outstanding	22,000	22,000
Common stock, par value $0.001 per share, 300,000,000 shares authorized; 109,451,260 and 92,701,260 shares issued and outstanding at January 31, 2012 and 2011, respectively	109,451	92,701
Additional paid-in capital	2,037,546	1,678,791
Deficit accumulated during the exploration stage	(3,121,921)	(2,859,103)
Total stockholders' deficit	(952,924)	(1,065,611)
Total liabilities and stockholders' deficit	$917,009	$1,322,038

The accompanying notes are an integral part of these audited consolidated financial statements.

F-3

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF EXPENSES

	Year Ended January 31, 2012	Year Ended January 31, 2011	April 19, 2004 (Inception) to January 31, 2012

Expenses

Mineral property expenses	$355,653	$52,452	$433,755
Bad debt expense	-	-	559,483
Depreciation expense	944	-	944
General and administrative expenses	940,985	489,756	2,089,166
Total operating expenses	1,297,582	542,208	3,083,348
Loss from operations	(1,297,582)	(542,208)	(3,083,348)

Other income (expenses):
Interest income	2,060	271	2,351
Interest expense	-	(1,621)	(1,763)
Realized and unrealized gain (loss) on derivatives, net	1,032,704	(1,062,247)	(29,543)
Amortization of debt discount	-	(9,618)	(9,618)
Total other income (expenses)	1,034,764	(1,073,215)	(38,573)
Net loss	$(262,818)	$(1,615,423)	$(3,121,921)

Loss per common share:
Loss per common share- basic and diluted	$(0.00)	$(0.03)
Weighted average number of common shares outstanding - basic and diluted	104,474,612	62,444,953

The accompanying notes are an integral part of these audited consolidated financial statements.

F-4

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

						Deficit
					Additional	Accumulated
	Common Stock		Preferred Stock		Paid-In	During the
	Shares	Amount	Shares	Amount	Capital	Stage	Total
Balance - April 19, 2004 (inception)	-	$-	-	$-	$-	$-	$-
Loss for the year ended January 31, 2005	-	-	-	-	-	-	-
Balance - January 31, 2005	-	$-	-	$-	$-	$-	$-
Common stock issued for cash	46,990,000	46,990	-	-	(39,590)	-	7,400
Common stock issued for cash	6,985,000	6,985	-	-	4,015	-	11,000
Common stock issued for cash	1,778,000	1,778	-	-	54,222	-	56,000
Loss for the year ended January 31, 2006	-	-	-	-	-	(29,275)	(29,275)
Balance - January 31, 2006	55,753,000	$55,753	-	$-	$18,647	$(29,275)	$45,125
Loss for the year ended January 31, 2007	-	-	-	-	-	(21,158)	(21,158)
Balance - January 31, 2007	55,753,000	$55,753	-	$-	$18,647	$(50,433)	$23,967
Common stock issued for services	12,700,000	12,700	-	-	(10,700)	-	2,000
Cancellation of common stock	(44,450,000)	(44,450)	-	-	44,450	-	-
Common stock issued for expenses paid by officer	31,000,002	31,000	-	-	-	-	31,000
Common stock issued for convertible debentures	1,190,000	1,190	-	-	593,810	-	595,000
Contributed capital for donated services	-	-	-	-	235,668	-	235,668
Loss for the year ended January 31, 2008	-	-	-	-	-	(935,664)	(935,664)
Balance - January 31, 2008 (unaudited)	56,193,002	$56,193	-	$-	$881,875	$(986,097)	$(48,029)
Cancellation of common stock	(2,000,000)	(2,000)	-	-	2,000	-	-
Common stock issued for cash	4,000,000	4,000	-	-	16,000	-	20,000
Common stock issued for cash	120,000	120	-	-	59,880	-	60,000
	-	-	-	-		-
Loss for the year ended January 31, 2009	-	-	-	-	-	(75,062)	(75,062)
Balance - January 31, 2009	58,313,002	$58,313	-	$-	$959,755	$(1,061,159)	$(43,091)
Cancellation of common stock	(250,000)	(250)	-	-	250	-	-
Loss for the year ended January 31, 2010	-	-	-	-	-	(182,521)	(182,521)
Balance - January 31, 2010	58,063,002	$58,063	-	$-	$960,005	$(1,243,680)	$(225,612)
Common stock issued for services	4,500,000	4,500	-	-	229,945	-	234,445
Cancellation of common stock	(15,000,000)	(15,000)	-	-	(48,000)	-	(63,000)

F-5

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

Common stock, preferred stock, and derivative warrants instruments sold in private placement offering at $0.025 per share, less offering costs of $15,500	41,478,258	41,478	22,000,000	22,000	1,523,478	-	1,586,956
Derivatives resulting on above stock issued					(1,323,133)		(1,323,133)
Common stock issued for convertible notes	3,660,000	3,660	-	-	179,205	-	182,865
Contribution to capital on forgiveness of related party debt	-	-	-	-	157,291		157,291
Loss for the year ended January 31, 2011	-	-	-	-	-	(1,615,423)	(1,615,423)
Balance - January 31, 2011	92,701,260	$92,701	22,000,000	$22,000	$1,678,791	$(2,859,103)	$(1,065,611)
Stock-based compensation	500,000	500	-	-	505,039	-	505,539
Common stock and warrants sold in over-allotment offering at $0.025 per share, less offering costs totaling $3,500	16,000,000	16,000	-	-	380,500	-	396,500
Derivatives resulting on above warrants issued	-	-	-	-	(544,034)	-	(544,034)
Common stock issued for acquisition of mining rights at $0.001 per share	250,000	250	-	-	17,250	-	17,500
Loss for the period ended January 31, 2012	-	-	-	-	-	(262,818)	(262,818)
Balance - January 31, 2012	109,451,260	$109,451	22,000,000	$22,000	$2,037,546	$(3,121,921)	$(952,924)

The accompanying notes are an integral part of these audited consolidated financial statements.

F-6

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended January 31, 2012	Year Ended January 31, 2011	April 19, 2004 (Inception) to January 31, 2012
Cash flows from operating activities:
Net loss	$(262,818)	$(1,615,423)	$(3,121,921)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation expense	944	-	944
Stock-based compensation	505,539	234,445	1,008,652
Amortization of debt discount	-	9,618	9,618
Unrealized and realized (gain) loss on derivatives, net	(1,032,704)	1,062,247	29,543
Changes in operating assets and liabilities:
Other receivables	(5,907)	-	(5,907)
Prepaid expenses	(27,556)	-	(27,556)
Prepaid expenses - related party	33,784	(33,784)	-
Accounts payable	23,204	(3,320)	(8,014)
Accounts payable - related party	(52,250)	34,521	157,665
Other accrued liabilities - related party	-	2,500	2,642
Interest accrued on notes payable from related party	-	1,621	1,621
Net cash used in operating activities	(817,764)	(307,575)	(1,952,713)
Cash flows from investing activities:
Purchase of property and equipment	(8,809)	-	(8,809)
Acquisition of mining rights	(10,000)	(20,000)	(30,000)
Net cash used in investing activities	(18,809)	(20,000)	(38,809)
Cash flows from financing activities:
Proceeds from related party loans	-	71,500	92,430
Proceeds from common and preferred stock issued, net of offering costs	396,500	1,586,956	2,790,273
Payments from cancellation of common stock	-	(63,000)	(63,000)
Net cash provided by financing activities	396,500	1,595,456	2,819,703
Net increase (decrease) in cash	(440,073)	1,267,881	828,181
Cash - beginning of period	1,268,254	373	-
Cash - end of period	$828,181	$1,268,254	$828,181

Supplemental disclosure of cash flow information:
Cash paid during the period for :
Interest	$-	$-	$-
Income taxes	$-	$-	$-

F-7

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

Noncash investing and financing activities:
Contributed capital - loss on extinguishment of debt owed to related party	$-		$374	$374
Debt discount due to derivative liabilities	$-		$9,618	$9,618
Contributed capital - payables settled by stockholder	$-		$157,665	$157,665
Issuance of common stock for convertible notes	$-		$182,865	$3,660
Re-class of derivatives related to convertible notes	$-		$91,365	$91,365
Issuance of derivative warrant instruments	$544,035		$1,323,133	$1,867,168
Related party note receivable write-off	$-		$-	$557,927
Common stock cancellation	$-		$15,000	$61,700
Issuance of common stock for acquisition of mining rights	$17,500	$		$17,500

The accompanying notes are an integral part of these audited consolidated financial statements.

F-8

CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL ORGANIZATION AND BUSINESS

California Gold Corp. (“California Gold” or the “Company”) is a Nevada corporation whose principal focus is the identification, acquisition and development of rare and precious metals mining properties in the Americas. The Company is still in the exploration stage and has not generated any revenues from its mining properties to date.

The Company was incorporated on April 19, 2004 under the name of Arbutus Resources Inc. On August 9, 2007, the Company changed its name to US Uranium Inc. On March 9, 2009, the Company changed its name to California Gold Corp.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, CalGold de Mexico, S. de R.L. de C.V., formed to explore mining opportunities in Mexico. Equity investments in which we exercise significant influence, but do not control and are not the primary beneficiary, are accounted for using the equity method of accounting. Investments in which we do not exercise significant influence over the investee are accounted for using the cost method of accounting. All material intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of January 31, 2012 and 2011, and the reported revenues and expenses for the years then ended and cumulative from inception.  Actual results could differ from those estimates made by management.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation and, at times, balances may exceed government insured limits. The Company has never experienced any losses related to these balances.

Mineral Rights, Exploration and Development Costs

Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Such costs are carried as an asset of the Company until it becomes apparent through exploration activities that the cost of such properties will not be realized through mining operations. As of January 31, 2012 and 2011, the Company capitalized $47,500 and $20,000, respectively, of costs to acquire an interest in mineral rights related to the AuroTellurio Property (Note 3).

Under U.S. GAAP, all mineral exploration expenditures associated with efforts to search for and establish mineral reserves are expensed as incurred. Costs to acquire properties are capitalized. Mine development costs incurred to construct the infrastructure necessary to extract the reserves and prepare the mine for production are also capitalized once proven and probable reserves exist, and the property is determined to be a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. During the years ended January 31, 2012 and 2011, the Company recorded $355,653 and $52,452 of mineral exploration and development expenditures, respectively. These expenditures were expensed as incurred and recorded as mineral property expenses in the Company’s consolidated statements of expenses.

F-9

CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment

The Company’s property and equipment is stated at cost less accumulated depreciation and consists of a vehicle.  Expenditures for property acquisitions, development, construction, improvements and major renewals are capitalized. The cost of repairs and maintenance is expensed as incurred.  Depreciation is provided principally on the straight-line method over the estimated useful life of the vehicle, which is 5 years. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation will be removed from the accounts and any gain or loss will be reflected in the gain or loss from operations.

Derivative Financial Instruments

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For warrants and convertible derivative financial instruments, the Company uses the Black-Scholes model to value the derivative instruments at inception and subsequent valuation dates.  The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period, in accordance with FASB ASC Topic 815, Derivatives and Hedging. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Fair Value Measurements

The Company measures fair value in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price).

F-10

CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock-Based Compensation

The Company accounts for its stock-based compensation in which the Company obtains employee services in share-based payment transactions under FASB ASC Topic 718, Compensation - Stock Compensation , which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments over the vesting period.

The Company also adopted FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees, to account for equity instruments issued to parties other than employees for acquiring goods or services.  Such awards for services are recorded at either the fair value of the consideration received or the fair value of the instruments issued in exchange for such services, whichever is more reliably measurable.

For the years ended January 31, 2012 and 2011, the Company recorded $505,539 and $234,445, respectively, in stock-based compensation as a component of general and administrative expenses.

Net Earnings (Loss) per Common Share

Basic net earnings (loss) per common share are computed by dividing net earnings (loss) by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, which is the case for all periods presented in these consolidated financial statements, the diluted weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. For the years ended January 31, 2012 and 2011, the Company excluded options and outstanding warrants to purchase 11,000,000 and 19,369,565 shares of common stock, respectively, as the effect would be anti-dilutive.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

F-11

CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Acquisition-Related Costs

In the years ended January 31, 2012 and 2011, the Company incurred certain costs related to the AuroTellurio Acquisition (Note 3). Those costs included legal, valuation, travel, and other professional or consulting fees. The Company accounted for those acquisition-related costs under FASB ASC Topic 805, Business Combinations . The costs were recognized as mineral property expenses in the periods in which the costs were incurred and the services received. The Company recorded $355,653 and $52,452 in those costs for the years ended January 31, 2012 and 2011, respectively.

New Accounting Pronouncements

The Company does not expect adoption of the new accounting pronouncements will have a material effect on the Company’s consolidated financial statements.

NOTE 3 - MINING RIGHTS

On February 11, 2011, the Company entered into a property option agreement (the “AuroTellurio Option Agreement”) with Mexivada Mining Corp. (“Mexivada”) to acquire up to an 80% interest in Mexivada’s concessions comprising its AuroTellurio tellurium-gold-silver property (the “La Viuda Concessions,” the “AuroTellurio Property” or the “Property”) in Mexico.

The Company will earn a twenty (20%) vested interest in the AuroTellurio Property in the first year of the AuroTellurio Option Agreement by investing $750,000 in an exploration program by August 4, 2012 and up to an additional sixty (60%) interest in the Property, in blocks of 20% each, by investing an additional $750,000 in the exploration program by August 4th of each of the following three years, or sooner, and meeting all of the other required terms of the AuroTellurio Option Agreement. Each 20% interest will vest earlier if each year’s cash and stock payments to Mexivada and $750,000 exploration expenditure investment are completed earlier than scheduled. As of January 31, 2012, none of the 20% interests have been yet vested. See Note 12 for all of the Company’s commitments under the AuroTellurio Option Agreement.

Mexivada and its Mexican subsidiary hold only the mineral rights in the AuroTellurio Property, which rights were granted by the government of Mexico. Neither Mexivada nor its Mexican subsidiary owns the real property rights to the land underlying the La Viuda Concessions. Prior to the first closing under the AuroTellurio Option Agreement on August 4, 2011, the Company obtained a surface rights agreement with the landowner on whose property the La Viuda Concessions are located to conduct its mineral exploration program. The agreement became effective June 17, 2011, runs for a term of 12 months and may be extended for two additional years under the same terms. The Company will pay the land owner $14,400 for each year in which the Company carries out exploration work on this land.

On August 4, 2011, the Company conducted the first closing under the AuroTellurio Option Agreement. The purchase price for the first closing was $30,000 in cash and 250,000 common shares, fair valued at $17,500 based on the market price on the date of issuance. The $30,000 in cash includes the $20,000 deposits paid to Mexivada in December 2010 in connection with signing the binding offer letter agreement, which provided the Company with additional time to perform its due diligence, raise a financing, and prepare a definite purchase agreement. At the closing, the Company paid the remaining $10,000 cash and issued the 250,000 common shares.

F-12

CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In exchange, the Company received from Mexivada four fully executed title deeds, each transferring to the Company a 20% interest in the La Viuda Concessions comprising the AuroTellurio Property, to be held in escrow by the Company's counsel until fully vested in accordance with their terms. If the Company defaults on its commitments under the AuroTellurio Option Agreement or otherwise determines not to proceed with the acquisition of the AuroTellurio Property, all unvested interests and related title deeds in the AuroTellurio Property will be returned to Mexivada.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of January 31, 2012 and 2011:

	January 31, 2012	January 31, 2011
Vehicles	$8,809	$-
Less: accumulated depreciation	(944)	-
Property and equipment, net	$7,865	$-

Depreciation expense for the years ended January 31, 2012 and 2011 was $944 and $0, respectively, and is reflected in the total operating expenses of the Company.

NOTE 5 - RELATED PARTY TRANSACTIONS

Conversion of Related Party Note Payables

Modified Promissory Notes

Between September 2009 and October of 2010, an officer and three stockholders loaned the Company an aggregate of $31,500 for working capital purposes. The loans bore interest between 0% and 10% and were unsecured.  On October 13, 2010, these loans were amended to require their mandatory conversion, without interest, at a conversion price of $0.025 per share upon the initial closing of a private placement offering, which occurred on December 22, 2010.  In addition, the interest rates on all of the notes were reduced to zero and the accrued interest on the notes totaling $1,511 was forgiven.

The Company evaluated the aforementioned loan modifications under FASB ASC 470-50 and determined the modifications qualified as an extinguishment of debt due to a substantive conversion option being added. In accordance with FASB ASC 470-50-40-2, the extinguishment of debt was accounted for as a capital transaction. A gain on the extinguishment of $1,511 was recorded as additional paid-in capital. The Company also evaluated the conversion options under FASB ASC 815-15 for derivative treatment and determined the conversion options were not required to be accounted for as derivatives.

F-13

CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Upon the initial closing of a private placement offering on December 22, 2010, the $31,500 promissory notes were converted to 1,260,000 common shares at $0.025 per share. See Note 8.

Convertible Notes

In June 2010, a stockholder loaned the Company $10,000 for working capital purposes. The loan was unsecured, bore interest of 10 percent per annum, and was initially due in June 2011. On September 16, 2010, this loan was modified whereby the interest rate was reduced to zero and the term of the loan was revised to September 2011. In addition, a conversion option was added whereby the note was convertible at the holder’s option at $0.03 and mandatorily convertible at a lower rate of $0.025 upon the initial closing of a private placement offering.

The Company evaluated the aforementioned loan modification under FASB ASC 470-50 and determined the modification qualified as an extinguishment of debt due to a substantive conversion option being added. The Company also evaluated the conversion option under FASB ASC 815-15 for derivative treatment and determined the conversion option was required to be accounted for as a derivative due to the conversion rate reset provision. The issuance date fair value of the conversion option was determined to be $2,137 (see Note 6). In accordance with FASB ASC 470-50-40-2, the extinguishment of debt was accounted for as a capital transaction. A net loss on the extinguishment of $1,885 was recorded as additional paid-in capital.

On September 16, 2010, the Company issued related party convertible notes totaling $45,000 to an officer and two stockholders. The convertible notes were non-interest bearing, initially due in one year, and were convertible at the option of the borrower into common shares at a conversion rate of $0.03 per share. In addition, the notes were mandatorily convertible at a lower rate of $0.025 upon the initial closing of a private placement offering.

The Company evaluated the conversion options for the remaining $45,000 notes under FASB ASC 815-15 and determined they were required to be accounted for as a derivative due to the conversion rate reset provisions. The issuance date fair value of the conversion options was determined to be $9,618 (see Note 5). This original fair value was recorded as a discount on the notes and was to be amortized over the life of the notes using the effective interest rate method. At the date of the conversion on December 22, 2010, any unamortized debt discount was recorded as an expense and included in other expenses on the statement of expenses as of January 31, 2011.

On September 16, 2010, the Company issued another related party convertible note totaling $5,000 to a stockholder. However, the money on the note was not received by the Company until the initial closing of a private placement offering and therefore, the Company concluded it did not qualify for derivative treatment under FASB ASC 815-15.

Upon the initial closing of a private placement offering on December 22, 2010, all convertible notes were converted to 2,400,000 common shares at $0.025 per share. See Note 8.

F-14

CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Compensation of Officers and Directors

Officers and director fees totaled $66,000 and $2,500 for the years ended January 31, 2012 and 2011, respectively. The total compensation of officers and directors was recorded as a component of general and administrative expenses.

Legal, Consulting and Other Professional Fees

Effective December 1, 2010, the Company entered into a 12-month retainer agreement with a stockholder, pursuant to which the Company shall pay a monthly fee of $5,500 for providing legal services relating to SEC regulatory compliance and reporting requirements. As of January 31, 2011, the Company had an outstanding advance payment for these services in the amount of $22,000 and incurred $11,000 in legal fees. For the year ended January 31, 2012, the Company incurred $60,500 under this agreement. In May 2011, the Company signed an addendum to the retainer agreement for legal representation relating to the Mexivada acquisition. The Company reached the maximum payment of $50,000 per the addendum as of January 31, 2012.

For the years ended January 31, 2012 and 2011, the Company’s professional legal fees to a stockholder totaled $150,550 and $187,354 respectively, and primarily related to SEC filings, acquisitions, private placement offerings, and other general corporate matters. The legal fees incurred were included as a component of general and administrative expenses. There was no outstanding payable due to a stockholder for legal services as of January 31, 2012, compared to $46,250 outstanding as of January 31, 2011.

Additionally, the Company incurred consulting expenses with one of its stockholders, which provided the Company with regular and customary capital markets and corporate finance consulting advice. The Company paid $0 and $11,783 in consulting fees during the years ended January 31, 2012 and 2011. The $11,783 fees were recorded as a prepaid expense in the Company’s consolidated balance sheets as of January 31, 2011.

On June 6, 2011, the Company entered into consulting agreement with another stockholder of the Company. The Company engaged the stockholder to provide certain consulting services related to the Company’s business for a minimum period through June 5, 2013 for a monthly compensation fee of $6,000. The Company incurred $48,000 in consulting fees related to this agreement for the year ended January 31, 2012, which were included as a component of general and administrative expenses. During the year ended January 31, 2012, no additional services were provided to the Company by this stockholder. During the year ended January 31, 2011, the Company incurred a total of $13,819 for certain acquisition-related consulting and marketing services provided by the stockholder.

F-15

CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In January 2011, the Company entered into an administrative services agreement with Incorporated Communications Services (“ICS”), a California corporation. George Duggan, the Company’s Chief Operations Officer, is the Vice President of ICS. Pursuant to the agreement with ICS, ICS will make available its address in La Canada, California to serve as the Company’s corporate headquarters and communications office, and provide the Company with basic administrative services, including coordinating and routing incoming telephone calls, handling investor inquiries, assisting in the preparation of press releases, developing an informational website and coordinating with the auditors and financial statement preparers. The Company pays ICS a monthly fee of $6,000 for these services. This agreement with ICS became effective January 1, 2011, ran for 12 months and was extended for an additional 12 months beginning January 1, 2012. The Company incurred $72,000 and $6,000 in management fees for the years ended January 31, 2012 and 2011, which were included as a component of general and administrative expenses. Additionally, the Company reimbursed ICS for the expenses related to the services provided of $9,291 and $0 for the years ended January 31, 2012 and 2011. As of January 31, 2012 and 2011, the outstanding payable to ICS was $0 and $6,000, respectively, recorded in the Company’s consolidated balance sheets.

Securities Purchases and Issuances

Baybak Family Partners, Ltd. purchased 8,000,000 units (including Series A Preferred Stock instead of common stock) in the Company’s 2010/2011 Private Placement for an aggregate investment of $200,000. Michael Baybak, the Company’s stockholder, has voting and investment power with respect to the shares owned by Baybak Family Partners, Ltd..

GRQ Consultants, Inc. 401K purchased 6,000,000 units (including Series A Preferred Stock instead of common stock) in the Company’s 2010/2011 Private Placement for an aggregate investment of $150,000. Barry Honig, the Company’s stockholder, has voting and investment power with respect to the shares owned by GRQ Consultants, Inc. 401K.

Gottbetter & Partners, LLP, the Company’s stockholder, purchased 8,000,000 units (including Series A Preferred Stock instead of common stock) in the Company’s 2010/2011 Private Placement for an aggregate investment of $200,000.

In connection with the terms of the 2007 Cromwell merger, and cancellation and reversal of the merger, an officer and director of the Company made advances to, and incurred expenses on behalf of the Company of $31,000. The Company reimbursed this officer by issuing 31,000,000 shares.  On December 22, 2010, the Company repurchased and cancelled 13,000,000 of those shares from its officer at a price of $13,000.

In December 2010, the Company issued 500,000 shares of its restricted common stock, fair valued at $12,500, to its stockholder for legal services provided to the Company, which was recorded as the stock-based compensation expense in the general and administrative expenses on the consolidated statements of operations during the year ended January 31, 2011.

In January 2011, the Company entered into a consulting agreement with one of the Company’s stockholders, which provided consulting services related to the Company’s business development and corporate finance for a term of 90 days, commencing on January 18, 2011. In February 2011, in consideration of provided services, the Company issued 500,000 shares of its restricted common stock to this stockholder and recorded the $10,555 and $1,945 of stock-based compensation expense for services provided to the Company in the years ended January 31, 2012 and 2011. The stock-based compensation expense was included as a component of general and administrative expenses in the Company’s consolidated statements of expenses.

F-16

CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - DERIVATIVE LIABILITIES

Convertible Notes

As discussed in Note 5, $55,000 in outstanding convertible notes qualified for derivative treatment under FASB ASC 815-15 due to conversion rate reset provisions. The Company estimated the fair value of these liabilities on September 16, 2010 to be $11,755. $2,137 was included in the gain/loss determination for extinguished debt and $9,618 was recorded as a discount on the associated debt.

The derivative liabilities were fair valued on December 22, 2010, the conversion date, at $91,365 resulting in a loss on the change in fair value of $79,610 for the year ended January 31, 2011. Due to conversion, the Company re-classed derivative liabilities associated to convertible notes to equity, in accordance with FASB ASC 815. Additionally, any unamortized debt discount was recorded as an expense and included in other expenses on the statement of expenses as of January 31, 2011.

The Company used the Black-Scholes option pricing model to estimate the fair values with the following assumptions: the market price of the Company’s common stock on the measurement dates of $0.01 and $0.05, no expected dividend yield; expected volatilities ranging from 246% to 271%; risk-free interest rates of 0.25%; and expected terms ranging from 1 to 0.7 years.

F-17

CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Derivative Warrant Instruments

In the December 2010 and January 2011 Unit Offering, the Company incurred liabilities for the estimated fair value of derivative warrant instruments in the form of warrants. The estimated fair value of the derivative warrant instruments was calculated using the Black-Scholes option pricing model and amounted to $1,323,133 at the grant dates as of December 22, 2010 and January 13, 2011. These estimates were re-valued as being $1,383,475 and $2,305,770 at the balance sheet dates as of January 31, 2012 and 2011, respectively. The Company recorded a $922,295 change in value of the derivative liability as unrealized gain in non-operating income for the year ended January 31, 2012 and a 1,062,247 change in value during the year ended January 31, 2011, as unrealized loss.

The fair value of each warrant granted in the private placement offering has been estimated on the dates of grant using the Black-Scholes option pricing model, under the following assumptions:

Common stock issuable upon exercise of warrants	30,739,129
Market price of the Company’s common stock on the measurement dates	$0.05 and 0.09
Exercise price	$0.125
Risk free interest rate	0.475%
Dividend yield	0.00%
Volatility	257.95%
Expected exercise term in years	1.5

(1)	The risk-free interest rate was determined by management using the average of 1- and 2-year Treasury Bill yield as of the grant dates.

In April 2011, the Company added to the Unit Offering a first over-allotment option. As such, the Company incurred liabilities for the estimated fair value of derivative warrant instruments in the form of warrants. The estimated fair value of the derivative warrant instruments was calculated using the Black-Scholes option pricing model and amounted to $71,973, $131,077, and $88,824 at the grant dates of April 7, 2011, April 13, 2011, and April 30, 2011, respectively. The April 2011 grants were re-valued as being $211,117 at the balance sheet date of January 31, 2012. The Company recorded an $80,757 change in value as unrealized gain in non-operating income for the year ended January 31, 2012.

The fair value of each warrant granted in the private placement offering has been estimated on the dates of grant using the Black-Scholes option pricing model, under the following assumptions:

Common stock issuable upon exercise of warrants	4,000,000
Market price of the Company’s common stock on the measurement dates	$0.08 and 0.10
Exercise price	$0.125
Risk free interest rate range	0.61 - 0.81%
Dividend yield	0.00%
Volatility range	268.16 - 284.75%
Expected exercise term in years	1.5

(1)	The risk-free interest rate was determined by management using the 2-year Treasury Bill yield as of the grant dates.

In June and July 2011, the Company closed its first and second over-allotment options. The Company incurred liabilities for the estimated fair value of derivative warrant instruments in the form of warrants. The estimated fair value of the derivative warrant instruments was calculated using the Black-Scholes option pricing model and amounted to $149,203 and $102,957 at the grant dates of June 15, 2011 and July 15, 2011, respectively. The grants were re-valued as being $222,508 at January 31, 2012. The Company recorded a $29,652 change in value as unrealized gain in non-operating income for the year ended January 31, 2012.

F-18

CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of each warrant granted in the private placement offering has been estimated on the dates of grant using the Black-Scholes option pricing model, under the following assumptions:

Common stock issuable upon exercise of warrants	4,000,000
Market price of the Company’s common stock on the measurement dates	$0.07 and 0.08
Exercise price	$0.125
Risk free interest rate range	0.37 - 0.38%
Dividend yield	0.00%
Volatility range	257.60 - 259.63%
Expected exercise term in years	1.5

(1)	The risk-free interest rate was determined by management using the 2-year Treasury Bill yield as of the grant dates.

The following is a summary of the assumptions used in the Black-Scholes option pricing model to estimate the fair value of the warrants as of balance sheet dates at January 31, 2012 and January 31, 2011, respectively:

	January 31, 2012	January 31, 2011

Common stock issuable upon exercise of warrants	38,739,129	30,739,129
Market price of the Company’s common stock on the measurement dates	$0.064	$0.087
Exercise price	$0.125	$0.125
Risk free interest rate range (1)	0.08-0.13%	0.42%
Dividend yield	0.00%	0.00%
Volatility	288.34%	266.74%
Expected exercise term in years	0.39-0.95	1.40

(1)	The risk-free interest rate was determined by management using the 6-month and 1-year Treasury Bill as of January 31, 2012 and the average of 1 and 2 years Treasury Bill as of January 31, 2011.

NOTE 7 - FAIR VALUE MEASUREMENTS

As defined in FASB ASC Topic 820, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This Topic requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Pricing inputs other than quoted market prices included in Level 1 that are based on observable market data and are directly or indirectly observable for substantially the full term of the asset or liability. These include quoted market prices for similar assets or liabilities, quoted market prices for identical or similar assets in markets that are not active, adjusted quoted market prices, inputs from observable data such as interest rate and yield curves, volatilities or default rates observable at commonly quoted intervals or inputs derived from observable market data by correlation or other means.

F-19

CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Level 3: Pricing inputs that are unobservable or less observable from objective sources. Unobservable inputs should only be used to the extent observable inputs are not available. These inputs maintain the concept of an exit price from the perspective of a market participant and should reflect assumptions of other market participants. An entity should consider all market participant assumptions that are available without unreasonable cost and effort. These are given the lowest priority and are generally used in internally developed methodologies to generate management's best estimate of the fair value when no observable market data is available.

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

Certain assets and liabilities are reported at fair value on a recurring or nonrecurring basis in the Company’s consolidated balance sheets. The following methods and assumptions were used to estimate the fair values:

Cash, Due to third party, Prepaid expenses, Mining rights, Accounts payable, and Accrued liabilities

The carrying amounts approximate fair value because of the short-term nature or maturity of the instruments.

Derivative liabilities

The Company’s determination of fair value of its derivative instruments incorporates various factors required under FASB Topic ASC 815. The fair values of the Company’s derivatives are valued using less observable data from objective sources as inputs into internal valuation models. Therefore, the Company considers the fair value of its derivatives to be Level 3 hierarchy. At January 31, 2012 and 2011, the aggregate Level 3 fair value of the derivative liabilities was $1,817,100 and $2,305,770, respectively.

The following table sets forth a reconciliation of changes in the fair value of financial assets and liabilities classified as level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3)
	Year Ended January 31,
	2012	2011
Derivative liabilities - beginning balance	$2,305,770	$-
Additions	544,034	1,334,888
Reductions	-	(91,365)
Change in fair value	(1,032,704)	1,062,247
Derivative liabilities - ending balance	$1,817,100	$2,305,770

Realized and unrealized gain (loss) on derivatives, net, included in earnings for the period ended January 31, 2012 and 2011	$1,032,704	$(1,062,247)

F-20

CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - EQUITY

Private Placement Offering

On December 22, 2010, the Company issued 3,660,000 shares to certain note holders upon conversion of outstanding convertible promissory notes at a conversion price of $0.025 per share.

On December 22, 2010, the Company sold to various persons 58,478,258 units of its securities for gross proceeds of $1,461,956, at $0.025 per unit. Each of 36,478,258 of the units consists of one common share and a warrant to purchase one-half share at $0.125 per whole share. Each of the remaining 22,000,000 units consists of one share of the Company’s Series A Convertible Preferred Stock and warrants to purchase one-half of one share of common stock. The warrants will be exercisable from issuance until eighteen months after the closing of the PPO.

On January 13, 2011, the Company sold an additional 5,000,000 Units for a total price of $125,000. The Company repurchased and cancelled 2,000,000 Units for $50,000.

During the year ended January 31, 2012, the Company sold an additional 16,000,000 Units for a total price of $400,000. As of January 31, 2012, cumulatively, the Company has sold a total of 77,478,258 Units for a total price of $1,936,956. The Company incurred closing costs of $19,000, resulting in net proceeds from the Offering of $1,917,956. The Company plans to apply the net proceeds of the closing primarily towards the AuroTellurio Acquisition (Note 3) and for working capital purposes.

AuroTellurio Acquisition

On August 4, 2011, in connection with the First Closing under the AuroTellurio Option Agreement, the Company issued to Mexivada 250,000 shares of its restricted common stock, at $0.001 per share. The issued stock was fair valued at $17,500 based on the market price on the date of issuance.

F-21

CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Gain on Forgiveness of Related Party Debt

The Company recorded a $157,291 net gain on forgiveness of related party debt as additional paid-in capital during the year ended January 31, 2011. The total net gain amount included a $1,511 forgiven accrued interest on modified promissory notes, discussed in Note 4, and a $157,665 gain on forgiven accounts payable to one of the Company’s stockholders for the past services. The total gain of $159,176 was offset by a $1,885 loss on the extinguishment of debt related to one of the convertible notes to a stockholder (see Note 6). The Company did not have forgiven debt in the year ended January 31, 2012.

NOTE 9 - STOCK-BASED COMPENSATION

Shares for Services

Pursuant to a Consulting Services Agreement between the Company and an unrelated party, dated as of October 15, 2010, the Company issued 4,000,000 shares as consideration for professional services rendered relating to business development and corporate finance. The 4,000,000 shares were valued at $220,000, or $0.05 per share.

On December 15, 2010, the Company issued the 500,000 shares to a stockholder for legal services previously provided to the Company. The 500,000 shares were valued at $12,500, or $0.025 per share.

Pursuant to a Consulting Services Agreement as of January 18, 2011 between the Company and another stockholder of the Company, the Company agreed to issue the 500,000 restricted shares for future services relating to business development and corporate finance. The 500,000 shares were valued at $12,500, or $0.025 per share, $1,945 of which was recorded during the year ended January 31, 2011 and the difference of $10,555 was recorded in the following year.

The Company recognized non-cash stock-based compensation expense of $234,445 during the year ended January 31, 2011 in connection with these issuances, compared to $10,555 during the year ended January 31, 2012.

The Company valued the issued shares based on market value on the date of the agreements.

Stock Options

The Company has a stock-based compensation plan known as the 2007 Stock Option Plan (the “Plan”). The Plan provides for the granting of incentive and non-qualified stock options to acquire common shares in the capital of California Gold Corp. The number of shares authorized under the Plan is 16,000,000. As of January 31, 2012, 5,000,000 shares remain available for future grants under the Plan.

F-22

CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 27, 2011, the Company granted options to purchase 11,000,000 shares of its common stock to its employees and outside consultants. These options have a 10-year term and were granted with an exercise price of $0.09. The one third of these options, or 3,666,667, vested on the date of the grant, with the remaining two thirds vesting on the first and second anniversaries of the date of grant. All vested options are exercisable, in full or in part, at any time after vesting, until termination. As of January 31, 2012, no options were exercised or forfeited. The Company recorded stock-based compensation expense attributable to options of $494,984 during the year ended January 31, 2012. As of January 31, 2012, there was approximately $494,984 of total unrecognized compensation cost related to non-vested stock options, which is expected to be recognized over the period of 1.5 years.

Outstanding options had $0 intrinsic value at January 31, 2012, due to the exercise price being greater than the value of the Company’s common stock at the reporting date.

The fair value of options granted in July 2011 was measured at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Market price of the Company’s common stock on grant date	$0.09
Risk free interest rate	3.01%
Dividend yield	0.00%
Volatility	259.13%
Expected life	6 years
Expected forfeiture rate	0.00%

NOTE 10 - CONVERTIBLE DEBENTURES AND WARRANTS

On June 22, 2007 and June 28, 2007, the Company issued a series of convertible debentures.  In connection with a failed merger attempt in 2007, the money was loaned to the proposed merger partner and warrants were issued in connection with the conversion of the loans into common stock.  These warrants remain outstanding.

A summary of the status of 2007 warrants granted as of January 31, 2012 and 2011 is as follows:

		Average
		Exercise
Description	Shares	Price

Outstanding at January 31, 2011	1,190,000	$0.75
Outstanding at January 31, 2012	1,190,000	$0.75

A summary of the status of 2007 warrants outstanding as of January 31, 2012 is presented below:

Warrants Outstanding				Warrants Exercisable
		Weighted	Weighted		Weighted
Range of		Average	Average		Average
Exercise	Number	Remaining	Exercise	Number	Exercise
Prices	Outstanding	Life Years	Price	Exercisable	Price
$0.75	1,190,000	0.46	$0.75	1,190,000	$0.75

F-23

 CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - INCOME TAXES

No provision for federal income taxes has been recognized for the years ended January 31, 2012 and 2011 as the Company incurred a net operating loss for income tax purposes in each year and has no carryback potential.

The Company had deferred income tax assets as of January 31, 2012 and 2011 as follows:

	2012	2011

Loss carryforwards	$628,063	$351,569
Less - valuation allowance	(628,063)	(351,569)
Total net deferred tax assets	$-	$-

The Company had net operating loss carryforwards for income tax reporting purposes of $1,794,467 as of January 31, 2012, which may be offset against future taxable income. These net operating loss carryforwards may be carried forward in varying amounts until the time when they begin to expire in 2028 through 2032. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business.  Therefore, the amount available to offset future taxable income may be limited.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time, the Company may become involved in lawsuits and legal proceedings that arise in the ordinary course of business. The Company is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

AuroTellurio Acquisition

In addition to $30,000 cash payment and 250,000 stock issuance made at the First Closing under the AuroTellurio Option Agreement on August 4, 2011 (Note 3), assuming the Company exercises its right to acquire each of the four twenty percent (20%) interests in the AuroTellurio Property, the Company will make the following cash payments and share issuances to Mexivada: (i) $40,000 and 250,000 shares on the first anniversary of the Closing; (ii) $50,000 and 300,000 shares on the second anniversary of the Closing; (iii) $70,000 and 350,000 shares on the third anniversary of the Closing; and (iv) $100,000 and 500,000 shares on the fourth anniversary of the Closing. In connection with the AuroTellurio Option Agreement, the Company will pay an aggregate total of $290,000 in cash and 1,650,000 common shares.

F-24

 CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Under the terms of the AuroTellurio Option Agreement, the Company is also committed to incur $3,000,000 in cumulative exploration expenditures on the Property over a four year period at an investment rate of at least $750,000 per year. The Company will earn a 20% vested interest in the AuroTellurio Property in the first year of the AuroTellurio Option Agreement by investing $750,000 in an exploration program and up to an additional 60% interest in the Property, in blocks of 20% each, by investing an additional $750,000 in the exploration program in each of the following three years, or sooner, and meeting all of the other required terms of the AuroTellurio Option Agreement. Each 20% interest will vest earlier if each year’s cash and stock payments to Mexivada and $750,000 exploration expenditure investment are completed earlier than scheduled.

Under the terms of the Agreement, the Company will act as “Operator,” exclusively responsible, in consultation with Mexivada, for carrying out and administering exploration, development and mining work on the AuroTellurio Property. If costs of the exploration program exceed the agreed upon $3,000,000 investment, the Company will share additional costs with Mexivada on a proportionate share basis. Once the Company has earned its full 80% interest in the AuroTellurio Property, the Company will form a joint venture with Mexivada applicable to the further development and commercialization of the AuroTellurio Property.

The Company obtained a surface rights agreement with the landowner on whose property the La Viuda Concessions are located to conduct its mineral exploration program, effective June 17, 2011. The Company will pay the land owner $14,400 for each year in which the Company carries out exploration work on this land. The Company has begun its exploration program and it is currently conducting mapping, trenching and sampling programs at the AuroTellurio Property. These activities will be followed by planned gravity and magnetic geophysical surveys in preparation for an initial 3,000-meter drilling program that is planned for implementation in spring/summer 2012. As of January 31, 2012, the Company incurred $433,755 since inception in its exploration and development expenditures, which are expensed as incurred.

Effective November 4, 2011, the Company has entered into a geophysical survey agreement with MPX Geophysics Ltd. (“MPX”), pursuant to which MPX shall perform aerial surveys over the AuroTellurio Property early 2012 for an estimated amount of $69,260. For the year ended January 31, 2012, the Company incurred a total amount of $65,334, which was included as a component of mineral property expenses. Subsequent to January 31, 2012, the Company incurred an additional $6,926, which included standby charges of $3,000.

Other Commitments

During the years ended January 31, 2012 and 2011, the Company has entered into several consulting, legal, and administrative services agreements with related parties. See Note 5 for further details.

F-25

 CALIFORNIS GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - SUBSEQUENT EVENTS

The Company evaluates subsequent events through the date when financial statements are filed with the SEC.

Private Placement Offering

As of February 1, 2012, the Company amended the terms of the warrants issued during the 2010/2011 private placement offerings (Notes 6 and 8) such that (i) their term has been extended by six months and (ii) one half of them (19,369,565) retain the exercise price of $0.125 per share and one half (19,369,564) have an exercise price of $0.05 per share.

On March 16, 2012, the Company completed the closing of a private placement offering pursuant to which the Company sold to various accredited investors and non-U.S. persons 4,250,000 units of its securities for gross proceeds of $170,000, at an offering price of $0.04 per unit. Each of these units consisted of one share of the Company’s common stock and a warrant to purchase one-half share of the Company’s common stock at an exercise price of $0.06 per whole share. These warrants will be exercisable from issuance until twenty four (24) months after the closing of this offering.

Agreements

The Company renewed an independent contractor consulting agreement with James Davidson, pursuant to which the Company agreed to pay to Mr. Davidson $2,000 per month for 12 months beginning February 1, 2012 for his services rendered to the Company as the Chief Executive Officer. The Company also agreed to reimburse Mr. Davidson for all reasonable pre-approved out-of-pocket expenses incurred in connection with his performance under the agreement.

On March 16, 2012, the Company entered into a consulting agreement for the period of sixty (60) days, through May 16, 2012. Pursuant to the agreement, the Company will pay a consultant $125,000 and issue 1,000,000 common shares for the services to be provided during the period.

On March 19, 2012, the Company entered into an agreement with American Strategic Minerals Corporation, a Nevada corporation (“Amicor”) to receive a report from Amicor concerning the geological formations on two properties in Colorado. For the report delivery at the end of March 2012, the Company issued the 1,250,000 common shares, valued at $0.10 per share, for the total consideration of $125,000.

F-26

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	October 31, 2012	January 31, 2012

ASSETS

Current assets:
Cash	$384,358	$828,181
Other receivables	-	5,907
Prepaid expenses	22,808	27,556
Total current assets	407,166	861,644

Property and equipment, net	6,544	7,865
Mining rights	91,250	47,500
Total assets	$504,960	$917,009

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$83,894	$50,333
Accounts payable - related party	67,682	-
Derivative liabilities	79,322	1,817,100
Other accrued liabilities - related party	43,000	2,500
Total current liabilities	273,898	1,869,933
Total liabilities	273,898	1,869,933

Stockholders' equity (deficit):
Preferred stock, par value $0.001 per share, 22,000,000 shares authorized; 22,000,000 shares issued and outstanding	22,000	22,000
Common stock, par value $0.001 per share, 300,000,000 shares authorized; 115,201,260 and 109,451,260 shares issued and outstanding at October 31, 2012 and January 31, 2012, respectively	115,201	109,451
Additional paid-in capital	2,459,590	2,037,546
Deficit accumulated during the exploration stage	(2,365,729)	(3,121,921)
Total stockholders' equity (deficit)	231,062	(952,924)
Total liabilities and stockholders' equity (deficit)	$504,960	$917,009

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-27

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF EXPENSES

(Unaudited)

	Three Months Ended		Nine Months Ended		April 19, 2004 (Inception)
	October 31,		October 31,		to October 31,
	2012	2011	2012	2011	2012

Expenses:
Mineral property expenses	$37,987	$85,387	$220,872	$215,795	$654,627
Bad debt expense	-	-	-	-	559,483
Depreciation expense	440	440	1,321	503	2,265
General and administrative expenses	170,803	222,960	861,616	773,824	2,950,782

Total operating expenses	209,230	308,787	1,083,809	990,122	4,167,157

Loss from operations	(209,230)	(308,787)	(1,083,809)	(990,122)	(4,167,157)

Other income (expenses):
Interest income	154	571	828	1,603	3,179
Interest expense	-	-	-	-	(1,763)
Realized and unrealized gain on derivatives, net	157,765	176,140	1,839,763	690,095	1,810,220
Amortization of debt discount	-	-	-	-	(9,618)
Foreign currency exchange loss	(369)	-	(590)	-	(590)

Total other income (expenses)	157,550	176,711	1,840,001	691,698	1,801,428

Net income (loss)	$(51,680)	$(132,076)	$756,192	$(298,424)	$(2,365,729)

Income (loss) per common share:
Income (loss) per common share - basic and diluted	$(0.00)	$(0.00)	$0.01	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	115,127,084	109,443,018	114,132,579	102,791,334

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-28

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended		April 19, 2004 (Inception)
	October 31,		to October 31,
	2012	2011	2012
Cash flows from operating activities:
Net income (loss)	$756,192	$(298,424)	$(2,365,729)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	1,321	503	2,265
Stock-based compensation	125,000	-	125,000
Stock-based compensation - related party	232,779	423,042	1,241,431
Amortization of debt discount	-	-	9,618
Unrealized and realized gain on derivatives, net	(1,839,763)	(690,095)	(1,810,220)
Changes in operating assets and liabilities:
Other receivables	5,907	(5,907)	-
Prepaid expenses	4,748	(18,812)	(22,808)
Prepaid expenses - related party	-	33,784	-
Accounts payable	33,561	19,713	25,547
Accounts payable - related party	67,682	(42,850)	225,347
Other accrued expenses - related party	40,500	(2,500)	43,142
Interest accrued on notes payable from related party	-	-	1,621
Net cash used in operating activities	(572,073)	(581,546)	(2,524,786)
Cash flows from investing activities:
Purchase of property and equipment	-	(8,809)	(8,809)
Acquisition of mining rights	(40,000)	(10,000)	(70,000)
Net cash used in investing activities	(40,000)	(18,809)	(78,809)
Cash flows from financing activities:
Proceeds from related party loans	-	-	92,430
Proceeds from common and preferred stock issued, net of offering costs	168,250	396,500	2,958,523
Payments from cancellation of common stock	-	-	(63,000)
Net cash provided by financing activities	168,250	396,500	2,987,953
Net increase (decrease) in cash	(443,823)	(203,855)	384,358
Cash - beginning of period	828,181	1,268,254	-
Cash - end of period	$384,358	$1,064,399	$384,358

Noncash investing and financing activities:
Contributed capital - loss on extinguishment of debt owed to related party	$-	$-	$374
Debt discount due to derivative liabilities	$-	$-	$9,618
Contributed capital - payables settled by stockholder	$-	$-	$157,665
Issuance of common stock for convertible notes	$-	$-	$3,660
Re-class of derivatives related to convertible notes	$-	$-	$91,365
Issuance of derivative warrant instruments	$101,985	$544,035	$1,716,992
Related party note receivable write-off	$-	$-	$557,927
Common stock cancellation	$10,000	$-	$62,700
Issuance of common stock for acquisition of mining rights	$3,750	$17,500	$21,250

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-29

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

NOTE 1 - GENERAL ORGANIZATION AND BUSINESS

California Gold Corp. (“California Gold” or the “Company”) is a Nevada corporation whose principal focus is the identification, acquisition, and development of rare and precious metals mining properties in the Americas. The Company is still in the exploration stage and has not generated any revenues from its mining properties to date.

The Company was incorporated on April 19, 2004 under the name of Arbutus Resources, Inc. On August 9, 2007, the Company changed its name to US Uranium, Inc. On March 9, 2009, the Company changed its name to California Gold Corp.

NOTE 2 - BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements as of October 31, 2012 and 2011 and for the three and nine months then ended have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission and on the same basis as the annual audited consolidated financial statements. The consolidated financial statements as of and for the three and nine months ended October 31, 2012 and 2011 are unaudited. In the opinion of management, these consolidated financial statements include all adjustments, which, unless otherwise disclosed, are of a normal recurring nature, necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. The results for interim periods are not necessarily indicative of results for the entire year. The balance sheet at January 31, 2012 has been derived from audited consolidated financial statements; however, the notes to the consolidated financial statements do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying unaudited interim consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended January 31, 2012 as filed with the SEC.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, CalGold de Mexico, S. de R.L. de C.V., formed to explore mining opportunities in Mexico. Equity investments in which the Company exercises significant influence, but does not control and is not the primary beneficiary, are accounted for using the equity method of accounting. Investments in which the Company does not exercise significant influence over the investee are accounted for using the cost method of accounting. All material intercompany balances and transactions have been eliminated.

Mineral Rights, Exploration and Development Costs

Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Such costs are carried as an asset of the Company until it becomes apparent through exploration activities that the cost of such properties will not be realized through mining operations. As of October 31, 2012 and January 31, 2012, the Company capitalized $91,250 and $47,500, respectively, of costs to acquire an interest in mineral rights related to the AuroTellurio Property (Note 4).

Under U.S. GAAP, all mineral exploration expenditures associated with efforts to search for and establish mineral reserves are expensed as incurred. Costs to acquire properties are capitalized. Mine development costs incurred to construct the infrastructure necessary to extract the reserves and prepare the mine for production are also capitalized once proven and probable reserves exist, and the property is determined to be a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. For the three months ended October 31, 2012 and 2011, the Company recorded $37,987 and $85,387 of mineral exploration and development expenditures, respectively. For the nine months ended October 31, 2012 and 2011, the Company recorded $220,872 and $215,795 of mineral exploration and development expenditures, respectively. These expenditures were expensed as incurred and recorded as mineral property expenses in the Company’s consolidated statements of expenses.

F-30

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Stock-Based Compensation

The Company accounts for its stock-based compensation in which the Company obtains employee services in share-based payment transactions under FASB ASC Topic 718, Compensation - Stock Compensation, which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments over the vesting period.

The Company also adopted FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees, to account for equity instruments issued to parties other than employees for acquiring goods or services. Such awards for services are recorded at either the fair value of the consideration received or the fair value of the instruments issued in exchange for such services, whichever is more reliably measurable.

For the three months ended October 31, 2012 and 2011, the Company recorded $74,997 and $82,498 in stock-based compensation, respectively. For the nine months ended October 31, 2012 and 2011, the Company recorded $357,779 and $423,042 in stock-based compensation, respectively. The Company’s stock-based compensation was recorded as a component of general and administrative expenses.

New Accounting Pronouncements

The Company does not expect adoption of the new accounting pronouncements will have a material effect on the Company’s consolidated financial statements.

NOTE 4 - MINING RIGHTS

As of October 31, 2012 and January 31, 2012, the Company had $91,250 and $47,500, respectively, of mineral rights related to the AuroTellurio Property, discussed below.

On February 11, 2011, the Company entered into a property option agreement (the “AuroTellurio Option Agreement”) with Mexivada Mining Corp. (“Mexivada”) to acquire up to an 80% interest in Mexivada’s concessions comprising its AuroTellurio tellurium-gold-silver property (the “La Viuda Concessions,” the “AuroTellurio Property” or the “Property”) in Mexico.

Under the terms of the AuroTellurio Option Agreement, the Company will acquire up to an 80% legal and beneficial ownership interest in the AuroTellurio Property by making certain cash payments and share issuances to Mexivada and incurring certain exploration expenditures on the Property. See Note 10 for the Company’s commitments under the AuroTellurio Option Agreement.

Mexivada and its Mexican subsidiary hold only the mineral rights in the AuroTellurio Property, which rights were granted by the government of Mexico. Neither Mexivada nor its Mexican subsidiary owns the real property rights to the land underlying the La Viuda Concessions. Prior to the first closing under the AuroTellurio Option Agreement on August 4, 2011, the Company obtained a surface rights agreement with the landowner on whose property the La Viuda Concessions are located to conduct its mineral exploration program. The agreement became effective June 17, 2011, runs for a term of 12 months and may be extended for two additional years under the same terms. The Company will pay the land owner $14,400 for each year in which the Company carries out exploration work on this land. In June 2012, the agreement was extended for an additional year.

On August 4, 2011, the Company conducted the first closing under the AuroTellurio Option Agreement. The purchase price for the first closing was $30,000 in cash and 250,000 common shares, fair valued at $17,500 based on the market price on the date of issuance. The $30,000 in cash includes the $20,000 deposits paid to Mexivada in December 2010 in connection with signing the binding offer letter agreement, which provided the Company with additional time to perform its due diligence, raise financing, and prepare a definite purchase agreement. At the closing, the Company paid the remaining $10,000 cash and issued the 250,000 common shares.

F-31

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

In exchange, the Company received from Mexivada four fully executed title deeds, each transferring to the Company a twenty percent (20%) interest in the La Viuda Concessions comprising the AuroTellurio Property, to be held in escrow by the Company's counsel until fully vested in accordance with their terms. If the Company defaults on its commitments under the AuroTellurio Option Agreement or otherwise determines not to proceed with the acquisition of the AuroTellurio Property, all unvested interests and related title deeds in the AuroTellurio Property will be returned to Mexivada.

On the first anniversary of the closing, the first $750,000 requirement per year was reached by the Company, per the AuroTellurio Option Agreement (Note 10). The Company made a payment of $40,000 on August 10, 2012 and issued 250,000 shares on August 28, 2012, fair valued at $3,750 based on the market price on the date of issuance. Having met all the required conditions, the first 20% interest in the La Viuda Concessions has vested in the Company as of August 28, 2012.

NOTE 5 - RELATED PARTY TRANSACTIONS

Compensation of Officers and Directors

Officers and directors fees totaled $13,500 and $13,500 for the three months ended October 31, 2012 and 2011, respectively. Officers and directors fees totaled $40,500 and $50,000 for the nine months ended October 31, 2012 and 2011, respectively. The total compensation of officers and directors was recorded as a component of general and administrative expenses.

As of October 31, 2012 and January 31, 2012, the Company owed its officers and directors $43,000 and $2,500, respectively, for January – October 2012 unpaid fees, which were recorded as other accrued liabilities - related party in its consolidated balance sheets.

Legal Fees

Effective December 1, 2010, the Company entered into a 12-month retainer agreement with a stockholder, pursuant to which the Company paid a monthly fee of $5,500 for providing legal services relating to SEC regulatory compliance and reporting requirements. After the agreement expired in November 2011, the stockholder continued to provide these legal services at $6,000 per month. For the three and nine months ended October 31, 2012, the Company incurred $18,000 and $58,500 in legal fees relating to these services, respectively. For the three and nine months ended October 31, 2011, the Company incurred $16,500 and $49,500 in legal fees under this agreement, respectively.

Additionally, the Company agreed to pay a flat fee of $50,000 for legal representation relating to the acquisition of the AuroTellurio Property from Mexivada. The Company reached the maximum payment of $50,000 per the addendum as of October 31, 2011.

The Company also paid legal fees (calculated and billed on an hourly basis) up to a maximum of $50,000 for the preparation and filing of its resale registration statement of the Form S-1 covering the shares of the Company’s common stock underlying the warrants contained in the units sold in the 2010/2011 private placement offering. For the three and nine months ended October 31, 2012, the Company incurred $237 and $39,014 in legal fees for preparation of its registration statements of the Form S-1, respectively. For the three and nine months ended October 31, 2011, the Company incurred $4,623 and $12,223 in fees relating to these services, respectively.

For the three months ended October 31, 2012 and 2011, the Company’s total professional legal fees to a stockholder were $21,703 and $59,445, respectively. For the nine months ended October 31, 2012 and 2011, the Company’s total professional legal fees were $127,349 and $139,551, respectively. The legal fees primarily related to SEC filings and other general corporate matters and were included as a component of general and administrative expenses and acquisition-related costs. A total of $65,182 outstanding payable for legal services provided was included in the Company’s consolidated balance sheets as of October 31, 2012, compared to $0 outstanding as of January 31, 2012.

F-32

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Consulting and Other Professional Fees

In January 2011, the Company entered into an administrative services agreement with Incorporated Communications Services (“ICS”), a California corporation. George Duggan, the Company’s Chief Operations Officer, is the Vice President of ICS. Pursuant to the agreement with ICS, ICS will make available its address in La Canada, California to serve as the Company’s corporate headquarters and communications office, and provide the Company with basic administrative services, including coordinating and routing incoming telephone calls, handling investor inquiries, assisting in the preparation of press releases, developing an informational website and coordinating with the auditors and financial statement preparers. The Company pays ICS a monthly fee of $6,000 for these services. This agreement with ICS became effective January 1, 2011, ran for 12 months and was extended for an additional 12 months beginning January 1, 2012. The Company incurred $18,000 and $54,000 for the three and nine months ended October 31, 2012 and 2011, respectively, which were included as a component of general and administrative expenses. Additionally, the Company reimbursed ICS for the expenses related to the services provided of $1,237 and $10,376 for the three and nine months ended October 31, 2012, respectively. The Company reimbursed ICS for the expenses related to the services provided of $2,296 and $8,649 for the three and nine months ended October 31, 2011, respectively. As of October 31, 2012 and January 31, 2012, the Company had no outstanding payables to ICS.

On February 28, 2011, the Company issued 500,000 shares to a stockholder in consideration of consulting services rendered to the Company and recorded the $0 and $10,555 of stock-based compensation expense in the three and nine months ended October 31, 2011. The stock-based compensation expense was included as a component of general and administrative expenses in the Company’s consolidated statements of expenses.

On June 6, 2011, the Company entered into a consulting agreement with another stockholder of the Company. The Company engaged the stockholder to provide certain consulting services related to the Company’s business for the period through June 5, 2013, for a monthly compensation fee of $6,000. Beginning February 6, 2012, the monthly consulting fee was reduced to $3,000 and then reversed back to $6,000 per month starting June 6, 2012. Additionally, in May 2012, the Company paid back the reduced fees for the months of March 2012 through May 2012 to the stockholder. The Company incurred $18,000 and $54,000 in consulting fees related to this agreement for the three and nine months ended October 31, 2012, respectively, which were included as a component of general and administrative expenses. For the three and nine months ended October 31, 2011, the Company recorded $18,000 and $30,000, respectively, in consulting fees to this stockholder. As of October 31, 2012 and January 31, 2011, the Company recorded payables to the stockholder in the amount of $2,500 and $0, respectively.

NOTE 6 - DERIVATIVE LIABILITIES

Derivative Warrant Instruments

In the December 2010 and January 2011 Unit Offering, the Company incurred liabilities for the estimated fair value of derivative warrant instruments in the form of warrants. The estimated fair value of the derivative warrant instruments was calculated using the Black-Scholes option pricing model and amounted to $1,323,133 at the grant dates as of December 22, 2010 and January 13, 2011. These estimates were re-valued as being $12,691 and $1,383,475 at the balance sheet dates as of October 31, 2012 and January 31, 2012, respectively. The Company recorded a $125,175 and $1,370,784 change in value as unrealized gain in non-operating income for the three and nine months ended October 31, 2012, respectively, and a $128,981 and $631,480 change in value as unrealized gain in non-operating income for the three and nine months ended October 31, 2011, respectively.

The fair value of each warrant granted in the private placement offering has been estimated on the dates of grant using the Black-Scholes option pricing model, under the following assumptions:

F-33

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Common stock issuable upon exercise of warrants	30,739,129
Market price of the Company’s common stock on the measurement dates	$0.05 and 0.09
Exercise price	$0.125
Risk free interest rate (1)	0.475%
Dividend yield	0.00%
Volatility	257.95%
Expected exercise term in years	1.5

(1)	The risk-free interest rate was determined by management using the average of 1- and 2-year Treasury Bill yield as of the grant dates.

In April 2011, the Company added to the Unit Offering an over-allotment option. As such, the Company incurred liabilities for the estimated fair value of derivative warrant instruments in the form of warrants. The estimated fair value of the derivative warrant instruments was calculated using the Black-Scholes option pricing model and amounted to $71,973, $131,077, and $88,824 at the grant dates of April 7, 2011, April 13, 2011, and April 30, 2011, respectively. The April 2011 grants were re-valued as being $16,934 and $211,117 at the balance sheet date of October 31, 2012 and January 31, 2012, respectively. The Company recorded a $20,058 and $194,183 change in value as unrealized gain in non-operating income for the three and nine months ended October 31, 2012, respectively, and a $22,123 and $53,485 change in value as unrealized gain in non-operating income for the three and nine months ended October 31, 2011, respectively.

The fair value of each warrant granted in the private placement offering has been estimated on the dates of grant using the Black-Scholes option pricing model, under the following assumptions:

Common stock issuable upon exercise of warrants	4,000,000
Market price of the Company’s common stock on the measurement dates	$0.08 and 0.10
Exercise price	$0.125
Risk free interest rate range (1)	0.61 - 0.81%
Dividend yield	0.00%
Volatility range	268.16 - 284.75%
Expected exercise term in years	1.5

(1)	The risk-free interest rate was determined by management using the 2-year Treasury Bill yield as of the grant dates.

In June and July 2011, the Company closed its first and second over-allotment options. The Company incurred liabilities for the estimated fair value of derivative warrant instruments in the form of warrants. The estimated fair value of the derivative warrant instruments was calculated using the Black-Scholes option pricing model and amounted to $149,203 and $102,957 at the grant dates of June 15, 2011 and July 15, 2011, respectively. The grants were re-valued as being $26,389 and $222,508 at the balance sheet date of October 31, 2012 and January 31, 2012. The Company recorded a $12,541 and $196,119 change in value as unrealized gain in non-operating income for the three and nine months ended October 31, 2012, respectively, and a $25,036 and $5,130 change in value as unrealized gain in non-operating income for the three and nine months ended October 31, 2011.

The fair value of each warrant granted in the private placement offering has been estimated on the dates of grant using the Black-Scholes option pricing model, under the following assumptions:

Common stock issuable upon exercise of warrants	4,000,000
Market price of the Company’s common stock on the measurement dates	$0.07 and 0.08
Exercise price	$0.125
Risk free interest rate range (1)	0.37 - 0.38%
Dividend yield	0.00%
Volatility range	257.60 - 259.63%
Expected exercise term in years	1.5

(1)	The risk-free interest rate was determined by management using the 2-year Treasury Bill yield as of the grant dates.

F-34

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

As of February 1, 2012, the Company amended the terms of the warrants issued during the 2010/2011 private placement offerings, such that (i) their term has been extended by six months and (ii) one-half of the warrants (19,369,565) retain the exercise price of $0.125 per share and the other one-half of the warrants (19,369,564) have an exercise price of $0.05 per share.

As a result of the issuance of the March 2012 Units at $0.04 per unit (Note 8), a weighted average anti-dilution adjustment was made with respect to those warrants exercisable for 19,369,565 of the shares being offered at the original exercise price of $0.125 per share. Since the $0.04 price per unit of the March 2012 Units was lower than the $0.125 warrant exercise price, the exercise price with respect to these 19,369,565 warrants was lowered to $0.12, post March 2012 Unit Offering, and the aggregate number of shares issuable upon exercise of these warrants was increased to 20,176,630. Because the anti-dilution provisions of the warrants call for rounding to the nearest cent, no adjustments were required for other 19,369,564 warrants having an exercise price of $0.05 per share. The valuation of the warrants at October 30, 2012 reflects the new terms.

In March 2012, pursuant to a private placement offering, the Company issued 4,250,000 warrants to purchase 0.5 shares of common stock per unit. The Company recorded a derivative liability upon issuance of the warrants. The estimated fair value of the derivative warrant instruments was calculated using the Black-Scholes option pricing model and amounted to $101,985 at the grant date of March 16, 2012. The grants were re-valued as being $23,308 at the balance sheet date of October 31, 2012. The Company recorded a $9 change in value as unrealized loss in non-operating expense for the three months ended October 31, 2012 and a $78,677 change in value as unrealized gain in non-operating income for the nine months ended October 31, 2012.

The fair value of each warrant granted in the private placement offering has been estimated on the dates of grant using the Black-Scholes option pricing model, under the following assumptions:

Common stock issuable upon exercise of warrants	2,125,000
Market price of the Company’s common stock on the measurement date	$0.05
Exercise price	$0.06
Risk free interest rate (1)	0.37%
Dividend yield	0.00%
Volatility	295.28%
Expected exercise term in years	2.0

(1)	The risk-free interest rate was determined by management using the 2-year Treasury Bill yield as of the grant dates.

The following is a summary of the assumptions used in the Black-Scholes option pricing model to estimate the fair value of the warrants as of balance sheet dates at October 31, 2012 and January 31, 2012, respectively:

	October 31, 2012	January 31, 2012

Common stock issuable upon exercise of warrants	41,671,194	38,739,129
Market price of the Company’s common stock on the measurement dates	$0.012	$0.064
Exercise price	$ 0.05 - 0.12	$0.125
Risk free interest rate range (1)	0.11 - 0.30%	0.08-0.13%
Dividend yield	0.00%	0.00%
Volatility range	242.55 - 337.17%	288.34%
Expected exercise term in years	0.14-1.37	0.39-0.95

(1)	The risk-free interest rate was determined by management using the 3- and 6-month and 1- and 2-year Treasury Bill yield as October 31, 2012 and the 6-month and 1-year Treasury Bill as of January 31, 2012.

F-35

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

NOTE 7 - FAIR VALUE MEASUREMENTS

As defined in FASB ASC Topic 820, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This Topic requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Pricing inputs other than quoted market prices included in Level 1 that are based on observable market data and are directly or indirectly observable for substantially the full term of the asset or liability. These include quoted market prices for similar assets or liabilities, quoted market prices for identical or similar assets in markets that are not active, adjusted quoted market prices, inputs from observable data such as interest rate and yield curves, volatilities or default rates observable at commonly quoted intervals or inputs derived from observable market data by correlation or other means.

Level 3: Pricing inputs that are unobservable or less observable from objective sources. Unobservable inputs should only be used to the extent observable inputs are not available. These inputs maintain the concept of an exit price from the perspective of a market participant and should reflect assumptions of other market participants. An entity should consider all market participant assumptions that are available without unreasonable cost and effort. These are given the lowest priority and are generally used in internally developed methodologies to generate management's best estimate of the fair value when no observable market data is available.

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

Certain assets and liabilities are reported at fair value on a recurring or nonrecurring basis in the Company’s balance sheet. The following methods and assumptions were used to estimate the fair values:

Cash, Other receivables, Prepaid expenses, Accounts payable, Accounts payable - related party, and Other accrued liabilities - related party

The carrying amounts approximate fair value because of the short-term nature or maturity of the instruments.

Derivative liabilities

The Company’s determination of fair value of its derivative instruments incorporates various factors required under FASB Topic ASC 815. The fair values of the Company’s derivatives are valued using less observable data from objective sources as inputs into internal valuation models. Therefore, the Company considers the fair value of its derivatives to be Level 3 hierarchy. At October 31, 2012 and January 31, 2012, the aggregate Level 3 fair value of the derivative liabilities was $79,322 and $1,817,100, respectively.

F-36

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

The following table sets forth a reconciliation of changes in the fair value of financial liabilities classified as Level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3)
	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2012	2011	2012	2011
Balances as of July 31, 2012 and 2011 and January 31, 2012 and 2011	$237,087	$2,335,849	$1,817,100	$2,305,770
Change in fair value	(157,765)	(176,140)	(1,839,763)	(690,095)
Additions	-	-	101,985	544,034
Ending balances as of October 31, 2012 and 2011	$79,322	$2,159,709	$79,322	$2,159,709

Realized and unrealized gain (loss) on derivatives, net, included in earnings for the period ended October 31, 2012 and 2011	$157,765	$176,140	$1,839,763	$690,095

NOTE 8 - EQUITY

Private Placement Offering

On March 16, 2012, the Company completed the closing of a private placement offering pursuant to which the Company sold to various accredited investors and non-U.S. persons 4,250,000 Units of its securities for gross proceeds of $170,000, at an offering price of $0.04 per unit. The Company incurred closing costs of $1,750, resulting in net proceeds from the Offering of $168,250. Each of these Units consisted of one share of the Company’s common stock and a warrant to purchase one-half share of the Company’s common stock at an exercise price of $0.06 per whole share. These warrants will be exercisable from issuance until twenty-four (24) months after the closing of this offering.

As of October 31, 2012, cumulatively, the Company has sold a total of 81,728,258 Units for a total price of $2,106,956. The Company incurred closing costs of $20,750, resulting in net proceeds from the Offering of $2,086,206. The Company plans to apply the net proceeds of the closings primarily towards the AuroTellurio Acquisition (Note 4) and for working capital purposes.

AuroTellurio Acquisition

On August 4, 2011, in connection with the First Closing under the AuroTellurio Option Agreement, the Company issued to Mexivada 250,000 shares of its restricted common stock, at $0.001 per share. The issued stock was fair valued at $17,500 based on the market price on the date of issuance.

On August 28, 2012, the Company issued to Mexivada an additional 250,000 shares of its restricted common stock, at $0.015 per share. The issued stock was fair valued at $3,750 based on the market price on the date of issuance.

NOTE 9 - STOCK-BASED COMPENSATION

Shares for Services

The Company recognized the total stock-based compensation expense for services of $125,000 during the nine months ended October 30, 2012 and of $10,555 during the nine months ended October 31, 2011.

F-37

CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

On March 16, 2012, pursuant to the terms of an agreement between the Company and an unrelated party, the Company shall issue 1,000,000 common shares in exchange for investor and public relations consulting services. The shares were valued at $50,000, or $0.05 per share. The Company recorded $50,000 of stock-based compensation expense related to consulting services under this agreement. In July 2012, the Company reversed the non-cash issuance of 1,000,000 restricted shares of its common stock and a corresponding stock-based compensation expense of $50,000 due to an agreement cancellation.

On March 19, 2012, pursuant to the terms of an agreement between the Company and an unrelated party, the Company issued 1,250,000 shares in exchange for geological consulting services. The shares were valued at $125,000, or $0.10 per share. The Company recorded $125,000 of stock-based compensation expense related to consulting services under this agreement.

Pursuant to a Consulting Services Agreement as of January 18, 2011 between the Company and its stockholder, the Company agreed to issue 500,000 shares for future services relating to business development and corporate finance. The 500,000 shares were valued at $12,500, or $0.025 per share, $1,945 of which was recorded during the year ended January 31, 2011 and the difference of $10,555 was recorded in February 2011.

The Company valued the issued shares based on market value on the date of the agreements.

Stock Options

The Company has a stock-based compensation plan known as the 2007 Stock Option Plan (the “Plan”). The Plan provides for the granting of incentive and non-qualified stock options to acquire common shares in the capital of California Gold Corp. The number of shares authorized under the Plan is 16,000,000. As of October 31, 2012, 6,000,000 shares remain available for future grants under the Plan.

On July 27, 2011, the Company granted options to purchase 11,000,000 shares of its common stock to its employees and outside consultants. These options have a 10-year term and were granted with an exercise price of $0.09. One-third of these options, or 3,666,667, vested on the date of the grant, with the remaining two-thirds vesting on the first and second anniversaries of the date of grant. As of October 31, 2012, the total of 7,000,000 options vested, which included an additional 3,333,333 options vested on July 27, 2012, the first anniversary of the grant date. All vested options are exercisable, in full or in part, at any time after vesting, until termination. On May 4, 2012, one of the Company’s directors resigned and therefore, all his 666,667 non-vested options terminated on that date and his vested but unexercised options of 333,333 expired and forfeited on August 4, 2012.

The Company recorded the stock-based compensation expense - related party attributable to options of $74,997 and $232,779 during the three and nine months ended October 31, 2012, respectively. The Company recorded the stock-based compensation expense - related party attributable to options of $82,498 and $412,487 during the three and nine months ended October 31, 2011, respectively. As of October 31, 2012, there was approximately $224,993 of total unrecognized compensation cost related to non-vested stock options, which is expected to be recognized over the next year.

Outstanding options had $0 intrinsic value at October 31, 2012, due to the exercise price being greater than the value of the Company’s common stock at the reporting date.

The fair value of options granted in July 2011 was measured at the date of grant using the Black-Scholes option pricing model with the following assumptions:

Market price of the Company’s common stock on grant date	$0.09
Risk free interest rate (1)	3.01%
Dividend yield	0.00%
Volatility	259.13%
Expected life	6 years
Expected forfeiture rate	0.0%

(1)	The risk-free interest rate was determined by management using the 10-year Treasury Bill yield as of the grant date.

F-38

 CALIFORNIA GOLD CORP.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

NOTE 10 - COMMITMENTS AND CONTINGENCIES

In addition to a $30,000 cash payment and 250,000 stock issuance made at the First Closing under the AuroTellurio Option Agreement on August 4, 2011 (Note 4), assuming the Company exercises its right to acquire each of the four, twenty percent (20%) interests in the AuroTellurio Property, the Company will make the following cash payments and share issuances to Mexivada: (i) $40,000 and 250,000 shares on the first anniversary of the Closing; (ii) $50,000 and 300,000 shares on the second anniversary of the Closing; (iii) $70,000 and 350,000 shares on the third anniversary of the Closing; and (iv) $100,000 and 500,000 shares on the fourth anniversary of the Closing. In connection with the AuroTellurio Option Agreement, the Company will pay an aggregate total of $290,000 in cash and 1,650,000 common shares.

Under the terms of the AuroTellurio Option Agreement, the Company is also committed to incur $3,000,000 in cumulative exploration expenditures on the Property over a four-year period at an investment rate of at least $750,000 per year. The Company will earn a 20% vested interest in the AuroTellurio Property in the first year of the AuroTellurio Option Agreement by investing $750,000 in an exploration program and up to an additional 60% interest in the Property, in blocks of 20% each, by investing an additional $750,000 in the exploration program in each of the following six years, or sooner, and meeting all of the other required terms of the AuroTellurio Option Agreement. Each 20% interest will vest earlier if each year’s cash and stock payments to Mexivada and $750,000 exploration expenditure investment are completed earlier than scheduled.

Under the terms of the Agreement, the Company will act as “Operator,” exclusively responsible, in consultation with Mexivada, for carrying out and administering exploration, development and mining work on the AuroTellurio Property. If costs of the exploration program exceed the agreed upon $3,000,000 investment, the Company will share additional costs with Mexivada on a proportionate share basis. Once the Company has earned its full 80% interest in the AuroTellurio Property, the Company will form a joint venture with Mexivada applicable to the further development and commercialization of the AuroTellurio Property.

The Company obtained a surface rights agreement, with the landowner on whose property the La Viuda Concessions are located, to conduct its mineral exploration program, effective June 17, 2011. The Company will pay the land owner $14,400 for each year in which the Company carries out exploration work on this land. The Company has completed the majority of Phase 1 of its 2011/2012 exploration program and has conducted mapping, trenching and sampling programs at the AuroTellurio Property as well as gravity and magnetic geophysical surveys, including a helicopter-borne magnetics and radiometric survey, in preparation for an initial 3,000-meter drilling program that is planned for implementation later in 2012 or early 2013.

 As of October 31, 2012, the Company incurred $654,627 since inception in its exploration and development expenditures, which are expensed as incurred. In addition to the Company’s mineral exploration expenditures, Mexivada accepted certain other Company’s expenses towards its minimum requirement of $750,000 per year such as a percentage of its accounting, legal and consulting fees, compensation of its officers and directors, and management support services, which were included as a component of general and administrative expenses in the Company’s consolidated statements of expenses. Mexivada accepted approximately $1,039,807 of total expenses as of June 30, 2012 (the date of the Company’s expenses reviewed by Mexivada) and confirmed that the amounts over $750,000 will be applied towards the second year requirements. Mexivada also confirmed that it will grant the 20% interest in the AutoTellurio project to the Company, after the Company makes the $40,000 cash payment and issues 250,000 of its shares to Mexivada in connection with the AuroTellurio Option Agreement. The $40,000 payment was made on August 10, 2012 and the 250,000 shares were issued to Mexivada on August 28, 2012.

F-39

61,623,782 Shares of Common Stock

Offered by the Selling Stockholders

100,000,000 Shares of Common Stock

Offered by the Company

California Gold Corp.

PROSPECTUS

____________, 2013

Through and including                        , 2013 (__ days after commencement of the offering of shares being sold by the Company), all dealers that buy, sell, or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock.  The selling stockholders will not be responsible for any of the expenses of this offering.

EXPENSE	AMOUNT

SEC Registration fee	$378.15
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$50,000.00
Miscellaneous	$10,000.00
Total	$65,378.15

Item 14.  Indemnification of Directors and Officers.

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents.  The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests.  In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our Amended and Restated Articles of Incorporation, as amended, provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as an officer or director or for any act or omission of any such officer or director, except for liability (i) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting, subject to stockholder approval, an amendment to our Amended and Restated Articles of Incorporation containing an explicit provision that we shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of ours or is or was serving at our request as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise to the fullest extent authorized by the Nevada General Corporation Law, adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board of Directors may also adopt bylaws or resolutions or authorize the entry into contracts implementing indemnification arrangements as may be permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

II-1

Item 15.  Recent Sales of Unregistered Securities.

RECENT SALES OF UNREGISTERED SECURITIES

During the last three years, we have issued unregistered securities to various persons. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The sales of these securities were deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation S promulgated thereunder and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates issued in such transactions. All purchasers of our securities were accredited or sophisticated persons, or were non-U.S. persons, and had adequate access, through employment, business or other relationships, to information about us.

Between September 9, 2009 and October 12, 2009, we closed a private placement of our promissory notes for an aggregate principal amount of $10,000. On December 10, 2009, we closed a private placement of our 12 month, 10% promissory notes for an aggregate principal amount of $10,000. From March 3, 2010 to March 23, 2010, we closed an additional private placement of our 12 month, 10% promissory notes for an aggregate principal amount of $11,500. In these private placements, we offered and sold these notes to our Chief Executive Officer and three of our other stockholders. On October 13, 2010, the promissory notes were amended to require their mandatory conversion, without interest, at a conversion price of $0.025 per share upon the initial closing of a private placement offering. On December 22, 2010, the first closing of our 2010/2011 Private Placement, we issued an aggregate of 1,260,000 additional shares of our restricted common stock to our Chief Executive Officer and these three stockholders upon the conversion of $31,500 of outstanding promissory notes held by these persons.

On September 16, 2010, our Chief Executive Officer and three of our other stockholders loaned us a total of $60,000 for working capital purposes. These loans were evidenced by 0% convertible notes (the “Convertible Notes”) that were converted on a mandatory basis at the closing of our 2010/2011 Private Placement, at a price of $0.025 per share. On December 22, 2010, the first closing of our 2010/2011 Private Placement, we issued an aggregate of 2,400,000 shares of our restricted common stock to our Chief Executive Officer and three of our other investors upon conversion of the Convertible Notes.

In October 2010, we issued 4,000,000 shares of our restricted common stock to one consultant, fair valued at $220,000, and in February 2011, we issued 500,000 of our restricted common stock to another consultant, fair valued at $12,500, for services provided to us by these consultants.

In December 2010, we issued 500,000 shares of our restricted common stock to Gottbetter & Partners, LLP, fair valued at $12,500, for services provided to us by that service provider in 2007 and 2008.

In December 2010, we repurchased and cancelled 13,000,000 of our shares of common stock from the Company’s officer.

In July 2011, we completed the final closing of the 2010/2011 Private Placement, in which we sold an aggregate of 77,478,258 Units of our securities for gross proceeds of $1,936,956, at an offering price of $0.025 per Unit. The first closing of this private placement took place on December 22, 2010 and resulted in a sale of 58,478,258 Units of our securities to various persons. Each of 36,478,258 Units consisted of one share of our common stock and an 18-month warrant to purchase one-half share of our common stock at an exercise price of $0.125 per whole share. The remaining 22,000,000 Units included our Series A Preferred Stock instead of our common stock and warrants exercisable for our common stock.

On January 13, 2011, we sold additional 5,000,000 Units. Each of these Units consisted of one share of our common stock and an 18-month warrant to purchase one-half share of our common stock at an exercise price of $0.125 per whole share. In the same month, we repurchased and cancelled 2,000,000 of those Units.

In the year ended January 31, 2012 (in April and July 2011), we closed our 2010/2011 Private Placement, pursuant to which we sold additional 16,000,000 Units. Each of these Units consisted of one share of our common stock and an 18-month warrant to purchase one-half share of our common stock at an exercise price of $0.125 per whole share. As of February 1, 2012, we amended the terms of these warrants issued during the 2010/2011 Private Placement such that (i) their term has been extended by six months and (ii) one half of them (19,369,565) retain the exercise price of $0.125 per share and one half (19,369,564) have an exercise price of $0.05 per share. Those warrants exercisable at $0.125 per share have been adjusted to reflect anti-dilution provisions and to yield 20,176,630 shares exercisable at $0.12 per share.

II-2

On August 4, 2011, we issued 250,000 shares of our restricted common stock to Mexivada Mining Corp (“Mexivada”) at the first closing in partial payment towards our acquisition of interests in Mexivada’s La Viuda and La Viuda-1 concessions comprising its AuroTellurio tellurium-gold-silver property south of Moctezuma, Sonora, Mexico. The issued shares were fair valued at $17,500 based on the market price of our common stock on the date of issuance.

On March 16, 2012, we closed a private placement offering, pursuant to which we sold 4,250,000 Units of our securities for gross proceeds of $170,000, at an offering price of $0.04 per Unit. Each of these Units consisted of one share of our common stock and a warrant to purchase one-half share of our common stock at an exercise price of $0.06 per whole share. These warrants are exercisable for twenty four (24) months from the date of issuance.

As a result of the issuance of the March 2012 Units at $0.04 per Unit as discussed above, a weighted average anti-dilution adjustment was made with respect to those warrants exercisable for 19,369,565 of the shares being offered at the original exercise price of $0.125 per share. Since the $0.04 price per Unit of the March 2012 Units was lower than the $0.125 warrant exercise price, the exercise price with respect to these 19,369,565 warrants was lowered to $0.12, post March 2012 Unit Offering, and the aggregate number of shares issuable upon exercise of these warrants was increased to 20,176,630. Because the anti-dilution provisions of the warrants call for rounding to the nearest cent, no adjustments were required for other 19,369,564 warrants having an exercise price of $0.05 per share.

On March 19, 2012, we entered into an agreement with American Strategic Minerals Corporation, a Nevada corporation (“Amicor”), pursuant to which for the consideration of $125,000, we received a report (the “Report”) from Amicor concerning the geological formations on certain properties where Amicor owns mining leases covering unpatented mining claims. We paid Amicor for the Report by issuing to Amicor 1,250,000 restricted shares of our common stock, valued at $0.10 per share, the market price of our common stock on the date of issuance.

On August 28, 2012, we issued to Mexivada an additional 250,000 shares of our restricted common stock, at $0.015 per share. The issued stock was fair valued at $3,750 based on the market price of our common stock on the date of issuance.

Item 16.  Exhibits.

The following exhibits are filed as part of this Registration Statement.

In reviewing the agreements included (or incorporated by reference) as exhibits to this Registration Statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

¨	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

¨	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

¨	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

¨	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Registration Statement and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

II-3

Exhibit No.	SEC Report Reference Number	Description
2.1	2.1	Agreement and Plan of Merger and Reorganization dated July 11, 2007, among the Registrant, Cromwell Uranium Holdings, Inc. and Cromwell Acquisition Corp. (1)

3.1	3.1	Amended and Restated Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on August 29, 2007 (2)

3.2	3.1	Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on March 9, 2009 (3)

3.3	10.3	Certificate of Designation of Series A Convertible Preferred Stock as filed with the Nevada Secretary of State on December 23, 2010 (4)

3.4	10.4	Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on December 30, 2010 (5)

3.5	3.2	By-Laws of Registrant (6)

4.1	10.3	Reversal Loan Promissory Note dated August 8, 2007 between the Registrant and Cromwell Uranium Holdings, Inc. (7)

4.2	4.3	Form of 0% Promissory Note of the Registrant dated September 9, 2009 (15)

4.3	4.4	Form of 10% Promissory Note of the Registrant dated December 10, 2009 (15)

4.4	4.1	Form of 10% Promissory Note of the Registrant dated March 22, 2010 (8)

4.5	4.5	Form of 0% Convertible Promissory Note of the Registrant dated September 16, 2010 (12)

4.6	*	Schedules to Exhibits 4.2, 4.3, 4.4 and 4.5

4.7	10.2	Form of Investor Warrant Dated December, 2010 for purchase of Registrant’s common stock (4)

5.1	5.1	Opinion of Gottbetter & Partners, LLP (14)

10.1	10.1	Registrant’s 2007 Stock Option Plan adopted June 15, 2007, as amended December 21, 2010 (12)

10.2	10.2	Form of 2007 Stock Option Plan Option Agreement (12)

10.3	10.15	Registration Rights Agreement dated July 11, 2007 among Registrant and the persons named therein (1)

10.4	10.1	Reversal Agreement dated August 8, 2007 between the Registrant, Robert McIntosh and Cromwell Uranium Holdings, Inc. (2)

II-4

Exhibit No.	SEC Report Reference Number	Description
10.5	10.2	Reversal Loan and Control Share Pledge and Security Agreement dated August 8, 2007 between the Registrant, Robert McIntosh and Cromwell Uranium Holdings, Inc. (2)

10.6	10.1	Restricted Stock Purchase Agreement dated November 12, 2007 between the Registrant and James D. Davidson (9)

10.7	10.8	Form of 12 month 0% Promissory Note Loan Agreement dated September __. 2009 by and among the Registrant and the Lenders named therein (12)

10.8	10.2	Form of 12 month 10% Promissory Note Loan Agreements dated December __. 2009 and March __, 2010 by and among the Registrant and the Lenders named therein (8)

10.9	10.10	Form of 12 month 0% Convertible Promissory Note Loan Agreement dated September __, 2010 by and among the Registrant and the Lenders named therein (12)

10.10	*	Schedule to Exhibits 10.7, 10.8 and 10.9

10.11	10.11	Form of Amendment to Promissory Notes Agreement dated October 29, 2010 by and among the Registrant and the Lenders named therein (12)

10.11A	*	Schedule to Exhibit 10.11

10.12	10.1	Form of Subscription Agreement among the Registrant, Gottbetter & Partners, as Escrow Agent, and purchasers of Registrant’s common stock (4)

10.13	10.4	Form of Subscription Agreement among the Registrant, Gottbetter & Partners, as Escrow Agent, and purchasers of Registrant’s Series A preferred Stock (4)

10.14	10.5	Subscription Agreement Addendum of the Registrant dated December 22, 2010

10.15	10.15	Share Cancellation Agreement dated December 22, 2010 between the Registrant and James D. Davidson (12)

10.16	10.16	Consulting Agreement dated October 15, 2010 between the Registrant and Edward Karr (12)

10.17	10.17	Settlement Agreement dated December 15, 2010 between the Registrant and Gottbetter & Partners, LLP (12)

10.18	10.18	Administrative Services Agreement dated January 1, 2011 between the Registrant and Incorporated Communications Services (12)

10.19	10.19	Consulting Agreement dated January 17, 2011 between the Registrant and George Duggan (12)

10.20	*	Consulting Agreement dated January 18, 2011 between the Registrant and Melechdavid Inc.

10.21	10.21	Consulting Agreement dated January 28, 2011 between the Registrant and James D. Davidson (12)

II-5

Exhibit No.	SEC Report Reference Number	Description
10.22	10.22	Property Option Agreement dated February 11, 2011 among the Registrant, Mexivada Mining Corp. and the other parties named therein (12)

10.22A	10.22	Binding Offer Letter Agreement between the Registrant and Mexivada Mining Corp. dated October 5, 2010, as amended November 21, 2010 (Schedule B to Exhibit 10.22) (12)

10.23	10.23	Form of Surface Rights Agreement dated May 2011 (English translation) (13)

10.24	10.24	Amendment dated June 6, 2011 to Consulting Agreement dated January 28, 2011 between the Registrant and James D. Davidson (13)

10.25	10.25	Consulting Agreement dated June 6, 2011 between the Registrant and Michael Baybak (13)

10.26	10.26	Airborne Geophysical Survey Agreement dated November 4, 2011 between the Registrant and MPX Geophysics Ltd., with Schedules (15)

10.27	10.27	Agreement dated March 19, 2012 by and between the Registrant and American Strategic Minerals Corporation (15)

10.27A	*	Agreement dated March 19, 2012 by and between the Registrant and American Strategic Minerals Corporation (executed copy)

14.1	14.1	Code of Ethics (1)

16.1	16.1	Letter from Davis Accounting Group, P.C., dated July 8, 2010 to the SEC regarding statements included in Form 8-K (11)

21	21	List of Subsidiaries (12)

23.1	23.1	Letter of Consent from Independent Registered Public Accounting Firm, MaloneBailey, LLP (14)

23.2	23.2	Letter of Consent from Gottbetter & Partners, LLP (included in Exhibit 5.1) (14)

101 INS	101 INS	XBRL Instance Document (16)

101 SCH	101 SCH	XBRL Schema Document (16)

101 CAL	101 CAL	XBRL Calculation Linkbase Document (16)

101 LAB	101 LAB	XBRL Labels Linkbase Document (16)

101 PRE	101 PRE	XBRL Presentation Linkbase Document (16)

101 DEF	101 DEF	XBRL Definition Linkbase Document (16)

* Filed herewith.

(1)	Filed with the SEC on July 13, 2007, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(2)	Filed with the SEC on August 9, 2007, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(3)	Filed with the SEC on March 11, 2009, as an exhibit, numbered as indicated above, to the Registrant’s quarterly report (SEC File No. 333-134549) on Form 10-Q, which exhibit is incorporated herein by reference.

(4)	Filed with the SEC on December 30, 2010, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(5)	Filed with the SEC on January 18, 2011, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K/A-1, which exhibit is incorporated herein by reference.

II-6

(6)	Filed with the SEC on May 30, 2006, as an exhibit, numbered as indicated above, to the Registrant’s registration statement (SEC File No. 333-134549) on Form SB-2, which exhibit is incorporated herein by reference.

(7)	Filed with the SEC August 9, 2007, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(8)	Filed with the SEC on June 14, 2010, as an exhibit, numbered as indicated above, to the Registrant’s quarterly report (SEC File No. 333-134549) on Form 10-Q, which exhibit is incorporated herein by reference.

(9)	Filed with the SEC on November 11, 2007, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(10)	Filed with the SEC on December 15, 2008, as an exhibit, numbered as indicated above, to the Registrant’s quarterly report (SEC File No. 333-134549) on Form 10-Q, which exhibit is incorporated herein by reference.

(11)	Filed with the SEC on July 9, 2010, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(12)	Filed with the SEC on May 17, 2011, as an exhibit, numbered as indicated above, to the Registrant’s annual report (SEC File No. 333-134549) on Form 10-K, which exhibit is incorporated herein by reference.

(13)	Filed with the SEC on August 10, 2011, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(14)	Filed with the SEC on February 10, 2012 as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1, which exhibit is incorporated herein by reference.

(15)	Filed with the SEC on December 26, 2012 as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1, Amendment No. 3, which exhibit is incorporated herein by reference.

(16)	To be filed by Amendment.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-7

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 12, 2013.

California Gold Corp.

By:	/s/ James D. Davidson
Name:	James D. Davidson
Title:	President, Chief Executive Officer (principal executive officer) and Chief Financial Officer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ James D. Davidson	Principal Executive and Financial Officer and Chairman of the Board of Directors	February 12, 2013
James D. Davidson

II-9

EXHIBIT INDEX

Exhibit No.	SEC Report Reference Number	Description
2.1	2.1	Agreement and Plan of Merger and Reorganization dated July 11, 2007, among the Registrant, Cromwell Uranium Holdings, Inc. and Cromwell Acquisition Corp. (1)

3.1	3.1	Amended and Restated Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on August 29, 2007 (2)

3.2	3.1	Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on March 9, 2009 (3)

3.3	10.3	Certificate of Designation of Series A Convertible Preferred Stock as filed with the Nevada Secretary of State on December 23, 2010 (4)

3.4	10.4	Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on December 30, 2010 (5)

3.5	3.2	By-Laws of Registrant (6)

4.1	10.3	Reversal Loan Promissory Note dated August 8, 2007 between the Registrant and Cromwell Uranium Holdings, Inc. (7)

4.2	4.3	Form of 0% Promissory Note of the Registrant dated September 9, 2009 (15)

4.3	4.4	Form of 10% Promissory Note of the Registrant dated December 10, 2009 (15)

4.4	4.1	Form of 10% Promissory Note of the Registrant dated March 22, 2010 (8)

4.5	4.6	Form of 0% Convertible Promissory Note of the Registrant dated September 16, 2010 (12)

4.6	*	Schedules to Exhibits 4.2, 4.3, 4.4 and 4.5

4.7	10.2	Form of Investor Warrant Dated December, 2010 for purchase of Registrant’s common stock (4)

5.1	5.1	Opinion of Gottbetter & Partners, LLP (14)

10.1	10.1	Registrant’s 2007 Stock Option Plan adopted June 15, 2007, as amended December 21, 2010 (12)

10.2	10.2	Form of 2007 Stock Option Plan Option Agreement (12)

10.3	10.15	Registration Rights Agreement dated July 11, 2007 among Registrant and the persons named therein (1)

10.4	10.1	Reversal Agreement dated August 8, 2007 between the Registrant, Robert McIntosh and Cromwell Uranium Holdings, Inc. (2)

II-10

Exhibit No.	SEC Report Reference Number	Description
10.5	10.2	Reversal Loan and Control Share Pledge and Security Agreement dated August 8, 2007 between the Registrant, Robert McIntosh and Cromwell Uranium Holdings, Inc. (2)

10.6	10.1	Restricted Stock Purchase Agreement dated November 12, 2007 between the Registrant and James D. Davidson (9)

10.7	10.8	Form of 12 month 0% Promissory Note Loan Agreement dated September __. 2009 by and among the Registrant and the Lenders named therein (12)

10.8	10.2	Form of 12 month 10% Promissory Note Loan Agreements dated December __. 2009 and March __, 2010 by and among the Registrant and the Lenders named therein (8)

10.9	10.10	Form of 12 month 0% Convertible Promissory Note Loan Agreement dated September __, 2010 by and among the Registrant and the Lenders named therein (12)

10.10	*	Schedule to Exhibits 10.7, 10.8 and 10.9

10.11	10.11	Form of Amendment to Promissory Notes Agreement dated October 29, 2010 by and among the Registrant and the Lenders named therein (12)

10.11A	*	Schedule to Exhibit 10.11

10.12	10.1	Form of Subscription Agreement among the Registrant, Gottbetter & Partners, as Escrow Agent, and purchasers of Registrant’s common stock (4)

10.13	10.4	Form of Subscription Agreement among the Registrant, Gottbetter & Partners, as Escrow Agent, and purchasers of Registrant’s Series A preferred Stock (4)

10.14	10.5	Subscription Agreement Addendum of the Registrant dated December 22, 2010 (4)

10.15	10.15	Share Cancellation Agreement dated December 22, 2010 between the Registrant and James D. Davidson (12)

10.16	10.16	Consulting Agreement dated October 15, 2010 between the Registrant and Edward Karr (12)

10.17	10.17	Settlement Agreement dated December 15, 2010 between the Registrant and Gottbetter & Partners, LLP (12)

10.18	10.18	Administrative Services Agreement dated January 1, 2011 between the Registrant and Incorporated Communications Services (12)

10.19	10.19	Consulting Agreement dated January 17, 2011 between the Registrant and George Duggan (12)

10.20	*	Consulting Agreement dated January 18, 2011 between the Registrant and Melechdavid Inc.

II-11

Exhibit No.	SEC Report Reference Number	Description
10.21	10.21	Consulting Agreement dated January 28, 2011 between the Registrant and James D. Davidson (12)

10.22	10.22	Property Option Agreement dated February 11, 2011 among the Registrant, Mexivada Mining Corp. and the other parties named therein (12)

10.22A	10.22	Binding Offer Letter Agreement between the Registrant and Mexivada Mining Corp. dated October 5, 2010, as amended November 21, 2010 (Schedule B to Exhibit 10.22) (12)

10.23	10.23	Form of Surface Rights Agreement dated May 2011 (English translation) (13)

10.24	10.24	Amendment dated June 6, 2011 to Consulting Agreement dated January 28, 2011 between the Registrant and James D. Davidson (13)

10.25	10.25	Consulting Agreement dated June 6, 2011 between the Registrant and Michael Baybak (13)

10.26	10.26	Airborne Geophysical Survey Agreement dated November 4, 2011 between the Registrant and MPX Geophysics Ltd., with Schedules (15)

10.27	10.27	Agreement dated March 19, 2012 by and between the Registrant and American Strategic Minerals Corporation (15)

10.27A	*	Agreement dated March 19, 2012 by and between the Registrant and American Strategic Minerals Corporation (executed copy)

14.1	14.1	Code of Ethics (1)

16.1	16.1	Letter from Davis Accounting Group, P.C., dated July 8, 2010 to the SEC regarding statements included in Form 8-K (11)

21	21	List of Subsidiaries (12)

23.1	23.1	Letter of Consent from Independent Registered Public Accounting Firm, MaloneBailey, LLP (14)

23.2	23.2	Letter of Consent from Gottbetter & Partners, LLP (included in Exhibit 5.1) (14)

101 INS	101 INS	XBRL Instance Document (16)

101 SCH	101 SCH	XBRL Schema Document (16)

101 CAL	101 CAL	XBRL Calculation Linkbase Document (16)

101 LAB	101 LAB	XBRL Labels Linkbase Document (16)

101 PRE	101 PRE	XBRL Presentation Linkbase Document (16)

101 DEF	101 DEF	XBRL Definition Linkbase Document (16)

* Filed herewith.

(1)	Filed with the SEC on July 13, 2007, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(2)	Filed with the SEC on August 9, 2007, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(3)	Filed with the SEC on March 11, 2009, as an exhibit, numbered as indicated above, to the Registrant’s quarterly report (SEC File No. 333-134549) on Form 10-Q, which exhibit is incorporated herein by reference.

(4)	Filed with the SEC on December 30, 2010, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

II-12

(5)	Filed with the SEC on January 18, 2011, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K/A-1, which exhibit is incorporated herein by reference.

(6)	Filed with the SEC on May 30, 2006, as an exhibit, numbered as indicated above, to the Registrant’s registration statement (SEC File No. 333-134549) on Form SB-2, which exhibit is incorporated herein by reference.

(7)	Filed with the SEC August 9, 2007, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(8)	Filed with the SEC on June 14, 2010, as an exhibit, numbered as indicated above, to the Registrant’s quarterly report (SEC File No. 333-134549) on Form 10-Q, which exhibit is incorporated herein by reference.

(9)	Filed with the SEC on November 11, 2007, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(10)	Filed with the SEC on December 15, 2008, as an exhibit, numbered as indicated above, to the Registrant’s quarterly report (SEC File No. 333-134549) on Form 10-Q, which exhibit is incorporated herein by reference.

(11)	Filed with the SEC on July 9, 2010, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(12)	Filed with the SEC on May 17, 2011, as an exhibit, numbered as indicated above, to the Registrant’s annual report (SEC File No. 333-134549) on Form 10-K, which exhibit is incorporated herein by reference.

(13)	Filed with the SEC on August 10, 2011, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(14)	Filed with the SEC on February 10, 2012 as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1, which exhibit is incorporated herein by reference.

(15)	Filed with the SEC on December 26, 2012 as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1, Amendment No. 3, which exhibit is incorporated herein by reference.

(16)	To be filed by Amendment.

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